As filed with the Securities and Exchange Commission on September 6, 2013

Registration No. 333-190199

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM S-4

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

GenCorp Inc.

(Exact Name of Registrant as Specified in Its Charter)

Ohio	3060	34-0244000
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

(FOR CO-REGISTRANTS, PLEASE SEE “TABLE OF CO-REGISTRANTS”

ON THE FOLLOWING PAGE)

2001 Aerojet Road

Rancho Cordova, CA 95742 (916) 355-4000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Kathleen E. Redd

Vice President, Chief Financial Officer and Assistant Secretary

2001 Aerojet Road

Rancho Cordova, CA 95742

(916) 355-4000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Steve Wolosky, Esq.

Jeffrey S. Spindler, Esq.

Olshan Frome Wolosky LLP

65 East 55th Street

New York, NY 10022-1106

(212) 451-2300

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of the Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed Maximum Offering Price per unit	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
7.125% Second-Priority Senior Secured Notes due 2021	$460,000,000	100%	$460,000,000	$62,744
Guarantees of the 7.125% Second-Priority Senior Secured Notes due 2021(2)	N/A	N/A	N/A	N/A
Total	$460,000,000		$460,000,000	$62,744

(1)	Estimated in accordance with Rule 457(f) under the Securities Act of 1933, as amended (the “Securities Act”), solely for purposes of calculating the registration fee.
(2)	Represents the guarantees of the 7.125% Second-Priority Senior Secured Notes due 2021 to be issued by the Co-Registrants. Pursuant to Rule 457(n) under the Securities Act, no additional registration fee is being paid in respect of the guarantees. The guarantees are not traded separately.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF CO-REGISTRANTS

Exact Name of Co-Registrant as Specified in its Charter	I.R.S. Employer Identification No.	State or Other Jurisdiction of Incorporation or Organization
Aerojet Rocketdyne, Inc.	95-1751500	Ohio
Aerojet Rocketdyne of DE, Inc.	20-2401556	Delaware
Arde, Inc.	22-1512289	New Jersey
Arde-Barinco, Inc.	22-2674583	New Jersey

Address, including Zip Code, and Telephone Number, including Area Code, of each Co-Registrant’s Principal Executive Offices: c/o GenCorp Inc., 2001 Aerojet Road, Rancho Cordova, CA 95742, (916) 355-4000.

Name, Address, including Zip Code, and Telephone Number, including Area Code, of each Co-Registrant’s Agent for Service: Kathleen E. Redd., Vice President, Chief Financial Officer and Assistant Secretary, 2001 Aerojet Road, Rancho Cordova, CA 95742, (916) 355-4000.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 6, 2013

PROSPECTUS

GenCorp Inc.

Offer to Exchange up to $460,000,000

7.125% Second-Priority Senior Secured Notes due 2021

and the guarantees thereof

which have been registered under the Securities Act of 1933

For Any and All Outstanding Unregistered

7.125% Second-Priority Senior Secured Notes due 2021

and the guarantees thereof

We are offering to exchange $460,000,000 aggregate principal amount of our outstanding, unregistered 7.125% Second-Priority Senior Secured Notes due 2021 (the “initial notes”) and the guarantees thereof for an equivalent amount of new 7.125% Second-Priority Senior Secured Notes due 2021 (the “new notes”) and the guarantees thereof. The new notes and the guarantees thereof are identical in all material respects to the initial notes and the guarantees thereof, except that the new notes and the guarantees thereof are registered under the Securities Act of 1933, as amended (the “Securities Act”), and there are certain differences relating to transfer restrictions, registration rights and payment of additional interest in case of non-registration. The exchange offer will expire at 5:00 p.m., New York City time, on                                , 2013, subject to our right to extend the expiration date. You must tender your initial notes by the deadline to obtain new notes and the liquidity benefits the new notes offer.

Our obligations under the new notes will be fully and unconditionally guaranteed, subject to customary release provisions, on a senior secured basis, jointly and severally, by certain of our current and future domestic subsidiaries. Our foreign subsidiaries will not be guarantors.

For a more detailed description of the new notes, see “Description of the New Notes.”

We agreed with the initial purchasers of the initial notes to make this exchange offer and to register the issuance of the new notes after the initial sale of the initial notes pursuant to the terms of a related registration rights agreement. This offer applies to any and all initial notes tendered by the expiration date of the exchange offer.

We will not list the new notes on any securities exchange.

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for initial notes where such initial notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed to use commercially reasonable efforts to amend and supplement this prospectus in order to allow broker-dealers with a prospectus delivery requirement and other persons, if any, with similar prospectus delivery requirements to use this prospectus in connection with the resale of such new notes, for a period commencing on the day the exchange offer is consummated and continuing for 90 days (or such shorter period during which such broker-dealers or such other persons are required by law to deliver such prospectus); provided, however, that if for any day during such period we restrict the use of such prospectus, such period shall be extended on a day-for-day basis. See “Plan of Distribution.”

Investing in the new notes involves risks. See “Risk Factors” beginning on page 20 for a discussion of certain factors you should consider in connection with this exchange offer and an investment in the new notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated                 , 2013

THIS PROSPECTUS INCORPORATES BUSINESS AND FINANCIAL INFORMATION ABOUT US THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS PROSPECTUS. WE ARE RESPONSIBLE ONLY FOR THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, WE TAKE NO RESPONSIBILITY FOR ANY SUCH INFORMATION. THIS PROSPECTUS MAY BE USED ONLY FOR THE PURPOSE FOR WHICH IT HAS BEEN PREPARED. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THE APPLICABLE DOCUMENT. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

WE ARE NOT MAKING THIS EXCHANGE OFFER TO, NOR WILL WE ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF INITIAL NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER WOULD VIOLATE SECURITIES OR BLUE SKY LAWS OR WHERE IT IS OTHERWISE UNLAWFUL.

You can obtain documents incorporated by reference in this prospectus, other than some exhibits to those documents, by requesting them in writing or by telephone from us at the following:

GenCorp Inc. P.O. Box 537012 Sacramento, CA 95853-7012 (916) 355-4000

You will not be charged for any of the documents that you request.

In order to ensure timely delivery of the requested documents, requests should be made no later than         , 2013, which is five business days before the date this exchange offer expires. In the event that we extend the exchange offer, we urge you to submit your request at least five business days before the expiration date, as extended.

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NON-GAAP FINANCIAL MEASURES

We have included certain financial measures in this prospectus, including (1) Adjusted EBITDAP, (2) Pro Forma Adjusted EBITDAP, (3) net debt and (4) free cash flow, which are “non-GAAP financial measures” as defined under the rules of the Securities and Exchange Commission (the “SEC”). For a description of these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measures, see “Prospectus Summary—Summary Unaudited Pro Forma Financial Information,” “Prospectus Summary—GenCorp Summary Historical Financial Information” and “Prospectus Summary—Rocketdyne Summary Historical Financial Information” and related text included elsewhere in this prospectus.

Our management believes that, when viewed with our results under U.S. generally accepted accounting principles (“GAAP”), Adjusted EBITDAP, Pro Forma Adjusted EBITDAP, net debt and free cash flow information, all of which are non-GAAP financial measures, provide investors with additional information to measure our operating performance and evaluate our ability to service our debt. Our method for calculating these non-GAAP financial measures may differ from other companies’ methods and may not be comparable to similarly titled measures reported by other companies. These measures are not recognized in accordance with GAAP, and we do not intend for this information to be considered in isolation or as a substitute for GAAP measures. Because of these limitations, none of these non-GAAP financial measures should be considered as alternatives to net income or cash flows from operating activities as indicators of our operating performance or liquidity.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “seek,” “on-track,” “plan,” “project,” “forecast,” “intend” or “anticipate,” or the negative thereof or comparable terminology, or by discussions of strategy or outlook. You are cautioned that our business and operations are subject to a variety of risks and uncertainties, many of which are beyond our control, and, consequently, our actual results may differ materially from those projected.

Factors that could cause our actual results to differ materially from those projected include, but are not limited to, the following:

•	future reductions or changes in U.S. government spending;

•	cancellation or material modification of one or more significant contracts;

•	negative audit of our business by the U.S. government;

•

the integration difficulties or inability to integrate the assets formerly comprising the Pratt & Whitney Rocketdyne division (the “Rocketdyne Business”) of United Technologies Corporation (“UTC”) into our existing operations successfully or to realize the anticipated benefits of our acquisition of the Rocketdyne Business (the “Acquisition”);

•	our ability to manage effectively our expanded operations following the Acquisition;

•	expenses related to the Acquisition and the integration of our operations with the Rocketdyne Business;

•	the increase in our leverage and debt service obligations as a result of the Acquisition;

•	the Rocketdyne Business’s international sales are subject to applicable laws relating to export controls, the violation of which could adversely affect its operations;

•

the acquisition of UTC’s 50% ownership interest of RD Amross, LLC is subject to a number of conditions which could delay or materially adversely affect the timing of its completion, or prevent it from occurring;

•	cost overruns on our contracts that require us to absorb excess costs;

•	failure of our subcontractors or suppliers to perform their contractual obligations;

•	failure to secure contracts;

•	failure to comply with regulations applicable to contracts with the U.S. government;

•	failure to comply with applicable laws, including laws relating to export controls and anti-corruption or bribery laws;

•	costs and time commitment related to potential acquisition activities;

•	our inability to adapt to rapid technological changes;

•	failure of our information technology infrastructure;

•	failure to effectively implement our enterprise resource planning (“ERP”) system, including the inclusion of the Rocketdyne Business into our ERP system;

•	product failures, schedule delays or other problems with existing or new products and systems;

•	the release, explosion or unplanned ignition of dangerous materials used in our businesses;

•	loss of key qualified suppliers of technologies, components or materials;

•	the funded status of our defined benefit pension plan and our obligation to make cash contributions in excess of the amount that we can recover in our current period overhead rates;

•	effects of changes in discount rates, actual returns on plan assets, amounts recoverable and government regulations of defined benefit pension plans;

•	the possibility that environmental and other government regulations that impact us become more stringent or subject us to material liability in excess of our established reserves;

•	environmental claims related to our current and former businesses and operations;

•	reductions in the amount recoverable from environmental claims;

•	the results of significant litigation;

•	occurrence of liabilities that are inadequately covered by indemnity or insurance;

•	inability to protect our patents and proprietary rights;

•	business disruptions;

•	the earnings and cash flow of our subsidiaries and the distribution of those earnings to us;

•	the substantial amount of debt which places significant demands on our cash resources and that could limit our ability to borrow additional funds or expand our operations;

•	our ability to comply with the financial and other covenants contained in our debt agreements;

•	risks inherent to the real estate market;

•	changes in economic and other conditions in the Sacramento, California metropolitan area real estate market or changes in interest rates affecting real estate values in that market;

•	additional costs related to our divestitures;

•	the loss of key employees and shortage of available skilled employees to achieve anticipated growth;

•	a strike or other work stoppage or our inability to renew collective bargaining agreements on favorable terms;

•	fluctuations in sales levels causing our quarterly operating results and cash flows to fluctuate;

•	failure to maintain effective internal controls in accordance with the Sarbanes-Oxley Act; and

•

other factors discussed in the section titled “Risk Factors” of this prospectus, the section titled “Item 1A—Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

We make no commitment to revise or update any forward-looking statement in order to reflect events or circumstances after the date any such statement is made.

INDUSTRY AND MARKET DATA

We obtained the industry, market and competitive position data used throughout this prospectus and in the documents incorporated by reference herein from our own internal estimates and research, as well as from industry publications and research, surveys and studies conducted by third parties. Industry publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that each of these publications, studies and surveys is reliable, we have not independently verified industry, market and competitive position data from third-party sources. While we believe our internal business research is reliable and the market definitions are appropriate, neither such research nor these definitions have been verified by any independent source.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our filings with the SEC are also available to the public through the SEC’s website at http://www.sec.gov.

We also make available on our website, free of charge, our annual, quarterly and current reports, including any amendments to these reports, as well as certain other SEC filings, as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. Our website address is http://www.gencorp.com. The information contained on our website is not incorporated by reference in this document.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” the documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed by us with the SEC (other than, in each case, documents (or portions thereof) or information deemed to have been furnished and not filed in accordance with SEC rules and regulations):

•	Our Annual Report on Form 10-K for the fiscal year ended November 30, 2012, filed on February 12, 2013;

•	Our Quarterly Report on Form 10-Q for the period ended February 28, 2013, filed on April 8, 2013;

•	Our Quarterly Report on Form 10-Q for the period ended May 31, 2013, filed on July 9, 2013;

•

Our Current Reports on Form 8-K filed on January 14, 2013 (excluding Item 7.01 and Exhibit 99.1 thereto), February 1, 2013, February 12, 2013, April 2, 2013, May 13, 2013, June 11, 2013, June 14, 2013, July 2, 2013, July 12, 2013 and July 26, 2013 and our Current Report on Form 8-K/A filed on July 26, 2013; and

•

All documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus and before the termination of the offering of the securities.

We will provide, free of charge, to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents, unless such exhibits are specifically incorporated by reference into those documents. You can request those documents from:

GenCorp Inc., P.O. Box 537012, Sacramento, CA 95853-7012, Attention: Corporate Secretary, telephone number (916) 355-4000.

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PROSPECTUS SUMMARY

This summary does not contain all the information that may be important to you. You should read this entire prospectus and the information incorporated by reference herein, including the section titled “Risk Factors,” the financial statements and related notes, before making an investment decision. Unless the context otherwise requires, (1) the terms “GenCorp,” “we,” “us,” “our,” “our company” or “the Company” refer to GenCorp Inc. and all of its subsidiaries that are consolidated in conformity with GAAP, excluding Rocketdyne for periods prior to the consummation of the Acquisition and including Rocketdyne for periods following the consummation of the Acquisition, and (2) the term “Rocketdyne” refers to Aerojet Rocketdyne of DE, Inc. (formerly known as Pratt & Whitney Rocketdyne, Inc.), its consolidated businesses, together with the assets formerly comprising the Pratt & Whitney Rocketdyne division of United Technologies Corporation (“UTC”).

Our Company

On June 14, 2013, we completed the acquisition of substantially all of the Rocketdyne division from UTC, which we refer to in this prospectus as the “Acquisition”. The aggregate consideration to UTC was $411.2 million, paid in cash, which represents the initial purchase price of $550.0 million reduced by $55.0 million relating to the pending future acquisition of UTC’s 50% ownership interest of RD Amross, LLC (“RD Amross”) (a joint venture with NPO Energomash of Khimki, Russia which sells RD-180 engines to RD Amross) and the portion of the UTC business that markets and supports the sale of RD-180 engines. The acquisition of UTC’s 50% ownership interest of RD Amross and UTC’s related business will only close following receipt of Russian governmental regulatory approvals, which may not be obtained. There can be no assurance that such approvals will be obtained. The purchase price was further adjusted for changes in customer advances, capital expenditures and other net assets, and is subject further to post-closing adjustments.

Through our 100%-owned subsidiary, Aerojet Rocketdyne, Inc. (“Aerojet Rocketdyne”), we are a leading technology-based designer, developer and manufacturer of aerospace and defense products and systems for the U.S. Government, specifically the Department of Defense (“DoD”) and the National Aeronautics and Space Administration (“NASA”), and major aerospace and defense prime contractors. We believe we are the only domestic provider of all four propulsion types (solid, liquid, air-breathing and electric) for space and defense applications and we maintain strong positions in a number of the market segments that apply these technologies. Aerojet Rocketdyne is a world-recognized specialized engineering and manufacturing company that develops and produces propulsion systems for defense and space applications, and armament systems for precision tactical systems and munitions applications, and is considered the market leader in liquid launch propulsion and hypersonics systems. Through Aerojet Rocketdyne, we design, develop, and produce propellant systems ranging in size from a few grams to several hundred thousand pounds. We have powered nearly all of NASA’s human-rated launch vehicles to date and have recorded more than 1,600 space launches. Our propulsion systems have powered missions to nearly every planet in the solar system and have been a cornerstone to the U.S. Space Program since its inception. For more than 70 years, Aerojet Rocketdyne has been a trusted supplier of highly sophisticated products and systems for military, civil and commercial space customers and we maintain a strong market position across various businesses that are mission-critical to national defense and U.S. access to space. Our revenues are diversified across multiple programs, prime contractors and end users. In addition, we also have a real estate segment that includes activities related to the re-zoning, entitlement, sale, and leasing of our excess real estate assets.

Our capabilities and resources are aligned with our customers and markets and position us for long-term growth with improved efficiency and profitability. The market segments we serve are:

Launch Systems. Aerojet Rocketdyne is a domestic provider of launch vehicle propulsion systems to the Department of Defense and NASA than spans over half a century. The company’s propulsion systems have flown on every manned mission since the inception of the US space program. Products include a broad market offering of both liquid engines and solid rocket motors required for launch vehicle applications in both the commercial and government propulsion market. Capabilities range across the entire spectrum of product maturation from technology demonstration, development and production. Current programs include Space Launch System (SLS), Atlas V, Delta IV and Antares.

Space Systems. Aerojet Rocketdyne is a supplier of high performance, highly reliable satellite and spacecraft propulsion products for low thrust engines and systems. Aerojet Rocketdyne is considered the industry leader in the design, development, and production of high performance bi-propellant components, and systems. As with Launch vehicle systems, Aerojet Rocketdyne’s key satellite and spacecraft propulsion capabilities cover the entire spectrum required by its customers including requirements definition and trade studies, design and development, fabrication and assembly, test and post-delivery support. Current programs include Orion, Global Positioning System Satellites (GPS), Space-Based Infrared System (SBIRS), Advanced Extremely High Frequency Satellites (AEHF), National Polar-orbiting Operational Environmental Satellite System (NPOESS) and Geostationary Operational Environmental Satellite R-Series (GOES-R).

Tactical Systems. Aerojet Rocketdyne is a provider of the design, development, and production of propulsion and warhead systems for tactical missile systems. Aerojet Rocketdyne’s dedication to researching and developing safe, effective and affordable products keeps us at the forefront of providing our customers with optimal tactical propulsion and warhead solutions. Current programs include Standard Missile (“SM-3”), Guided Multiple Launch Rocket Systems (“GMLRS”), Patriot Systems (“PAC-3”), Javelin and Tomahawk. Aerojet Rocketdyne’s proven and reliable products have been successfully fielded on multiple active U.S. and international weapon systems.

Missile Defense Systems. Aerojet Rocketdyne serves the missile defense markets as a manufacturer of propulsion control systems and boosters. These systems power and provide directional control for critical missile defense applications. Current programs include SM-3, Exoatmospheric Kill Vehicle/Ground Based Interceptor (“EKV/GBI”), Terminal High Altitude Area Defense (“THAAD”) and Hawk. Aerojet Rocketdyne manufactures content for two of the three phases of ballistic missile flight (boost, mid-course and terminal) in support of the Missile Defense Agency’s (“MDA”) priorities to develop and field an integrated, layered, ballistic missile defense system in defense against all ranges of enemy ballistic missiles in all phases of flight.

Advanced Programs. Aerojet Rocketdyne’s advanced programs activity supports the entire breadth of propulsion products within its portfolio by developing robust processes and technologies demanded by our customers as well as new capabilities required in next generation propulsion systems. Franchise technology demonstration programs and new product development efforts are featured to effectively transition our products to the company’s core business units. Capabilities include a highly skilled hypersonic propulsion team with decades of experience that is pioneering the development of liquid-fueled propulsion technologies for hypersonic systems. The company maintains a key position on ground-breaking government hypersonic propulsion programs such as the Air Force Research Laboratory’s (“AFRL”) X-51A and Robust Scramjet programs. Continued technology development is also expected through association with the Defense Advanced Research Projects Agency (“DARPA”).

Our Real Estate segment includes the activities of Easton Development Company, LLC (“Easton”) related to the entitlement, sale, and leasing of GenCorp’s excess real estate assets. We own approximately 12,000 acres of land adjacent to U.S. Highway 50 between Rancho Cordova and Folsom, California east of Sacramento (the “Sacramento Land”). Acquired in the 1950s for our aerospace and defense operations, large portions of the Sacramento Land were used solely to provide safe buffer zones for propulsion testing. Modern changes in propulsion technology, coupled with the relocation of certain propulsion operations, led us to determine that large portions of the Sacramento Land were no longer needed for Aerojet Rocketdyne’s operations. Approximately 6,000 acres have been deemed excess, and we are currently in the process of seeking zoning changes and other governmental approvals on a portion of the Sacramento Land to optimize its value. Easton and any future direct and indirect subsidiaries formed for the purpose of holding, managing, developing or monetizing real estate assets will be unrestricted subsidiaries under Indenture (as defined elsewhere in this prospectus) and will not guarantee the notes (as defined elsewhere in this prospectus).

The activity of our energy business supports the conception, development and commercialization of clean energy technology solutions and, in doing so, leverages our existing capabilities, processes and intellectual property. Our portfolio of nascent energy technologies includes concentrated solar power tower, concentrated photo-voltaics, gasification, dry solids pump, hydrogen generation, partial oxidation, steam generation, pressurized fluidized bed combustor, super-critical CO2 turbo machinery, and acoustic generator. This suite of technologies offer cleaner, lower cost, more efficient solutions for renewable and fossil fired electricity, coal gasification and enhanced oil recovery needs globally. We maintain a leading competitive posture within these fields and work closely with the Department of Energy, its various affiliated labs/agencies, and private commercial entities to advance and commercialize the technologies.

Our principal executive offices are located at 2001 Aerojet Road, Rancho Cordova, California 95742, and our telephone number is (916) 355-4000.

The Exchange Offer

The Exchange Offer	We are offering to exchange up to $460,000,000 aggregate principal amount of our outstanding, unregistered 7.125% Second-Priority Senior Secured Notes due 2021 (the “initial notes”) for an equivalent amount of new 7.125% Second-Priority Senior Secured Notes due 2021 (the “new notes”). The new notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

In order to exchange an initial note, you must follow the required procedures, and we must accept the initial note for exchange. We will exchange all notes validly offered for exchange, or “tendered,” and not validly withdrawn.

Expiration Date	Our exchange offer expires at 5:00 p.m., New York City time, on , 2013, unless we extend the expiration date. We may extend the expiration date for any reason. We will complete the exchange and issue the new notes promptly after that date.

Resale of New Notes	Based on interpretive letters of the SEC staff to third parties, we believe that you may offer for resale, resell and otherwise transfer the new notes issued pursuant to the exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act, if you:

•	are not a broker-dealer that acquired the initial notes from us or in market-making transactions or other trading activities;

•	acquire the new notes issued in the exchange offer in the ordinary course of your business;

•	are not participating, and do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the new notes issued in the exchange offer; and

•	are not an “affiliate” of ours, as defined in Rule 405 of the Securities Act.

By tendering your initial notes as described in “The Exchange Offer—Procedures for Tendering,” you will be making representations to this effect. If you fail to satisfy any of these conditions, you cannot rely on the position of the SEC set forth in the no-action letters referred to above and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the new notes.

If you are a broker-dealer that acquired initial notes as a result of market-making or other trading activities, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the new notes as described in this summary under “—Restrictions on Sale by Broker-Dealers” below.

We base our belief on interpretations by the SEC staff in no-action letters issued to other issuers in exchange offers like ours. We cannot guarantee that the SEC would make a similar decision about our exchange offer. If our belief is wrong, you could incur liability under the Securities Act. We will not protect you against any loss incurred as a result of this liability under the Securities Act.

Restrictions on Sale by Broker-Dealers	If you are a broker-dealer that has received new notes for your own account in exchange for initial notes that were acquired as a result of market-making or other trading activities, you must acknowledge that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new notes. A broker-dealer may use this prospectus for a period of 90 days commencing on the day the exchange offer is consummated.

Consequences if You Do Not Exchange Your Initial Notes	If you are eligible to participate in the exchange offer and you do not tender your initial notes, you will not have any further registration or exchange rights, and your initial notes will continue to be subject to transfer restrictions. These transfer restrictions and the availability of new notes could adversely affect the trading market for your notes.

Conditions to the Exchange Offer	The exchange offer is subject to certain customary conditions, which we may waive, as described below under “The Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering Initial Notes	If you wish to accept the exchange offer, the following must be delivered to the exchange agent:

•	your initial notes by timely confirmation of book-entry transfer through The Depository Trust Company (“DTC”);

•	an agent’s message from DTC, stating that the tendering participant agrees to be bound by the letter of transmittal and the terms of the exchange offer; and

•	all other documents required by the letter of transmittal.

These actions must be completed before the expiration of the exchange offer.

You must comply with DTC’s standard procedures for electronic tenders, by which you will agree to be bound by the letter of transmittal.

Withdrawal Rights	You may withdraw your tender of initial notes any time prior to the expiration date.

Tax Consequences	The exchange of initial notes for new notes pursuant to the exchange offer generally should not be a taxable event for U.S. federal income tax purposes. See “Material United States Federal Income Tax Considerations.”

Use of Proceeds	We will not receive any cash proceeds from the exchange or the issuance of new notes in connection with the exchange offer. Initial notes that are validly tendered and exchanged will be retired and canceled. We will pay all expenses incident to the exchange offer.

Exchange Agent	U.S. Bank National Association, is serving as exchange agent in connection with the exchange offer. The address and telephone number of the exchange agent are set forth under “The Exchange Offer—Exchange Agent.” U.S. Bank National Association, is also the trustee under the indenture governing the notes.

The New Notes

This exchange offer applies to any and all outstanding initial notes. The terms of the new notes will be essentially the same as the initial notes, except that (1) the new notes will not be subject to the restrictions on transfer that apply to the initial notes, (2) the new notes will not be subject to the registration rights relating to the initial notes and (3) the new notes will not contain provisions for payment of additional interest in case of non-registration. The new notes issued in this exchange offer will evidence the same debt as the initial notes, and the new notes will be entitled to the benefits of the same indenture and treated as a single class of debt securities with the initial notes. In this document, we sometimes refer to the initial notes and the new notes together as the “notes.”

Issuer	GenCorp Inc.

Notes Offered	$460.0 million aggregate principal amount of 7.125% Second-Priority Senior Secured Notes due 2021.

Maturity	March 15, 2021.

Interest	7.125% per annum, payable semi-annually in cash in arrears, on March 15 and September 15.

Guarantees	The new notes are fully and unconditionally guaranteed, subject to customary release provisions, on a second-priority senior secured basis, jointly and severally, by each of our existing and future subsidiaries that guarantee our obligations under our existing senior secured credit facility (the “Senior Credit Facility”). Each of the subsidiary guarantors is 100% owned, directly or indirectly, by us.

Security	The new notes and the guarantees will be secured by a second-priority lien on the assets (other than real property) that secure our and the guarantors’ obligations under the Senior Credit Facility, subject to certain exceptions and permitted liens (the “Collateral”), which also secure the Senior Credit Facility. See the section titled “Description of the New Notes—Collateral.”

Ranking	The new notes will be our second-priority senior secured obligations and will rank:

•	equal in right of payment with all of our existing and future senior debt, including borrowings under our Senior Credit Facility;

•

effectively junior to all of our existing and future first-priority senior secured debt, including borrowings under our Senior Credit Facility, to the extent of the value of the assets securing such debt;

•	effectively senior to all of our existing and future unsecured senior debt, to the extent of the value of the Collateral;

•	senior in right of payment to all of our existing and future subordinated debt; and

•	structurally subordinated to all existing and future liabilities of our non-guarantor subsidiaries.

The guarantees will be the guarantors’ second-priority senior secured obligations and will rank:

•	equal in right of payment with all of such guarantors’ existing and future senior debt, including borrowings under and guarantees of our Senior Credit Facility, but effectively senior to all such senior debt that is unsecured, to the extent of the value of the assets securing the guarantees;

•

effectively junior to all of such guarantors’ existing and future first-priority senior secured debt, including borrowings under and guarantees of our Senior Credit Facility, to the extent of the value of the assets securing such debt;

•	effectively senior to all of such guarantors’ existing and future unsecured senior debt to the extent of the value of the Collateral;

•	senior in right of payment to all of such guarantors’ existing and future subordinated debt; and

•	structurally subordinated to all liabilities, including trade payables, of our non-guarantor subsidiaries.

After giving effect to the Acquisition, on a pro forma basis, our non-guarantor subsidiaries would have generated approximately 1% of our net sales for the six months ended May 31, 2013, and would have accounted for approximately 3% of our total assets, excluding all intercompany balances, and less than 1% of our total liabilities as of May 31, 2013.

As of May 31, 2013, after giving effect to the Acquisition, we estimate that we and the subsidiary guarantors would have had approximately $707.4 million of total debt outstanding, and we would have had approximately $92.3 million available to borrow under our Senior Credit Facility.

Intercreditor Agreement	The Trustee (as defined below), the collateral agent under the indenture governing the new notes and the administrative agent under the Senior Credit Facility have entered into an intercreditor agreement (the “Intercreditor Agreement”), dated as of June 14, 2013, which sets forth the rights and obligations of each of the secured parties. See the section titled “Description of the New Notes—Intercreditor Agreement.”

Optional Redemption	We may redeem the new notes, in whole or in part, at any time prior to March 15, 2016 at a price equal to 100% of the principal amount, plus any accrued and unpaid interest to the date of redemption, plus a “make-whole” premium. Thereafter, we may redeem, in whole or in part, the new notes at any time on or after March 15, 2016, at redemption prices described in this prospectus under the section titled “Description of the New Notes—Optional Redemption.” In addition, before March 15, 2016, we may redeem up to 35% of the original aggregate principal amount of the new notes at a redemption price equal to 107.125% of the aggregate principal amount of the new notes, plus accrued interest, with the proceeds from specific kinds of public equity offerings as described in this prospectus under the section titled “Description of the New Notes—Optional Redemption.”

Change of Control	If we experience specific kinds of change of control events, we must offer to repurchase or redeem the new notes at a price of 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date. See the section titled “Description of the New Notes—Change of Control.”

Certain Covenants	The indenture governing the notes contains certain covenants limiting our ability and the ability of our restricted subsidiaries to:

•	incur additional debt;

•	pay dividends or make other distributions on, redeem or repurchase, capital stock;

•	make investments or other restricted payments;

•	enter into transactions with affiliates;

•	issue stock of restricted subsidiaries;

•	sell assets;

•	create liens on assets to secure debt; or

•	effect a consolidation or merger.

We and the guarantors also covenant to maintain the secured parties’ security interests in the Collateral.

Each of these covenants is subject to important exceptions and qualifications. See the sections titled “Description of the New Notes—Certain Covenants.”

No Public Trading Market	The new notes that will be issued in this exchange offer are new securities for which there is currently no established trading market. We do not intend to apply for listing of the new notes on any securities exchange or for quotation of such new notes. Accordingly, there can be no assurance that a market for the new notes will develop or as to the liquidity of any market that may develop. If a market for the new notes develops, the new notes could trade at a discount from their principal amount.

Trustee and Collateral Agent	U.S. Bank National Association.

Governing Law	The new notes and the indenture under which they will be issued will be governed by the laws of the State of New York.

Risk Factors	Investing in the new notes involves risks. You should carefully consider all the information contained or incorporated by reference in this prospectus. In particular, we urge you to carefully consider the information set forth in the section titled “Risk Factors,” beginning on page 21 and in “Item 1A—Risk Factors” of our most recent Annual Report on Form 10-K for the fiscal year ended November 30, 2012 and Quarterly Report on Form 10-Q for the fiscal period ended May 31, 2013.

Summary Unaudited Pro Forma Financial Information

The following summary unaudited pro forma condensed combined financial information is being provided to give you a better understanding of what our results of operations might have been if the Acquisition had been completed on an earlier date. The unaudited pro forma combined financial information is being furnished solely for illustrative purposes and, therefore, is not necessarily indicative of the combined results of operations that might have been achieved for the periods indicated, nor is it necessarily indicative of the results of operations which may, or may be expected to, occur in the future.

The unaudited pro forma condensed combined financial information is based on the historical financial statements of GenCorp and Rocketdyne after giving effect to the Acquisition and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information included elsewhere in this prospectus. See “Unaudited Pro Forma Condensed Combined Financial Information.”

GenCorp and Rocketdyne have different fiscal year ends and have different interim period ending dates for each quarter. GenCorp’s fiscal year ends on November 30 while Rocketdyne’s fiscal year ends on December 31. The unaudited pro forma condensed combined balance sheet data as of May 31, 2013 gives effect to the Acquisition as if it had occurred on May 31, 2013. The unaudited pro forma condensed combined statement of operations for the fiscal year ended November 30, 2012 and the six months ended May 31, 2013 give effect to the Acquisition as if it had occurred on December 1, 2011, the first day of GenCorp’s 2012 fiscal year.

The unaudited pro forma condensed combined balance sheet data as of May 31, 2013 combines the unaudited historical balance sheet of GenCorp as of May 31, 2013 and the unaudited historical balance sheet of Rocketdyne as of March 31, 2013. The unaudited pro forma condensed combined statement of operations for the fiscal year ended November 30, 2012 combines the audited historical results of GenCorp for the fiscal year ended November 30, 2012 and the audited historical results of Rocketdyne for fiscal year ended December 31, 2012. The unaudited pro forma condensed combined statement of operations for the six months ended May 31, 2013 combines the unaudited historical results of GenCorp for the six months ended May 31, 2013 and the unaudited historical results of Rocketdyne for the six months ended March 31, 2013.

The summary unaudited pro forma condensed combined financial information is based on estimates and assumptions that we believe are reasonable; however, we can provide no assurance that the estimates and assumptions used in the preparation of the unaudited pro forma condensed combined financial information are correct. The unaudited pro forma condensed combined financial information is for informational purposes only and does not purport to represent what GenCorp’s results of operations or financial data would actually have been had the Acquisition occurred on the dates specified, nor does it purport to project our results of operations or financial position for any future period or at any future date. We therefore caution you not to place undue reliance on the summary unaudited pro forma condensed combined financial information.

The following summary unaudited pro forma condensed combined financial information should be read in conjunction with the sections of this prospectus entitled “Unaudited Pro Forma Condensed Combined Financial Information,” “Selected Historical Consolidated Financial and Other Data of Rocketdyne” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Rocketdyne,” GenCorp’s historical consolidated financial statements, including the accompanying and the related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the fiscal year ended November 30, 2012, our Quarterly Report on Form 10-Q for the fiscal period ended May 31, 2013 and our Current Report on Form 8-K filed on July 26, 2013, which are incorporated by reference herein and

Rocketdyne’s historical consolidated financial statements and the related notes contained in our Current Report on Form 8-K/A filed on July 26, 2013, which is incorporated by reference herein.

	Pro Forma Year Ended November 30,	Pro Forma Six Months Ended May 31,
	2012	2013
	(Unaudited)
	(in millions)
Income Statement Data:
Net sales	$1,694.0	$887.5

Operating costs and expenses:
Cost of sales (exclusive of items shown separately below)	1,445.1	764.4
Selling, general and administrative	78.2	44.2
Depreciation and amortization	52.3	26.4
Other expense (income), net(1)	12.6	1.3

	1,588.2	836.3
Operating income	105.8	51.2
Non-operating (income) expense:
Interest expense	53.9	24.7
Interest income	(0.6)	(0.2)

Total non-operating expense, net	53.3	24.5
Income from continuing operations before income taxes	52.5	26.7
Income tax provision	23.2	17.1

Income from continuing operations	$29.3	$9.6

Other Data:
Pro Forma Adjusted EBITDAP(2)	$205.6	$112.9

Balance Sheet Data (at end of period):
Cash, cash equivalents and marketable securities		$169.2
Property, plant and equipment, net		342.2
Total assets		1,783.5
Total debt		707.4
Shareholders’ deficit		(91.4)

Selected Pro Forma Credit Statistic:
Net debt(3)		$538.2

(1)	Includes unusual items. See Note 14 to our audited consolidated financial statements for the fiscal year ended November 30, 2012 and related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the fiscal year ended November 30, 2012 and Note 13 to our unaudited condensed consolidated financial statements for the quarterly period ended May 31, 2013 and related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Quarterly Report on Form 10-Q for the fiscal period ended May 31, 2013, each of which is incorporated by reference in this prospectus, for information on unusual items included in our financial results.

(2)

Pro Forma Adjusted EBITDAP is defined as GAAP income from continuing operations before income taxes for the periods presented, adjusted by interest expense, interest income, depreciation and amortization and retirement benefit plan expense (pension and postretirement benefits), and excluding the unusual items referred to in footnote (1) above, in each case, as further adjusted to give effect to the Acquisition, and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information included elsewhere in this prospectus.

Pro Forma Adjusted EBITDAP is a non-GAAP measure that is presented in this prospectus because we believe it is a useful financial measurement for assessing operating performance as it provides investors with an additional basis to evaluate our performance. In addition, we use this metric to further our understanding of the historical and prospective consolidated core operating performance of our segments, net of expenses incurred by our corporate activities in the ordinary, ongoing and customary course of our operations. Further, we believe that to effectively compare this core operating performance metric from period to period on a historical and prospective basis, this metric should exclude items relating to retirement benefits (pension and postretirement benefits), significant other non-cash expenses, the impacts of financing decisions on the earnings, and items incurred outside the ordinary, ongoing and customary course of our operations. Pro Forma Adjusted EBITDAP does not represent, and should not be considered an alternative to, net income, as determined in accordance with GAAP. Pro Forma Adjusted EBITDAP as presented in this prospectus may not be comparable to other similarly titled measures disclosed by other companies. The following table provides a reconciliation of income from continuing operations before income taxes, the most directly comparable GAAP measure, to Pro Forma Adjusted EBITDAP for the periods presented:

	Pro Forma Year Ended November 30,	Pro Forma Six Months Ended May 31,
	2012	2013
	(Unaudited)
	(in millions)
Income from continuing operations before income taxes	$52.5	$26.7
Interest expense	53.9	24.7
Interest income	(0.6)	(0.2)
Depreciation and amortization	52.3	26.4
Retirement benefit expense	46.4	34.9
Unusual items	1.1	0.4

Pro Forma Adjusted EBITDAP	$205.6	$112.9

(3)	Net debt is defined as the principal amount of current and long-term debt less cash and cash equivalents as adjusted to give effect to the Acquisition, and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information included elsewhere in this prospectus. Net debt is a non-GAAP measure that is presented in this prospectus because we believe it is a useful alternative method of assessing our indebtedness. In addition, we use net debt as a measure of our outstanding debt obligations that would not be readily satisfied by our cash and cash equivalents on hand. The following table sets forth the components of net debt as of the date presented:

Pro Forma
As of May 31,
2013
(Unaudited)
(in millions)
Total debt	$707.4
Cash and cash equivalents	(169.2)

Net debt	$538.2

GenCorp Summary Historical Financial Information

The following table presents summary historical consolidated financial information for GenCorp and its consolidated subsidiaries for the periods indicated. The summary historical consolidated financial information as of and for the years ended November 30, 2011 and 2012 has been derived from, and should be read together with, the audited consolidated financial statements and related notes included in our Annual Report on Form 10-K for the fiscal year ended November 30, 2012 and our Current Report on Form 8-K filed on July 26, 2013, which are incorporated by reference herein. The summary historical consolidated financial information as of and for the year ended November 30, 2010 has been derived from, and should be read together with, the audited consolidated financial statements and related notes included in our Annual Report on Form 10-K for the fiscal year ended November 30, 2011, which is incorporated by reference herein.

The summary historical consolidated financial information as of and for the six months ended May 31, 2013 has been derived from, and should be read together with, the unaudited condensed combined financial statements and the related notes included in our Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2013, which is incorporated herein by reference. The summary historical consolidated financial information as of and for the six months ended May 31, 2012 has been derived from, and should be read together with, the unaudited condensed combined financial statements and the related notes included in our Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2012, which is incorporated herein by reference. In the opinion of management, all adjustments considered necessary for a fair presentation of our interim results and financial position have been included in our results and financial position as of and for the six months ended May 31, 2012 and 2013. Interim results are not necessarily indicative of the results that can be expected for a full fiscal year. Historical results are not necessarily indicative of the results to be expected for future periods and financial results for the six month period ended May 31, 2013 are not necessarily indicative of the results that can be expected for the fiscal year ending November 30, 2013.

The following summary historical financial information should be read in conjunction with the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the fiscal year ended November 30, 2012 and Quarterly Report on Form 10-Q for the fiscal period ended May 31, 2013 and historical consolidated financial statements and the related notes thereto contained in those reports and in our Current Report on Form 8-K filed on July 26, 2013, which are incorporated by reference in this prospectus.

	Year Ended November 30,			Six Months Ended May 31,
	2010	2011	2012	2012	2013
				(Unaudited)
	(in millions, except ratios)
Income Statement Data:
Net sales	$857.9	$918.1	$994.9	$451.8	$530.3

Operating costs and expenses:
Cost of sales (exclusive of items shown separately below)	753.9	799.3	869.6	394.2	471.9
Selling, general and administrative	26.7	40.9	41.9	21.5	25.8
Depreciation and amortization	27.9	24.6	22.3	10.8	11.4
Other expense, net	8.5	8.9	13.5	3.7	4.2
Unusual items(1)	3.4	5.6	12.7	0.8	12.2

	820.4	879.3	960.0	431.0	525.5
Operating income	37.5	38.8	34.9	20.8	4.8
Non-operating (income) expense:
Interest expense	37.0	30.8	22.3	11.8	23.8
Interest income	(1.6)	(1.0)	(0.6)	(0.3)	(0.2)

Total non-operating expense, net	35.4	29.8	21.7	11.5	23.6
Income from continuing operations before income taxes	2.1	9.0	13.2	9.3	(18.8)
Income tax provision (benefit)	(3.9)	6.1	18.9	5.6	7.0

Income (loss) from continuing operations	6.0	2.9	(5.7)	3.7	(25.8)
Income from discontinued operations, net of income taxes	0.8	—	3.1	0.4	—

Net income (loss)	$6.8	$2.9	$(2.6)	$4.1	$(25.8)

Other Data:
Adjusted EBITDAP(2)	$110.7	$115.4	$110.9	$52.9	$60.4
Net cash provided by operating activities	148.1	76.8	86.2	47.3	18.9
Net cash (used in) provided by investing activities	(43.5)	5.6	(36.6)	(8.7)	(492.2)
Net cash (used in) provided by financing activities	(49.4)	(75.9)	(75.5)	(76.4)	445.8
Capital expenditures	16.9	21.1	37.2	9.3	21.7
Depreciation and amortization	27.9	24.6	22.3	10.8	11.4
Free cash flow(3)	131.2	55.7	49.0	38.0	(2.8)

Balance Sheet Data (at end of period):
Cash, cash equivalents and marketable securities	$208.2	$188.0	$162.1	$150.2	$134.6
Property, plant and equipment, net	126.4	126.9	143.9	127.7	155.9
Total assets	991.5	939.5	919.3	874.0	1,411.1
Net debt(4)	188.5	138.4	86.6	99.8	102.8
Total debt(5)	396.7	326.4	248.7	250.0	707.4
Shareholders’ deficit	(200.2)	(211.6)	(392.7)	(175.5)	(369.6)

(1)	Includes acquisition related costs, legal matters, and debt repurchase and refinance costs. See Note 14 to our audited consolidated financial statements for the fiscal year ended November 30,

2012 and related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the fiscal year ended November 30, 2012 and Note 13 to our unaudited condensed consolidated financial statements for the quarterly period ended May 31, 2013 and related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Quarterly Report on Form 10-Q for the fiscal period ended May 31, 2013, each of which is incorporated by reference in this prospectus, for information on unusual items included in our financial results.

(2)	Adjusted EBITDAP is defined as GAAP income (loss) from continuing operations before income taxes for the periods presented, adjusted by interest expense, interest income, depreciation and amortization and retirement benefit plan expense (pension and postretirement benefits), and excluding the unusual items referred to in footnote (1) above. Adjusted EBITDAP is a non-GAAP measure that is presented in this prospectus because we believe it is a useful financial measurement for assessing operating performance as it provides investors with an additional basis to evaluate our performance. In addition, we use this metric to further our understanding of the historical and prospective consolidated core operating performance of our segments, net of expenses incurred by our corporate activities in the ordinary, ongoing and customary course of our operations. Further, we believe that to effectively compare this core operating performance metric from period to period on a historical and prospective basis, this metric should exclude items relating to retirement benefits (pension and postretirement benefits), significant other non-cash expenses, the impacts of financing decisions on the earnings, and items incurred outside the ordinary, ongoing and customary course of our operations. Adjusted EBITDAP does not represent, and should not be considered an alternative to, net income, as determined in accordance with GAAP. Adjusted EBITDAP as presented in this prospectus may not be comparable to other similarly titled measures disclosed by other companies. The following table provides a reconciliation of income (loss) from continuing operations before income taxes, the most directly comparable GAAP measure, to Adjusted EBITDAP for the periods presented:

	Year Ended November 30,			Six Months Ended May 31,
	2010	2011	2012	2012	2013
				(Unaudited)
	(in millions)
Income (loss) from continuing operations before income taxes	$2.1	$9.0	$13.2	$9.3	$(18.8)
Interest expense	37.0	30.8	22.3	11.8	23.8
Interest income	(1.6)	(1.0)	(0.6)	(0.3)	(0.2)
Depreciation and amortization	27.9	24.6	22.3	10.8	11.4
Retirement benefit expense	41.9	46.4	41.0	20.5	32.0
Unusual items	3.4	5.6	12.7	0.8	12.2

Adjusted EBITDAP	$110.7	$115.4	$110.9	$52.9	$60.4

(3)

Free cash flow is defined as net cash provided by operating activities less capital expenditures. Free cash flow is a non-GAAP measure that is presented in this prospectus because we believe it is a useful alternative measure of our liquidity since capital expenditures are a necessary component of our ongoing business. In addition, we use this measure to assess our ability to internally fund capital expenditures and to service or incur additional debt. Free cash flow does not represent, and should not be considered an alternative to, cash flows from operating activities, as determined in accordance with GAAP, nor as a measure of liquidity or our ability to meet our cash needs and service debt. Free cash flow as presented in this prospectus may not be comparable to other similarly titled measures disclosed by other companies. The following table provides a reconciliation of net cash provided by operating activities, the most directly comparable GAAP measure, to free cash flow for the periods presented:

	Year Ended November 30,			Six Months Ended May 31,
	2010	2011	2012	2012	2013
				(Unaudited)
	(in millions)
Cash provided by operating activities	$148.1	$76.8	$86.2	$47.3	$18.9
Capital expenditures	(16.9)	(21.1)	(37.2)	(9.3)	(21.7)

Free cash flow	$131.2	$55.7	$49.0	$38.0	$(2.8)

(4)	Net debt is defined as the principal amount of current and long-term debt less cash and cash equivalents, marketable securities, and restricted cash. Net debt is a non-GAAP measure that is presented in this prospectus because we believe it is a useful alternative method of assessing our indebtedness. In addition, we use net debt as a measure of our outstanding debt obligations that would not be readily satisfied by our cash and cash equivalents on hand and restricted cash. The following table sets forth the components of net debt as of the dates presented:

	As of November 30,			As of May 31,
	2010	2011	2012	2012	2013
				(Unaudited)
	(in millions)
Total debt (excluding debt discount)	$396.7	$326.4	$248.7	$250.0	$707.4
Cash and cash equivalents	(181.5)	(188.0)	(162.1)	(150.2)	(134.6)
Marketable securities	(26.7)	—	—	—	—
Restricted cash	—	—	—	—	(470.0)

Net debt	$188.5	$138.4	$86.6	$99.8	$102.8

(5)	Excludes debt discount on our 2 1/4% Convertible Subordinated Debentures due 2024 (the “2 1/4% Debentures”).

Rocketdyne Summary Historical Financial Information

The following table presents summary historical combined and consolidated financial information for Rocketdyne as of December 31, 2011 and 2012, and for each of the three years in the period ended December 31, 2012. This information has been derived from, and should be read together with, the audited combined and consolidated financial statements of Rocketdyne, and the related notes contained in our Current Report on Form 8-K/A filed on July 26, 2013, which is incorporated by reference herein. The summary historical combined and consolidated financial information for Rocketdyne as of March 31, 2013 and for the three months ended March 31, 2012 and 2013 has been derived from, and should be read together with, the unaudited condensed combined and consolidated financial statements of Rocketdyne and the related notes contained in our Current Report on Form 8-K/A filed on July 26, 2013, which is incorporated by reference herein. In the opinion of management, all adjustments considered necessary for a fair presentation of Rocketdyne’s interim results and financial position have been included in the results and financial position of Rocketdyne as of March 31, 2013 and for the three months ended March 31, 2013. Interim results are not necessarily indicative of the results that can be expected for a full fiscal year. Historical results are not necessarily indicative of the results to be expected for future periods and financial results of Rocketdyne for the three month period ended March 31, 2013 are not necessarily indicative of the results that can be expected for Rocketdyne for the fiscal year ended December 31, 2013.

The following summary historical combined and consolidated financial information should be read in conjunction with the sections of this prospectus entitled “Selected Historical Consolidated Financial and Other Data of Rocketdyne” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Rocketdyne” and Rocketdyne’s historical consolidated financial statements and the related notes thereto contained in our Current Report on Form 8-K/A filed on July 26, 2013, which is incorporated by reference herein.

	Year Ended December 31,			Three Months Ended March 31,
	2010	2011	2012	2012	2013
				(Unaudited)
	(in millions)
Income Statement Data:
Net sales	$887	$792	$778	$185	$164
Cost of goods sold	643	581	627	187	127

Gross margin	244	211	151	(2)	37
Selling, general and administrative expenses	70	69	68	17	15
Research and development	34	33	31	9	5
Goodwill impairment	—	279	—	—	—
Other income, net	8	4	10	—	2

Income (loss) from continuing operations before income taxes	148	(166)	62	(28)	19
Income tax provision (benefit)	58	(67)	25	(11)	7

Net income (loss) from continuing operations	90	(99)	37	(17)	12
Discontinued operations:
Loss from discontinued operations, net of tax	(16)	(3)	—	—	—

Net income (loss)	$74	$(102)	$37	$(17)	$12

Other Data:
Adjusted EBITDAP(1)	$200	$160	$154	$31	$34
Net cash provided by operating activities	123	149	122	29	4
Net cash used in investing activities	(12)	(20)	(31)	(2)	(5)
Net cash (used in) provided by financing activities	(111)	(129)	(91)	(27)	1
Capital expenditures	12	21	32	2	5
Depreciation and amortization	21	18	14	5	4
Free cash flow(2)	111	128	90	27	(1)

Balance Sheet Data (at end of period):
Total assets		$737	$744		$739
Total liabilities		208	206		174
Parent’s equity		529	538		565

(1)

Adjusted EBITDAP is defined as GAAP income (loss) from continuing operations before income taxes for the periods presented, adjusted by interest expense, interest income, depreciation and amortization, retirement benefit plan expense (pension and postretirement benefits), restructuring charges and goodwill impairment. Adjusted EBITDAP is a non-GAAP measure that is presented in this prospectus because we believe it is a useful financial measurement for assessing operating performance as it provides investors with an additional basis to evaluate our performance. In addition, we use this metric to further our understanding of the historical and prospective consolidated core operating performance of our segments, net of expenses incurred by our corporate activities in the ordinary, ongoing and customary course of our operations. Further, we believe that to effectively compare this core operating performance metric from period to period on a historical and prospective basis, the metric should exclude items relating to retirement benefits (pension and postretirement benefits), significant other non-cash expenses, the impacts of financing decisions on the earnings, and items incurred outside the ordinary, ongoing and customary course of our operations. Adjusted EBITDAP does not represent, and should not be considered an alternative to, net income, as determined in accordance with GAAP. Adjusted EBITDAP as presented in this prospectus may not be comparable to other similarly titled measures disclosed by other companies. The following table provides a reconciliation of income (loss) from continuing operations before income taxes, the most directly comparable GAAP measure, to Adjusted EBITDAP for the periods presented:

	Year Ended December 31,			Three Months Ended March 31,
	2010	2011	2012	2012	2013
				(Unaudited)
	(in millions)
Income (loss) from continuing operations before income taxes	$148	$(166)	$62	$(28)	$19
Depreciation and amortization	21	18	14	5	4
Retirement benefit expense	13	14	51	28	11
Restructuring charges and goodwill impairment	18	294	27	26	—

Adjusted EBITDAP	$200	$160	$154	$31	$34

(2)	Free cash flow is defined as net cash provided by operating activities less capital expenditures. Free cash flow is a non-GAAP measure that is presented in this prospectus because we believe it is a useful alternative measure of our liquidity since capital expenditures are a necessary component of our ongoing business. In addition, we use this measure to assess our ability to internally fund capital expenditures and to service or incur additional debt. Free cash flow does not represent, and should not be considered an alternative to, cash flows from operating activities, as determined in accordance with GAAP, nor as a measure of liquidity or our ability to meet our cash needs and service debt. Free cash flow as presented in this prospectus may not be comparable to other similarly titled measures disclosed by other companies. The following table provides a reconciliation of net cash provided by operating activities, the most directly comparable GAAP measure, to free cash flow for the periods presented:

	Year Ended December 31,			Three Months Ended March 31,
	2010	2011	2012	2012	2013
				(Unaudited)
	(in millions)
Cash provided by operating activities	$123	$149	$122	$29	$4
Capital expenditures	(12)	(21)	(32)	(2)	(5)

Free cash flow	$111	$128	$90	$27	$(1)

RISK FACTORS

Investing in the new notes involves risks. You should carefully consider the risks described below and the risk factors incorporated by reference herein, as well as the other information included or incorporated by reference in this prospectus, before you invest in the new notes. Certain risks related to us and our business are contained in the section titled “Item 1A—Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q, which are incorporated by reference in this prospectus. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition and results of operations.

Risks Relating to the Exchange Offer

If you fail to exchange the initial notes, they will remain subject to transfer restrictions, and it may be harder for you to resell and transfer your initial notes.

The initial notes were not registered under the Securities Act or under the securities laws of any state. Any initial notes that remain outstanding after this exchange offer will continue to be subject to restrictions on their transfer. If you do not exchange your initial notes for new notes by this exchange offer, or if you do not properly tender your initial notes in this exchange offer, you will not be able to resell, offer to resell or otherwise transfer your initial notes unless they are registered under the Securities Act or unless you resell them, offer to resell or otherwise transfer them under an exemption from the registration requirements of the Securities Act and applicable state securities laws or in a transaction not subject to the Securities Act and applicable state securities laws. After this exchange offer, holders of initial notes will not have any further rights to have their initial notes exchanged for new notes registered under the Securities Act. The liquidity of the market for initial notes that are not exchanged could be adversely affected by this exchange offer and you may be unable to sell your initial notes.

Late deliveries of initial notes and other required documents could prevent a holder from exchanging its initial notes.

Holders are responsible for complying with all exchange offer procedures. The issuance of new notes in exchange for initial notes will only occur upon completion of the procedures described in this prospectus under “The Exchange Offer.” Therefore, holders of initial notes who wish to exchange them for new notes should allow sufficient time for timely completion of the exchange offer procedures. Neither we nor the exchange agent are obligated to extend the exchange offer or notify you of any failure to follow the proper procedures or waive any defect if you fail to follow the proper procedures.

If you are a broker-dealer, your ability to transfer the new notes may be restricted.

A broker-dealer that purchased initial notes for its own account as part of market-making or trading activities must comply with the prospectus delivery requirements of the Securities Act when it sells the new notes. Our obligation to make this prospectus available to broker-dealers is limited. Consequently, we cannot guarantee that a proper prospectus will be available to broker-dealers wishing to resell their new notes.

Risks Relating to Our Business and Industry

Future reductions or changes in U.S. government spending could adversely affect our financial results.

Our primary aerospace and defense customers include the DoD, and its agencies, the government prime contractors that supply products to these customers, and NASA. As a result, we rely on particular levels of U.S. government spending on propulsion systems for defense and space applications and armament systems for precision tactical weapon systems and munitions applications, and our backlog depends, in a large part, on continued funding by the U.S. government for the programs in which we are involved. These spending levels are not generally correlated with any specific economic cycle, but rather follow the cycle of general public policy and political support for this type of spending. Moreover, although our contracts often contemplate that our services will be performed over a period of several years, the Executive Branch must propose and Congress must approve funds for a given program each government fiscal year and may significantly change—increase, reduce or eliminate—funding for a program. A decrease in DoD and/or NASA expenditures, the elimination or curtailment of a material program in which we are involved, or changes in payment patterns of our customers as a result of changes in U.S. government spending, could have a material adverse effect on our operating results, financial condition, and/or cash flows.

On March 26, 2013, the President signed into law Public Law 113-6, “The Consolidated and Further Continuing Appropriations Act of 2013.” This law contains full-year appropriations for several government departments, including: Agriculture, Commerce, Justice and Science (which contains NASA funding), Defense, Homeland Security, and Military Construction and Veterans Affairs Appropriations Acts. All other government agencies will operate under a Continuing Resolution (“CR”) for the rest of the government fiscal year. Prior to passage of this bill, the government was operating under a CR.

With the delayed final resolution of the government fiscal year (“GFY”) 2013 appropriations, the White House Office of Management and Budget (“OMB”) delayed the submission of the GFY 2014 budget request until April 10, 2013. By law, the President was required to submit his discretionary budget request to Congress no later than the first Monday in February 2013.

Additionally, on March 1, 2013, sequestration budget cuts officially went into effect. Sequestration, the result of the 2011 Budget Control Act, was originally set to be implemented on January 2, 2013 but congressional leaders agreed to a last minute deal to delay the onset by two months; however, between January and March, there was no real traction on undoing, mitigating or further delaying sequestration and thus it took effect. The final funding amounts contained in Public Law 113-6 for the remainder of GFY 2013 for both DoD and NASA will be subject to sequestration cuts of 7.8% and 5%, respectively.

The cancellation or material modification of one or more significant contracts could adversely affect our financial results.

Sales, directly and indirectly, to the U.S. government and its agencies accounted for approximately 94% of our total net sales in fiscal 2012 and 96% of our total net sales during the first six months ended May 31, 2013. Our contracts typically permit the U.S. government to unilaterally modify or terminate a contract or to discontinue funding for a particular program at any time. The cancellation of one or more significant contracts and/or programs could have a material adverse effect on our ability to realize anticipated sales and profits. The cancellation of a contract, if terminated for cause, could also subject us to liability for the excess costs incurred by the U.S. government in procuring undelivered items from another source. If terminated for convenience, our recovery of costs would be limited to amounts already incurred or committed, and our profit would be limited to work completed prior to termination.

Our business could be adversely affected by a negative audit by the U.S. government.

U.S. government agencies, including the Defense Contract Audit Agency (“DCAA”) and various agency Inspectors General, routinely audit and investigate government contractors. These agencies review a contractor’s performance under its contracts, cost structure, and compliance with applicable laws, regulations, and standards. The U.S. government also reviews the adequacy of, and a contractor’s compliance with, its internal control systems and policies, including the contractor’s management, purchasing, property, estimating, compensation, accounting, and information systems. Any costs found to be misclassified may be subject to repayment. If an audit or investigation uncovers improper or illegal activities, we may be subject to civil or criminal penalties and administrative sanctions, including termination of contracts, forfeiture of profits, suspension of payments, fines, and suspension or prohibition from doing business with the U.S. government. In addition, we could suffer serious reputational harm if allegations of impropriety were made against us.

If we experience cost overruns on our contracts, we would have to absorb the excess costs which could adversely affect our financial results and our ability to win new contracts.

In fiscal 2012 and the first half of fiscal 2013, approximately 52% and 53% of our net sales were from fixed-price contracts, most of which are in mature production mode. Under fixed-price contracts, we agree to perform specified work for a fixed price and realize all of the profit or loss resulting from variations in the costs of performing the contract. As a result, all fixed-price contracts involve the inherent risk of unreimbursed cost overruns. To the extent we were to incur unanticipated cost overruns on a program or platform subject to a fixed-price contract, our profitability would be adversely affected. Future profitability is subject to risks including the ability of suppliers to deliver components of acceptable quality on schedule and the successful implementation of automated tooling in production processes.

In fiscal 2012 and the first half of fiscal 2013, approximately 42% of our net sales were from cost reimbursable contracts. Under cost reimbursable contracts, we agree to be reimbursed for allowable costs and be paid a fee. If our costs are in excess of the final target cost, fees, and our margin may be adversely affected. If our costs exceed authorized contract funding or they do not qualify as allowable costs under applicable regulations, we will not be reimbursed for those costs. Cost overruns may adversely affect our financial performance and our ability to win new contracts.

If our subcontractors or suppliers fail to perform their contractual obligations, our contract performance and our ability to win new contracts may be adversely affected.

We rely on subcontractors to perform a portion of the services we agree to provide our customers and on suppliers to provide raw materials and component parts for our contract performance. A failure by one or more of our subcontractors or suppliers to satisfactorily provide on a timely basis the agreed-upon services or supplies may affect our ability to perform our contractual obligations. Deficiencies in the performance of our subcontractors and suppliers could result in our customer terminating our contract for default. A termination for default could expose us to liability and adversely affect our financial performance and our ability to win new contracts.

Our success and growth in our Aerospace and Defense segment depends on our ability to execute longstanding programs and periodically secure new contracts in a competitive environment.

Aerojet Rocketdyne’s revenue is primarily derived from longstanding contracts (often sole source) where Aerojet Rocketdyne is the long-term incumbent. The challenge for Aerojet Rocketdyne is to utilize its technical, engineering, manufacturing and management skills to execute these programs well for the customer, to continue to innovate and refine its solutions, and to offer the customer increasing affordability in an era of fiscal restraint. If Aerojet Rocketdyne is unable to successfully execute these longstanding programs, our ability to retain existing customers and attract new customers may be impaired.

In addition, in sectors where there is competition, it can be intense. Many of our competitors have financial, technical, production, and other resources substantially greater than ours. Although the downsizing of the aerospace and defense industry in the early 1990s resulted in a reduction in the aggregate number of competitors, the consolidation has also strengthened the capabilities of some of the remaining competitors. The U.S. government also has its own manufacturing capabilities in some areas. We may be unable to compete successfully with our competitors and our inability to do so could result in a decrease in sales, profits, and cash flows that we historically have generated from certain contracts. Further, the U.S. government may open to competition programs on which we are currently the sole supplier, which could have a material adverse effect on our operating results, financial condition, and/or cash flows.

Our Aerospace and Defense segment is subject to procurement and other related laws and regulations inherent in contracting with the U.S. government, non-compliance with which could adversely affect our financial results.

In the performance of contracts with the U.S. government, we operate in a highly regulated environment and are routinely audited and reviewed by the U.S. government and its agencies, such as the DCAA. These agencies review performance under our contracts, our cost structure and our compliance with applicable laws, regulations and standards, as well as the adequacy of, and our compliance with, our internal control systems and policies. Systems that are subject to review include, but are not limited to, our accounting systems, purchasing systems, property management systems, estimating systems, earned value management systems, and Material Management and Accounting System (“MMAS”). Any costs ultimately found to be unallowable or improperly allocated to a specific contract will not be reimbursed or must be refunded if already reimbursed. If an audit uncovers improper or illegal activities, we may be subject to civil and criminal penalties, sanctions or suspension or debarment from doing business with the U.S. government. Whether or not illegal activities are alleged, the U.S. government also has the ability to decrease or withhold certain payments when it deems systems subject to its review to be inadequate. In addition, we could suffer serious reputational harm if allegations of impropriety were made against us. If such actions were to result in suspension or debarment, this could have a material adverse effect on our business.

These laws and regulations provide for ongoing audits and reviews of incurred costs as well as contract procurement, performance and administration. The U.S. government may, if it deems appropriate, conduct an investigation into possible illegal or unethical activity in connection with these contracts. Investigations of this nature are common in the aerospace and defense industry, and lawsuits may result. In addition, the U.S. government and its principal prime contractors periodically investigate the financial viability of its contractors and subcontractors as part of its risk assessment process associated with the award of new contracts. If the U.S. government or one or more prime contractors were to determine that we were not financially viable, our ability to continue to act as a government contractor or subcontractor would be impaired.

Our international sales are subject to applicable laws relating to export controls, the violation of which could adversely affect its operations.

A significant portion of our activities are subject to export control regulation by the U.S. Department of State under the U.S. Arms Export Control Act and International Traffic in Arms Regulations (“ITAR”). The export of certain defense-related products, hardware, software, services and technical data is regulated by the State Department’s Office of Defense Trade Controls Compliance (“DTCC”) under ITAR. DTCC administers the State Department’s authority under ITAR to impose civil penalties and other administrative sanctions for violations, including debarment from engaging in the export of defense articles or defense services. Violations of ITAR could result in significant sanctions including fines, more onerous compliance requirements, debarments from export privileges or loss of authorizations needed to conduct aspects of our international business.

In November 2011, DTCC informed UTC that it considers certain of UTC’s voluntary disclosures filed since 2005 to reflect deficiencies warranting penalties and sanctions. On June 28, 2012, UTC entered into a Consent Agreement (the “UTC Consent Agreement”) with DTCC to resolve a Proposed Charging Letter that references approximately 45 of UTC’s previous disclosures. The UTC Consent Agreement, which applies to Rocketdyne, has a four-year term, and provides that UTC will: (1) pay a civil penalty of up to $55 million; (2) appoint, subject to DTCC approval, an outside special compliance official to oversee the compliance by UTC and its subsidiaries and divisions, including Rocketdyne, with the UTC Consent Agreement and ITAR; (3) continue and undertake additional remedial actions to strengthen ITAR compliance, with emphasis on human resources and organization, training, automation, and security of electronic data; and (4) sponsor two outside ITAR compliance audits for UTC and its subsidiaries and divisions, including Rocketdyne, during the term of the UTC Consent Agreement.

In connection with the Acquisition, the DTCC agreed to release Rocketdyne from the UTC Consent Agreement upon consummation of the Acquisition on the condition that the Company agreed to provide to the DTCC (i) the Company’s plan to integrate Rocketdyne into the Company’s ITAR compliance program and (ii) an audit of the integration one year after closing the Acquisition. In connection with the closing of the acquisition, the Company provided to the DTCC a letter committing to the DTCC’s conditions. However, there can be no assurance that the Company will be successful in integrating Rocketdyne into the Company’s ITAR compliance program or to prevent any further ITAR violations. A future violation of ITAR could materially adversely affect the Company’s business, financial condition and results of operations.

The acquisition of the 50% ownership of RD Amross, LLC is subject to a number of conditions which could delay or materially adversely affect the timing of its completion, or prevent it from occurring.

On June 12, 2013, GenCorp and UTC entered into the Amended and Restated Purchase Agreement, which amended and restated the Original Purchase Agreement, pursuant to which GenCorp and UTC agreed to the Acquisition, subject to the terms and conditions therein. The Amended and Restated Purchase Agreement modified the Original Purchase Agreement to provide, among other things, that (i) GenCorp is not obligated to acquire the 50% membership interest of RD Amross, LLC, a Delaware limited liability company owned by UTC or the portion of the UTC business that markets and supports the sale of RD 180 engines (the “RDA Acquisition”) until certain conditions have been met, and (ii) $55 million of the Acquisition purchase price shall be payable to UTC upon such time as the RDA Acquisition may occur.

There are a number of risks and uncertainties relating to the RDA Acquisition. The RDA Acquisition may not be consummated in the timeframe or manner currently anticipated including the receipt of the Russian governmental regulatory approvals. There can be no assurance that such approvals will be obtained.

We may face integration difficulties and may be unable to integrate Rocketdyne into our existing operations successfully or realize the anticipated benefits of the Acquisition.

We have devoted and will continue to devote significant management attention and resources to integrating the operations and business practices of Rocketdyne with our existing operations and business practices. Potential difficulties we may encounter as part of the integration process include the following:

•	the inability to successfully integrate Rocketdyne in a manner that permits us to achieve the full revenue and other benefits anticipated to result from the Acquisition;

•

complexities associated with managing the businesses, including difficulty addressing possible differences in corporate cultures and management philosophies and the challenge of integrating complex systems, technology, networks and other assets of each of the companies in a seamless manner that minimizes any adverse impact on customers, suppliers, employees and other constituencies;

•	potential unknown liabilities not covered by indemnifications and unforeseen increased expenses or delays associated with the Acquisition;

•	the inability to implement effective internal controls, procedures and policies for Rocketdyne as required by the Sarbanes-Oxley Act of 2002 within the time periods prescribed thereby;

•	the inability to implement effectively our new enterprise resource planning system with respect to Rocketdyne;

•	negotiations concerning possible modifications to Rocketdyne’s contracts as a result of the Acquisition;

•	diversion of the attention of our management and the management of Rocketdyne; and

•	the disruption of, or the loss of momentum in, ongoing operations or inconsistencies in standards, controls, procedures and policies.

These potential difficulties could adversely affect our ability to maintain relationships with customers, suppliers, employees and other constituencies and the ability to achieve the anticipated benefits of the Acquisition, and could reduce our earnings or otherwise adversely affect our operations and our financial results.

Our ability to operate our business effectively may suffer if we do not in a timely and cost effective manner establish our own financial, administrative, and other support functions, related to the acquisition of Rocketdyne and we cannot assure you that the transitional services UTC agreed to provide us will be sufficient for our needs.

In connection with the acquisition of Rocketdyne, we have entered into a transition services agreement with UTC under which UTC is providing certain transitional services to us, including supply chain, information technology, accounting, human resources, treasury, and other services for a period of time. These services may not be sufficient to meet our needs. After our agreement with UTC expires, if we have not established our own support services related to the Acquisition, we may not be able to obtain these services at as favorable prices or on as favorable terms, if at all.

Any failure or significant downtime in UTC’s financial, administrative, or other support systems during the transitional period could negatively impact our results of operations or prevent us from paying our suppliers and employees, or performing administrative or other services on a timely basis, which could negatively affect our results of operations.

Our future results could suffer if we cannot effectively manage our expanded operations as a result of the Acquisition.

The size of our operations has increased significantly following the Acquisition. Our future success depends, in part, upon our ability to manage the expanded operations, which will pose substantial challenges for management, including challenges related to the management and monitoring of new operations and associated increased costs and complexity. There can be no assurance that we will be successful or that we will realize any operating efficiencies, cost savings, revenue enhancements or other benefits currently anticipated from the Acquisition.

We have already incurred and expect to incur further substantial expenses related to the Acquisition and the integration of our operations with Rocketdyne.

We have already incurred and expect to incur further substantial expenses in connection with the Acquisition and the integration of our operations with Rocketdyne. We have incurred $23.4 million of expenses related to the Acquisition through May 31, 2013. There are a large number of processes, policies, procedures, operations, technologies and systems that must be integrated, including purchasing, accounting and finance, sales, payroll, pricing, marketing and benefits. While we have assumed that a certain level of expenses will be incurred, there are many factors beyond our control that could affect the total amount or the timing of the integration expenses. Moreover, many of the expenses that will be incurred are, by their nature, difficult to estimate. These integration expenses may result in us taking significant charges against earnings following the consummation of the Acquisition, and the amount and timing of such charges are uncertain at present.

The increase in our leverage and debt service obligations as a result of the Acquisition may adversely affect our financial condition and results of operations.

We have incurred additional indebtedness in order to finance the Acquisition. On January 28, 2013, we issued $460.0 million in aggregate principal amount of the initial notes. The initial notes were sold to qualified institutional buyers in accordance with Rule 144A under the Securities Act and outside the U.S. in accordance with Regulation S under the Securities Act. We used the net proceeds of the initial notes offering to fund, in part, the Acquisition, and to pay related fees and expenses.

Following the Acquisition, we have $707.4 million of outstanding indebtedness as of May 31, 2013, an increase of approximately $458.7 million as compared with our level of outstanding indebtedness as of November 30, 2012. Our maintenance of higher levels of indebtedness could have adverse consequences including impairing our ability to obtain additional financing in the future.

Our ability to meet our expenses and debt obligations will depend on our future performance, which will be affected by financial, business, economic, regulatory and other factors. Furthermore, our operations may not generate sufficient cash flows to enable us to meet our expenses and service our debt. As a result, we may need to enter into new financing arrangements to obtain the necessary funds. If we determine that it is necessary to seek additional funding for any reason, we may not be able to obtain such funding or, if funding is available, obtain it on acceptable terms. If we fail to make a payment on our debt, we could be in default on such debt, and this default could cause us to be in default on our other outstanding indebtedness.

We may expand our operations through acquisitions, which may divert management’s attention and expose us to unanticipated liabilities and costs. Also, acquisitions may increase our non-reimbursable costs. We may experience difficulties integrating any acquired operations, and we may incur costs relating to acquisitions that are never consummated.

Our business strategy may lead us to expand our Aerospace and Defense segment through acquisitions. However, our ability to consummate any future acquisitions on terms that are favorable to us may be limited by government regulations, the number of attractive acquisition targets, internal demands on our resources, and our ability to obtain financing. Our success in integrating newly acquired businesses will depend upon our ability to retain key personnel, avoid diversion of management’s attention from operational matters, integrate general and administrative services and key information processing systems and, where necessary, re-qualify our customer programs. In addition, future acquisitions could result in the incurrence of additional debt, costs, and/or contingent liabilities. We may also incur costs and divert management attention to acquisitions that are never consummated. Integration of acquired operations may take longer, or be more costly or disruptive to our business, than originally anticipated.

Although we undertake a due diligence investigation of each business that we have acquired or may acquire, there may be liabilities of the acquired companies that we fail to, or were unable to, discover during the due diligence investigation and for which we, as a successor owner, may be responsible. In connection with acquisitions, we generally seek to minimize the impact of these types of potential liabilities through indemnities and warranties from the seller. However, these indemnities and warranties, if obtained, may not fully cover the liabilities due to limitations in scope, amount or duration, financial limitations of the indemnitor or warrantor, or other reasons.

Our inability to adapt to rapid technological changes could impair our ability to remain competitive.

The aerospace and defense industry continues to undergo rapid and significant technological development. Our competitors may implement new technologies before us, allowing them to provide more effective products at more competitive prices. Future technological developments could:

•	adversely impact our competitive position if we are unable to react to these developments in a timely or efficient manner;

•	require us to write-down obsolete facilities, equipment, and technology;

•	require us to discontinue production of obsolete products before we can recover any or all of our related research, development and commercialization expenses; or

•	require significant capital expenditures for research, development, and launch of new products or processes.

Our business and operations would be adversely impacted in the event of a failure of our information technology infrastructure.

We rely upon the capacity, reliability and security of our information technology hardware and software infrastructure and our ability to expand and update this infrastructure in response to our changing needs. We are constantly updating our information technology infrastructure. Any failure to manage, expand and update our information technology infrastructure or any failure in the operation of this infrastructure could harm our business.

Despite our implementation of security measures, our systems are vulnerable to damages from cyber-attacks, computer viruses, natural disasters, unauthorized access and other similar disruptions. Any system failure, successful cyber-attack, accident or security breach could result in disruptions to our operations. To the extent that any disruptions or security breach results in a loss or damage to our data, inappropriate disclosure of confidential information, or negative publicity, it could harm our business. In addition, we may be required to incur significant costs to protect against damage caused by these disruptions or security breaches in the future.

Our implementation of an enterprise resource planning (“ERP”) system may adversely affect our business and results of operations or the effectiveness of internal control over financial reporting.

In fiscal 2011, we began implementing a new ERP system that will deliver a new generation of information systems and work processes. ERP implementations are complex and very time-consuming projects that involve substantial expenditures on system software and implementation activities that take several years. We launched the ERP project in June 2013. If we do not effectively implement the ERP system or if the system does not operate as intended, it could adversely affect financial reporting systems, our ability to produce financial reports, and/or the effectiveness of our internal controls over financial reporting.

We may experience warranty claims for product failures, schedule delays or other problems with existing or new products and systems.

Many of the products we develop and manufacture are technologically advanced systems that must function under demanding operating conditions. Even though we believe that we employ sophisticated and rigorous design, manufacturing and testing processes and practices, we may not be able to successfully launch or manufacture our products on schedule or our products may not perform as intended.

If our products fail to perform adequately, some of our contracts require us to forfeit a portion of our expected profit, receive reduced payments, provide a replacement product or service or reduce the price of subsequent sales to the same customer. Performance penalties may also be imposed if we fail to meet delivery schedules or other measures of contract performance. We do not generally insure against potential costs resulting from any required remedial actions or costs or loss of sales due to postponement or cancellation of scheduled operations or product deliveries.

The release or explosion of dangerous materials used in our business could disrupt our operations and could adversely affect our financial results.

Our business operations involve the handling and production of potentially explosive materials and other dangerous chemicals, including materials used in rocket propulsion and explosive devices. Despite our use of specialized facilities to handle dangerous materials and intensive employee training programs, the handling and production of hazardous materials could result in incidents that temporarily shut down or otherwise disrupt our manufacturing operations and could cause production delays. It is possible that a release of these chemicals or an explosion could result in death or significant injuries to employees and others. Material property damage to us and third parties could also occur. The use of these products in applications by our customers could also result in liability if an explosion or fire were to occur. Any release or explosion could expose us to adverse publicity or liability for damages or cause production delays, any of which could have a material adverse effect on our operating results, financial condition, and/or cash flows.

Disruptions in the supply of key raw materials, difficulties in the supplier qualification process or increases in prices of raw materials could adversely affect our financial results.

We use a significant quantity of raw materials that are subject to market fluctuations and government regulations. Further, as a U.S. government contractor, we are often required to procure materials from suppliers capable of meeting rigorous customer and government specifications. As market conditions change for these companies, they often discontinue materials with low sales volumes or profit margins. We are often forced to either qualify new materials or pay higher prices to maintain the supply. Although to date we have been successful in establishing replacement materials and securing customer funding to address specific qualification needs of the programs, we may be unable to continue to do so.

The supply of ammonium perchlorate, a principal raw material used in solid propellant, is limited to a single source that supplies the entire domestic solid propellant industry and actual pricing is based on the total industry demand. The slowdown and final close out of the Space Shuttle Program has reduced the total national demand, resulting in significant unit price increases. Pricing appears to be stabilizing with recent decisions from NASA to continue the Space Launch System Heavy Lift Vehicle program and the DoD to require the use of domestic ammonium perchlorate. In the majority of our contracts, we anticipated this price increase and incorporated abnormal escalation pricing language into our proposals and contracts.

We are also impacted, as is the rest of the industry, by fluctuations in the prices and lead-times of raw materials used in production on various fixed-price contracts. We continue to experience volatility in the price and lead-times of certain commodity metals, primarily steel, aluminum and custom alloys. The schedules and pricing of titanium mill products remain well above historical levels. Additionally, we may not be able to continue to negotiate with our customers for economic and/or price adjustment clauses tied to commodity indices, or life of buy funding, to reduce program risk and impact. Additionally, we may not be able to continue to negotiate with our customers for economic and/or price adjustment clauses tied to commodity indices to reduce program impact. The DoD also continues to rigorously enforce the provisions of the “Berry Amendment” (DFARS 225-7002, 252.225-7014) which imposes a requirement to procure certain strategic materials critical to national security only from U.S. sources. While availability has not been a significant issue, cost remains a concern as this industry continues to quote “price in effect” at time of shipment terms, increasing the cost risk to our programs.

Prolonged disruptions in the supply of any of our key raw materials, difficulty qualifying new sources of supply, implementing use of replacement materials or new sources of supply, and/or a continuing volatility in the prices of raw materials could have a material adverse effect on our operating results, financial condition, and/or cash flows.

Our pension plan is currently underfunded and we expect to be required to make cash contributions in future periods, which may reduce the cash available for our businesses.

In November 2008, we decided to amend the defined benefit pension and benefits restoration plans to freeze future accruals under such plans. Effective February 1, 2009 and July 31, 2009, future benefit accruals for non-collective bargaining-unit employees and collective bargaining-unit employees were discontinued, respectively.

As of the last measurement date at November 30, 2012, our total defined benefit pension plan assets and unfunded pension obligation for our tax-qualified pension plan were approximately $1,243.1 million and $454.5 million, respectively. We do not expect to make any cash contributions to the tax-qualified defined benefit pension plan until fiscal 2015 or later. Further, with the Office of Federal Procurement Policy issuance of the final rule harmonizing Cost Accounting Standard (“CAS”) 412, Composition and Measurement of Pension Cost, and CAS 413, Adjustment and Allocation of Pension Cost, with the Pension Protection Act (the “PPA”), we will recover portions of any required pension funding through our government contracts. Approximately 84% of our unfunded pension benefit obligation as of November 30, 2012 is related to our government contracting business segment, Aerojet Rocketdyne. Accordingly, we believe a significant portion of any future contributions to our tax-qualified defined benefit pension plan would be recoverable through our government contracts.

The PPA requires underfunded pension plans to improve their funding ratios based on the funded status of the plan as of specified measurement dates through contributions or application of prepayment credits. As of November 30, 2012, we have accumulated $32.5 million in prepayment credits as a result of advanced funding.

On July 6, 2012, the Moving Ahead for Progress in the 21st Century Act (“MAP-21”) was signed into law by the U.S. government. MAP-21, in part, provides temporary relief for employers who sponsor defined benefit pension plans related to funding contributions under the Employee Retirement Income Security Act of 1974. Specifically, MAP-21 implemented a 25-year average interest rate corridor around the 24 month interest rate used for purposes of determining minimum funding obligations. This relief is expected to defer cash contributions until fiscal 2015 or later.

The funded status of the pension plan may be adversely affected by the investment experience of the plan’s assets, by any changes in U.S. law and by changes in the statutory interest rates used by tax-qualified pension plans in the U.S. to calculate funding requirements. Accordingly, if the performance of our plan’s assets does not meet our assumptions, if there are changes to the Internal Revenue Service regulations or other applicable law or if other actuarial assumptions are modified, our future contributions to our underfunded pension plan could be higher than we expect.

The level of returns on retirement benefit plan assets, changes in interest rates, changes in legislation, and other factors affects our financial results.

The timing of recognition of pension expense or income in our financial statements differs from the timing of the required pension funding under PPA or the amount of funding that can be recorded in our overhead rates through our government contracting business. Our earnings are positively or negatively impacted by the amount of expense or income we record for our employee retirement benefit plans. We calculate the expense for the plans based on actuarial valuations. These valuations are based on assumptions that we make relating to financial market and other economic conditions. Changes in key economic indicators result in changes in the assumptions we use. The key assumptions used to estimate retirement benefit plan expense for the following year are the discount rate and expected long-term rate of return on plan assets. Our pension expense or income can also be affected by legislation and other government regulatory actions.

Although some of our environmental expenditures may be recoverable and we have established reserves, given the many uncertainties involved in assessing liability for environmental claims, our reserves may not be sufficient, which could adversely affect our financial results and cash flows.

As of May 31, 2013, the aggregate range of our estimated future environmental obligations was $181.5 million to $313.9 million and the accrued amount was $181.5 million. We believe the accrued amount for future remediation costs represents the costs that could be incurred by us over the contractual term, if any, or the next fifteen years of the estimated remediation, to the extent they are probable and reasonably estimable. However, in many cases the nature and extent of the required remediation has not yet been determined. Given the many uncertainties involved in assessing liability for environmental claims, our reserves may prove to be insufficient. We evaluate the adequacy of those reserves on a quarterly basis, and adjust them as appropriate. In addition, the reserves are based only on known sites and the known contamination at those sites. It is possible that additional sites needing remediation may be identified or that unknown contamination at previously identified sites may be discovered. It is also possible that the regulatory agencies may change clean-up standards for chemicals of concern such as ammonium perchlorate and trichloroethylene. This could lead to additional expenditures for environmental remediation in the future and, given the uncertainties involved in assessing liability for environmental claims, our reserves may prove to be insufficient.

Most of our environmental costs are incurred by our Aerospace and Defense segment, and certain of these costs are allowed to be included in our contracts with the U.S. government or reimbursable by Northrop Grumman Corporation. Prior to the third quarter of fiscal 2010, approximately 12% of environmental reserve adjustments related to our Sacramento site and our former Azusa site were charged to the consolidated statements of operations. Subsequent to the third quarter of fiscal 2010, because we reached the reimbursement ceiling under the Northrop Agreement on an accrual basis, approximately 37% of environmental reserve adjustments are expensed to the consolidated statements of operations. We are seeking to amend our agreement with the U.S. government to increase the amount allocable to our U.S. government contracts; however, there can be no assurances that we will be successful in this pursuit.

Our environmental expenses related to non-Aerojet Rocketdyne sites are generally not recoverable and a significant increase in these estimated environmental expenses could have a significant adverse effect on our operating results, financial condition, and/or cash flows.

Our operations and properties are currently the subject of significant environmental liabilities, and the numerous environmental and other government requirements to which we are subject may become more stringent in the future.

We are subject to federal, state and local laws and regulations that, among other things, require us to obtain permits to operate and install pollution control equipment and regulate the generation, storage, handling, transportation, treatment, and disposal of hazardous and solid wastes. These requirements may become more stringent in the future. Additional regulations dictate how and to what level we remediate contaminated soils and the level to which we are required to clean contaminated groundwater. These requirements may also become more stringent in the future. We may also be subject to fines and penalties relating to the operation of our existing and formerly owned businesses. We have been and are subject to toxic tort and asbestos lawsuits as well as other third-party lawsuits, due to either our past or present use of hazardous substances or the alleged on-site or off-site contamination of the environment through past or present operations. We may incur material costs in defending these claims and lawsuits and any similar claims and lawsuits that may arise in the future. Contamination at our current and former properties is subject to investigation and remediation requirements under federal, state and local laws and regulations, and the full extent of the required remediation has not yet been determined. Any adverse judgment or cash outlay could have a significant adverse effect on our operating results, financial condition, and/or cash flows.

We are from time to time subject to significant litigation, the outcome of which could adversely affect our financial results.

We and our subsidiaries are subject to material litigation. We may be unsuccessful in defending or pursuing these lawsuits or claims. Regardless of the outcome, litigation can be very costly and can divert management’s efforts. Adverse outcomes in litigation could have a material adverse effect on our operating results, financial condition, and/or cash flows.

We face certain significant risk exposures and potential liabilities that may not be adequately covered by indemnity or insurance.

A significant portion of our business relates to developing and manufacturing propulsion systems for defense and space applications, and armament systems for precision tactical weapon systems and munitions applications. New technologies may be untested or unproven. In addition, we may incur significant liabilities that are unique to our products and services. In some, but not all, circumstances, we may receive indemnification from the U.S. government. While we maintain insurance for certain risks, the amount of our insurance coverage may not be adequate to cover all claims or liabilities, and it is not possible to obtain insurance to protect against all operational risks and liabilities. Accordingly, we may be forced to bear substantial costs resulting from risks and uncertainties of our business, which could have a material adverse effect on our operating results, financial condition, and/or cash flows.

Our inability to protect our patents and proprietary rights could adversely affect our businesses’ prospects and competitive positions.

We seek to protect proprietary technology and inventions through patents and other proprietary-right protection. If we are unable to obtain or maintain these protections, we may not be able to prevent third parties from using our proprietary rights. In addition, we may incur significant expense in protecting our intellectual property.

We also rely on trade secrets, proprietary know-how and continuing technological innovation to remain competitive. We have taken measures to protect our trade secrets and know-how, including the use of confidentiality agreements with our employees, consultants and advisors. These agreements may be breached and remedies for a breach may not be sufficient to compensate us for damages incurred. We generally control and limit access to our product documentation and other proprietary information. Other parties may independently develop our know-how or otherwise obtain access to our technology.

Business disruptions could seriously affect us.

Our business may be affected by disruptions including, but not limited to: threats to physical security of our facilities and employees, including senior executives; terrorist acts; information technology attacks or failures; damaging weather or other acts of nature; and pandemics or other public health crises. The costs related to these events may not be fully mitigated by insurance or other means. Disruptions could affect our internal operations or services provided to customers, which could have a material adverse effect on our operating results, financial condition, and/or cash flows.

If our operating subsidiaries do not generate sufficient cash flow or if they are not able to pay dividends or otherwise distribute their cash to us, or if we have insufficient funds on hand, we may not be able to service our debt.

All of the operations of our Aerospace and Defense and Real Estate segments are conducted through subsidiaries. Consequently, our cash flow and ability to service our debt obligations will be largely dependent upon the earnings and cash flows of our operating subsidiaries and the distribution of those earnings to us, or upon loans, advances or other payments made by these subsidiaries to us. The ability of our subsidiaries to pay dividends or make other payments or advances to us will depend upon their operating results and cash flows and will be subject to applicable laws and any contractual restrictions contained in the agreements governing their debt, if any.

We have a substantial amount of debt. Our ability to operate is limited by the agreements governing our debt.

We have a substantial amount of debt for which we are required to make interest and principal payments. Interest on long-term financing is not a recoverable cost under our U.S. government contracts. As of May 31, 2013, we had $707.4 million of debt. Subject to the limits contained in some of the agreements governing our outstanding debt, we may incur additional debt in the future. Our maintenance of higher levels of indebtedness could have adverse consequences including impairing our ability to obtain additional financing in the future.

Our level of debt places significant demands on our cash resources, which could:

•	make it more difficult to satisfy our outstanding debt obligations;

•

require us to dedicate a substantial portion of our cash for payments related to our debt, reducing the amount of cash flow available for working capital, capital expenditures, entitlement of our real estate assets, and other general corporate purposes;

•	limit our flexibility in planning for, or reacting to, changes in the industries in which we compete;

•	place us at a competitive disadvantage with respect to our competitors, some of which have lower debt service obligations and greater financial resources than we do;

•	limit our ability to borrow additional funds;

•	limit our ability to expand our operations through acquisitions; and

•	increase our vulnerability to general adverse economic and industry conditions.

If we are unable to generate sufficient cash flow to service our debt and fund our operating costs, our liquidity may be adversely affected.

We are obligated to comply with financial and other covenants outlined in our debt indentures and agreements that could restrict our operating activities. A failure to comply could result in a default under our Senior Credit Facility which would, if not waived by the lenders which likely would come with substantial cost, accelerate the payment of our debt. A payment default under the Senior Credit Facility could result in cross defaults on the initial notes, the new notes and our 4.0625% Convertible Subordinated Debentures (the “4 1/16% Debentures”).

Our debt instruments generally contain various restrictive covenants which include, among others, provisions which may restrict our ability to:

•	access the full amount of our revolving credit facility and/or incur additional debt;

•	enter into certain leases;

•	make certain distributions, investments, and other restricted payments;

•	cause our restricted subsidiaries to make payments to us;

•	enter into transactions with affiliates;

•	create certain liens;

•	purchase assets or businesses;

•	sell assets and, if sold, retain excess cash flow from these sales; and

•	consolidate, merge or sell all or substantially all of our assets.

Our secured debt also contains other customary covenants, including, among others, provisions:

•	relating to the maintenance of the property collateralizing the debt; and

•	restricting our ability to pledge assets or create other liens.

In addition, certain covenants in our bank facility require that we maintain certain financial ratios.

Based on our existing debt agreements, we were in compliance with our financial and non-financial covenants as of May 31, 2013. Any of the covenants described in this risk factor may restrict our operations and our ability to pursue potentially advantageous business opportunities. Our failure to comply with these covenants could also result in an event of default that, if not cured or waived, could result in the acceleration of the Senior Credit Facility, the initial notes, the new notes and the 4 1/16% Debentures. In addition, our failure to pay principal and interest when due is a default under the Senior Credit Facility, and in certain cases, would cause cross defaults on the initial notes, the new notes and 4 1/16% Debentures. We have limited collateral available for additional financing due to the fact that our indebtedness under the Senior Credit Facility is secured by (i) all equity interests owned or held by the Company, including interests in Easton and 66% of the voting stock (and 100% of the non-voting stock) of all present and future first-tier foreign subsidiaries of the Company and the subsidiary guarantors that guarantee the Senior Credit Facility and (ii) substantially all of the tangible and intangible personal property and assets of the Company. In addition, our indebtedness under the Senior Credit Facility is secured by certain real property owned by the Company located in Orange, Virginia and Redmond, Washington and will be secured in the near future by certain real property owned by the Company in Canoga Park, California. The Company’s real property located in northern California, including the real estate holdings of Easton, is excluded from the collateral securing the Senior Credit Facility.

The real estate market involves significant risk, which could adversely affect our financial results.

Our real estate activities involve significant risks, which could adversely affect our financial results. We are subject to various risks, including the following:

•

we may be unable to obtain, or suffer delays in obtaining, necessary re-zoning, land use, building, occupancy, and other required governmental permits and authorizations, which could result in increased costs or our abandonment of these projects;

•	we may be unable to complete environmental remediation or to have state and federal environmental restrictions on our property lifted, which could cause a delay or abandonment of these projects;

•	we may be unable to obtain sufficient water sources to service our projects, which may prevent us from executing our plans;

•	our real estate activities may require significant expenditures and we may not be able to obtain financing on favorable terms, which may render us unable to proceed with our plans;

•

economic and political uncertainties could have an adverse effect on consumer buying habits, construction costs, availability of labor and materials and other factors affecting us and the real estate industry in general;

•	our property is subject to federal, state, and local regulations and restrictions that may impose significant limitations on our plans;

•	much of our property is raw land that includes the natural habitats of various endangered or protected wildlife species requiring mitigation;

•

if our land use plans are approved by the appropriate governmental authorities, we may face lawsuits from those who oppose such plans. Such lawsuits and the costs associated with such opposition could be material and have an adverse effect on our ability to sell property or realize income from our projects; and

•	the time frame required for approval of our plans means that we will have to wait years for a significant cash return.

Substantially all of our excess real estate, that we are in the process of entitling for new opportunities, is located in Sacramento County, California making us vulnerable to changes in economic and other conditions in that particular market.

As a result of the geographic concentration of our properties, our long-term real estate performance and the value of our properties will depend upon conditions in the Sacramento region, including:

•	the sustainability and growth of industries located in the Sacramento region;

•	the financial strength and spending of the State of California;

•	local real estate market conditions;

•	changes in neighborhood characteristics;

•	changes in interest rates; and

•	real estate tax rates.

If unfavorable economic or other conditions continue in the region, our plans and business strategy could be adversely affected.

We may incur additional costs related to past or future divestitures, which could adversely affect our financial results.

In connection with our divestitures of the Fine Chemicals and GDX Automotive businesses in fiscal 2005 and fiscal 2004, respectively, we have incurred and may incur additional costs, including costs related to the closure of a manufacturing facility in Chartres, France. As part of these and other divestitures, we have provided customary indemnification to the purchasers for such matters as claims arising from the operation of the businesses prior to disposition, including warranty and income tax matters, and liability to investigate and remediate certain environmental contamination existing prior to disposition. These additional costs and the indemnification of the purchasers of our former or current businesses may require additional cash expenditures, which could have a material adverse effect on our operating results, financial condition, and/or cash flows.

In order to be successful, we must attract and retain key employees.

Our business has a continuing need to attract large numbers of skilled personnel, including personnel holding security clearances, to support the growth of the enterprise and to replace individuals who have terminated employment due to retirement or for other reasons. To the extent that the demand for qualified personnel exceeds supply, we could experience higher labor, recruiting, or training costs in order to attract and retain such employees, or could experience difficulties in performing under our contracts if our needs for such employees were unmet. In addition, our inability to appropriately plan for the transfer or replacement of appropriate intellectual capital and skill sets critical to us could result in business disruptions and impair our ability to achieve business objectives.

A strike or other work stoppage, or our inability to renew collective bargaining agreements on favorable terms, could adversely affect our financial results.

As of November 30, 2012, 13% of our 3,391 employees were covered by collective bargaining agreements. In June 2011, we entered into a new collective bargaining agreement with substantially all of our covered employees through June 2014. In the future, if we are unable to negotiate acceptable new agreements with the unions, upon expiration of the existing contracts, we could experience a strike or work stoppage. Even if we are successful in negotiating new agreements, the new agreements could call for higher wages or benefits paid to union members, which would increase our operating costs and could adversely affect our profitability. If our unionized workers were to engage in a strike or other work stoppage, or other non-unionized operations were to become unionized, we could experience a significant disruption of operations at our facilities or higher ongoing labor costs. A strike or other work stoppage in the facilities of any of our major customers or suppliers could also have similar effects on us.

Due to the nature of our business, our sales levels may fluctuate causing our quarterly operating results to fluctuate.

Our quarterly and annual sales are affected by a variety of factors that may lead to significant variability in our operating results. In our Aerospace and Defense segment, sales earned under long-term contracts are recognized either on a cost basis, when deliveries are made, or when contractually defined performance milestones are achieved. The timing of deliveries or milestones may fluctuate from quarter to quarter. In our Real Estate segment, sales of property may be made from time to time, which may result in variability in our operating results and cash flows.

Failure to maintain effective internal controls in accordance with the Sarbanes-Oxley Act of 2002 could negatively impact the market price of our common stock. “Out of period” adjustments could require us to restate or revise previously issued financial statements.

Effective internal controls are necessary for us to provide reliable financial reports and to effectively prevent fraud. We rely on numerous manual processes to manage our business, which increases our risk of having an internal control failure. The SEC, as directed by Section 404 of the Sarbanes-Oxley Act of 2002, adopted rules requiring public companies to include a report by management on the effectiveness of our internal control over financial reporting in our Annual Reports on Form 10-K. In addition, our independent registered public accounting firm must report on the effectiveness of the internal control over financial reporting. Although we review our internal control over financial reporting in order to ensure compliance with the Section 404 requirements, if we or our independent registered public accounting firm is not satisfied with our internal control over financial reporting or the level at which these controls are documented, designed, operated or reviewed, or if our independent registered public accounting firm interprets the requirements, rules and/or regulations differently from our interpretation, then they may issue a report that is qualified. This could result in an adverse reaction in the financial marketplace due to a loss of investor confidence in the reliability of our financial statements, which ultimately could negatively impact our stock price.

In addition, we have in the past recorded, and may in the future record, out of period adjustments to our financial statements. In making such adjustments we apply the analytical framework of SEC Staff Accounting Bulletin No. 99, “Materiality” (“SAB 99”), to determine whether the effect of any out of period adjustment to our financial statements is material and whether such adjustments, individually or in the aggregate, would require us to restate or revise our financial statements for previous periods. Under SAB 99, companies are required to apply quantitative and qualitative factors to determine the “materiality” of particular adjustments. We recorded out of period adjustments in fiscal 2012 and other prior periods, and in each instance determined that the adjustments were not material to the period in which the error originated or was corrected. In the future we may identify further out of period adjustments impacting our interim or annual financial statements. Depending upon the complete qualitative and quantitative analysis, this could result in us restating or revising previously issued financial statements.

Risks Relating to Our Indebtedness

Our substantial debt level could adversely affect our financial condition, limit our ability to operate, and prevent us from fulfilling our obligations under our indebtedness, including the new notes.

We have a substantial amount of debt, which requires us to make interest and principal payments. As of May 31, 2013, we had $707.4 million of debt principal outstanding (including $0.9 million of capital lease obligations), of which $506.3 million is senior secured debt and $200.2 million is convertible subordinated debt, and we had approximately $105.2 million available to borrow under our Senior Credit Facility (immediately following the closing of the Acquisition, after giving effect to the issuance of $12.9 million in additional letters of credit in connection with the Acquisition, we had approximately $92.3 million available under our Senior Credit Facility). Subject to the limits contained in the Indenture and our Senior Credit Facility, we may be able to incur additional debt from time to time to finance working capital, capital expenditures, investments or acquisitions, or for other purposes. If we do so, the risks related to our level of debt could intensify. Specifically, our level of debt could have important consequences to the holders of the new notes, including the following:

•	making it more difficult for us to satisfy our obligations with respect to the new notes and our other debt;

•	limiting our ability to obtain additional financing to fund future working capital, capital expenditures, acquisitions or other general corporate requirements;

•

requiring a substantial portion of our cash flows to be dedicated to the payment of principal and interest on our indebtedness, thereby reducing the availability of our cash flows to fund future working capital, capital expenditures, acquisitions or other general corporate requirements;

•	increasing our vulnerability to general adverse economic and industry conditions;

•	limiting our flexibility in planning for and reacting to changes in our business and the industry in which we compete;

•	placing us at a disadvantage compared to other, less leveraged competitors;

•	limiting our ability to adjust to changing market conditions; and

•	increasing our cost of borrowing.

We may be unable to service our indebtedness, including the new notes.

Our ability to make scheduled payments on and to refinance our indebtedness, including the new notes, depends on and is subject to our financial and operating performance, which in turn is affected by general and regional economic, financial, competitive, business and other factors beyond our control, including the availability of financing in the international banking and capital markets. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to service our debt, including the new notes, to refinance our debt or to fund our other liquidity needs. If we are unable to meet our debt obligations or to fund our other liquidity needs, we will need to restructure or refinance all or a portion of our debt, including the new notes, which could cause us to default on our debt obligations and impair our liquidity. Any refinancing of our indebtedness could be at higher interest rates and may require us to comply with more onerous covenants which could further restrict our business operations.

The holders of our 4 1/16% Debentures may require us to repurchase all or a portion of our 4 1/16% Debentures on December 31, 2014 at a price equal to 100% of their principal amount plus accrued and unpaid interest, if any, up to but excluding the date of repurchase. We may elect to repurchase such 4 1/16% Debentures in cash, with shares of our common stock or with a combination of cash and shares of our common stock, at our option, subject to certain conditions. If we repurchase some or all of our 4 1/16% Debentures in cash, our liquidity and cash position may be materially impacted.

Despite our debt levels, we may incur additional debt.

Despite the restrictions and limitations described above, we may be able to incur significant additional indebtedness. Our Senior Credit Facility permits additional borrowings under certain circumstances and the Indenture and indentures governing our other notes will permit the incurrence of additional indebtedness by us or our subsidiaries under certain circumstances. See “Description of the New Notes—Certain Covenants.” As of May 31, 2013, we had approximately $105.2 million of borrowings available to us under our Senior Credit Facility thereunder, after giving effect to $44.8 million of outstanding letters of credit, subject to compliance with our financial and other covenants under the terms thereof (immediately following the closing of the Acquisition, after giving effect to the issuance of $12.9 million in additional letters of credit in connection with the Acquisition, we had approximately $92.3 million available under our Senior Credit Facility).

We rely on our subsidiaries for our operating funds, and our subsidiaries have no obligation to supply us with any funds.

We conduct our operations through subsidiaries and are dependent upon our subsidiaries for the funds we need to operate and repay our debt obligations. We will be dependent on the transfer of funds from our subsidiaries to make the payments due under our indebtedness, including the new notes. Each of our non-guarantor subsidiaries is a distinct legal entity and has no obligation, contingent or otherwise, to transfer funds to us. Our ability to pay our indebtedness, including the new notes, and the ability of our non-guarantor subsidiaries to transfer funds to us, could be restricted by the terms of subsequent financings.

We may be unable to refinance our indebtedness.

We may need to refinance all or a portion of our indebtedness, including the new notes, before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including our Senior Credit Facility, on commercially reasonable terms or at all. There can be no assurance that we will be able to obtain sufficient funds to enable us to repay or refinance our debt obligations on commercially reasonable terms, or at all.

Covenants in our debt agreements restrict our activities and could adversely affect our business.

Our debt agreements, such as the Indenture and the agreements governing our Senior Credit Facility, contain various covenants that limit our ability and the ability of our restricted subsidiaries to engage in a variety of transactions including:

•	incurring additional debt;

•	paying dividends or making other distributions on, redeeming or repurchasing capital stock;

•	making investments or other restricted payments;

•	entering into transactions with affiliates;

•	issuing stock of restricted subsidiaries;

•	selling assets;

•	creating liens on assets to secure debt; or

•	effecting a consolidation or merger.

These covenants limit our operational flexibility and could prevent us from taking advantage of business opportunities as they arise, growing our business or competing effectively. Additional restrictive covenants are set forth in “—Risks Relating to our Business and Industry—We are obligated to comply with financial and other covenants outlined in our debt indentures and agreements that could restrict our operating activities. A failure to comply could result in a default under our Senior Credit Facility which would, if not waived by the lenders which likely would come with substantial cost, accelerate the payment of our debt. A payment default under the Senior Credit Facility could result in cross defaults on the new notes and our 4 1/16% Debentures.” In addition, the Senior Credit Facility requires us to maintain specified financial ratios and satisfy other financial condition tests. Our ability to meet these financial ratios and tests can be affected by events beyond our control, and we cannot assure you that we will meet these tests.

A breach of any of these covenants or other provisions in our debt agreements could result in an event of default, which if not cured or waived, could result in such debt becoming immediately due and payable. This, in turn, could cause our other debt to become due and payable as a result of cross-acceleration provisions contained in the agreements governing such other debt. We cannot assure you that we will be able to maintain compliance with these covenants in the future and, if we fail to do so, that we will be able to obtain waivers from the lenders and/or amend the covenants. In the event that some or all of our debt is accelerated and becomes immediately due and payable, we may not have the funds to repay, or the ability to refinance, such debt. See “—Risks Relating to our Business and Industry—We are obligated to comply with financial and other covenants outlined in our debt indentures and agreements that could restrict our operating activities. A failure to comply could result in a default under our Senior Credit Facility which would, if not waived by the lenders which likely would come with substantial cost, accelerate the payment of our debt. A payment default under the Senior Credit Facility could result in cross defaults on the initial notes, the new notes and our 4 1/16% Debentures.”

In addition, our cash contribution requirements to our pension plan may adversely affect our ability to meet certain covenants for our Senior Credit Facility which would result in a default under our Senior Credit Facility and in certain cases, would cause cross defaults on other debt instruments, including the new notes.

Risks Relating to the New Notes

The new notes will be structurally subordinated to all liabilities of our non-guarantor subsidiaries.

The new notes are structurally subordinated to the indebtedness and other liabilities of our subsidiaries that are not guaranteeing the new notes. These non-guarantor subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the new notes, or to make any funds available therefor, whether by dividends, loans, distributions or other payments. After giving effect to the Acquisition, on a pro forma basis, our non-guarantor subsidiaries would have generated approximately 1% of our net sales for the six months ended May 31, 2013, and would have accounted for approximately 3% of our total assets, excluding all intercompany balances, and less than 1% of our total liabilities as of May 31, 2013. Any right that we or the subsidiary guarantors have to receive any assets of any of the non-guarantor subsidiaries upon the liquidation or reorganization of those subsidiaries, and the consequent rights of holders of the new notes to realize proceeds from the sale of any of those subsidiaries’ assets, will be effectively subordinated to the claims of those subsidiaries’ creditors, including trade creditors and holders of preferred equity interests of those subsidiaries. Accordingly, in the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, these non-guarantor subsidiaries will pay the holders of their debts, holders of preferred equity interests and their trade creditors before they will be able to distribute any of their assets to us.

If the new notes are rated investment grade at any time by both Moody’s and Standard & Poors, most of the restrictive covenants and corresponding events of default contained in the Indenture will be suspended.

If, at any time, the credit rating on the new notes, as determined by both Moody’s Investors Service and Standard & Poors Ratings Services, equals or exceeds Baa3 and BBB-, respectively, or any equivalent replacement ratings, we will no longer be subject to most of the restrictive covenants and corresponding events of default contained in the Indenture. Any restrictive covenants or corresponding events of default that cease to apply to us as a result of achieving these ratings will be restored if one or both of the credit ratings on the new notes later fall below these thresholds or in certain other circumstances. However, during any period in which these restrictive covenants are suspended, we may incur other indebtedness, make restricted payments and take other actions that would have been prohibited if these covenants had been in effect. If the restrictive covenants are later restored, the actions taken while the covenants were suspended will not result in an event of default under the Indenture even if they would constitute an event of default at the time the covenants are restored. Accordingly, if these covenants and corresponding events of default are suspended, holders of the new notes will have less credit protection than at the time the new notes are issued.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from subsidiary guarantors.

Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee of the new notes could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that subsidiary guarantor if, among other things, the subsidiary guarantor, at the time it incurred the debt evidenced by its guarantee:

•	received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee;

•	was insolvent or rendered insolvent by reason of such incurrence;

•	was engaged in a business or transaction for which the subsidiary guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

In addition, any payment by that subsidiary guarantor pursuant to its guarantee could be voided and required to be returned to the subsidiary guarantor, or to a fund for the benefit of our creditors or the creditors of the subsidiary guarantor.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a subsidiary guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•

if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

On the basis of historical financial information, recent operating history and other factors, although we have a negative book value on a GAAP basis, we believe that each of the subsidiary guarantors that will guarantee the new notes, after giving effect to its guarantee of the new notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard. In addition, each guarantee will contain a provision intended to limit the subsidiary guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. This provision may not be effective to protect the guarantees from being voided under fraudulent transfer law, or may eliminate the subsidiary guarantor’s obligations or reduce the subsidiary guarantor’s obligations to an amount that effectively makes the guarantee worthless. However, this provision may not be effective to protect the subsidiary guarantees from being voided under fraudulent conveyance or fraudulent transfer laws. Accordingly, there can be no assurance that this provision will be upheld as intended.

Other secured indebtedness, including indebtedness under our Senior Credit Facility, which is secured by substantially all of our and the subsidiary guarantors’ assets on a first priority basis, are senior to the new notes.

Obligations under our Senior Credit Facility are secured by a first-priority lien on substantially all of our and the subsidiary guarantors’ assets. The new notes and the guarantees of the new notes are secured by a second-priority lien in the collateral securing indebtedness under our Senior Credit Facility. Any rights to payment and claims by holders of the new notes are, therefore, effectively junior to any rights to payment or claims by our creditors under our Senior Credit Facility with respect to distributions of such collateral. Only when our obligations under our Senior Credit Facility are satisfied in full will the proceeds of those assets, subject to other permitted liens, be used to satisfy the obligations under the new notes and the guarantees of the new notes. In addition, the Indenture permits us to incur additional indebtedness secured by a lien that ranks equally with the new notes. Any such indebtedness may further limit the recovery from the realization of the value of such collateral available to satisfy holders of the new notes.

As of May 31, 2013, we had $46.3 million of first priority senior secured indebtedness, and we had approximately $105.2 million available to borrow under our Senior Credit Facility.

The value of the collateral securing the new notes may not be sufficient to satisfy all our obligations under the new notes.

Our obligations under the new notes are secured by a second-priority lien on substantially all of our and the subsidiary guarantors’ assets that secure our obligations under our Senior Credit Facility, subject to certain exceptions and customary permitted liens. No appraisals of the collateral have been prepared in connection with this offering. The value of the collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers for the collateral. By its nature, some or all of the collateral may be illiquid and may have no readily ascertainable market value. The value of the assets pledged as collateral for the new notes could be impaired in the future as a result of changing economic conditions, competition or other future trends. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, no assurance can be given that the proceeds from any sale or liquidation of the collateral will be sufficient to pay our obligations under the new notes, in full or at all, after first satisfying our obligations in full under first-priority claims. There also can be no assurance that the collateral will be saleable and, even if saleable, the timing of its liquidation would be uncertain. Accordingly, there may not be sufficient collateral to pay all or any of the amounts due on the new notes. Any claim for the difference between the amount, if any, realized by holders of the new notes from the sale of the collateral securing the new notes and the obligations under the new notes will rank equally in right of payment with all of our other unsecured unsubordinated indebtedness and other obligations, including trade payables. The collateral may also secure additional pari passu indebtedness that we incur in the future. Your rights to the collateral would be diluted by any increase in the indebtedness secured by the collateral. In addition, as described further herein, to the extent the value of the collateral is less than the amount of the obligations due under the new notes, under applicable U.S. bankruptcy law, the holders of the new notes would not be entitled to receive, among other things, post-petition interest, fees, or expenses in any bankruptcy case. See “Risk Factors—Risks Relating to the New Notes—Rights of the holders of the new notes in the Collateral may be adversely affected by bankruptcy proceedings and holders of the new notes may not be entitled to post-petition interest in any bankruptcy proceeding.”

With respect to some of the collateral, the collateral agent’s security interest and ability to foreclose will also be limited by the need to meet certain requirements, such as obtaining third-party consents and making additional filings. If we are unable to obtain these consents or make these filings, the security interests may be invalid and the holders of the new notes will not be entitled to the collateral or any recovery with respect thereto. We cannot assure you that any such required consents can be obtained on a timely basis or at all. These requirements may limit the number of potential bidders for certain collateral in any foreclosure and may delay any sale, either of which events may have an adverse effect on the sale price of the collateral. Therefore, the practical value of realizing on the collateral may, without the appropriate consents and filings, be limited.

The terms of the Indenture and the intercreditor agreement permit, without the consent of the holders of the new notes, various releases of the collateral securing the new notes and the guarantees of the new notes, which could be adverse to the holders of the new notes.

The lenders under our Senior Credit Facility will, at all times prior to the termination of our Senior Credit Facility, control all remedies or other actions related to the collateral securing the new notes. In addition, if the lenders under our Senior Credit Facility release the liens securing the obligations thereunder in connection with an enforcement action, then, under the terms of the Indenture governing the new notes, the holders of the new notes will be deemed to have given approval for the release of the second-priority liens on such assets securing the new notes. Additionally, the Indenture and the security documents for the new notes provide that the liens securing the new notes on any item of collateral will be automatically released in the event that we or any subsidiary guarantor sells or otherwise disposes of such collateral in a transaction otherwise permitted by the Indenture. Accordingly, substantial collateral may be released automatically without consent of the holders of the new notes or the trustee under the Indenture governing the new notes.

In addition, in the event of any insolvency or liquidation proceeding, if the lenders under our Senior Credit Facility desire to permit any use of cash collateral or debtor-in-possession (“DIP”) financing up to a certain capped amount, the collateral agent for the new notes would be limited in raising various objections to such DIP financing. The intercreditor agreement will also limit the right of the collateral agent for the new notes to, among other things, seek relief from the “automatic stay” in an insolvency proceeding or to seek or accept “adequate protection” from a bankruptcy court even though such holders’ rights with respect to the collateral are being affected.

Rights of the holders of the new notes in the collateral may be adversely affected by the failure to perfect liens on certain collateral acquired in the future.

Applicable law requires that certain property and rights acquired after the grant of a general security interest, such as real property, equipment subject to a certificate and certain proceeds, can only be perfected at the time such property and rights are acquired and identified. The trustee or the collateral agent may not monitor, or we may not inform the trustee or the collateral agent of, the future acquisition of property and rights that constitute collateral, and necessary action may not be taken to properly perfect the security interest in such after acquired collateral. The collateral agent for the new notes has no obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interest in favor of the new notes against third parties. Such failure may result in the loss of the security interest therein or the priority of the security interest in favor of the new notes against third parties. In addition, as described further herein, even if the trustee or collateral agent does properly perfect liens on collateral acquired in the future, such liens may potentially be avoidable as a preference in any bankruptcy proceeding under certain circumstances. See “Risk Factors—Risks Relating to the New Notes—Any future pledge of collateral provided after the new notes are issued might be avoided by a trustee in bankruptcy.”

We will in most cases have control over the collateral, and the sale of particular assets by us could reduce the pool of assets securing the new notes and the guarantees of the new notes.

The collateral documents allow us to remain in possession of, retain exclusive control over, freely operate, and collect, invest and dispose of any income from, the collateral securing the new notes and the guarantees of the new notes. For example, so long as no default or event of default under the Indenture would result therefrom, we may, among other things, without any release or consent by the Trustee, conduct ordinary course activities with respect to collateral, such as selling, factoring, abandoning or otherwise disposing of collateral and making ordinary course cash payments (including repayments of indebtedness). See “Description of the New Notes.”

The collateral is subject to casualty risks.

We intend to maintain insurance or otherwise insure against hazards in a manner appropriate and customary for our business. There are, however, certain losses that may be either uninsurable or not economically insurable, in whole or in part. Insurance proceeds may not compensate us fully for our losses. If there is a complete or partial loss of any of the collateral, the insurance proceeds may not be sufficient to satisfy all of the secured obligations, including the new notes and the guarantees of the new notes.

Any future pledge of collateral provided after the new notes are issued might be avoided by a trustee in bankruptcy.

The Indenture and the security documents will require us to grant liens on certain assets that we or any subsidiary guarantor acquires after the new notes are issued. Any future guarantee or additional lien in favor of the collateral agent for the benefit of the holders of the new notes might be avoidable by the grantor (as debtor-in-possession) or by its trustee in bankruptcy or other third parties if certain events or circumstances exist or occur. For instance, if the entity granting a future guarantee or additional lien was insolvent at the time of the grant and if such grant was made within 90 days before that entity commenced a bankruptcy proceeding (or one year before commencement of a bankruptcy proceeding if the creditor that benefited from the guarantee or lien is an “insider” under the U.S. Bankruptcy Code), and the granting of the future guarantee or additional lien enabled the holders of the new notes to receive more than they would if the grantor were liquidated under Chapter 7 of the U.S. Bankruptcy Code, then such guarantee or lien could be avoided as a preferential transfer. Liens recorded or perfected after the issue date may be treated under bankruptcy law as if they were delivered to secure previously existing indebtedness. In bankruptcy proceedings commenced within 90 days of lien perfection, a lien given to secure previously existing indebtedness is materially more likely to be avoided as a preference by the bankruptcy court than if delivered and promptly recorded on the issue date. Accordingly, if we or any subsidiary guarantor were to file for bankruptcy protection after the issue date of the outstanding new notes and the liens had been perfected less than 90 days before commencement of such bankruptcy proceeding, the liens securing the new notes may be particularly subject to challenge as a result of having been delivered after the issue date. To the extent that such challenge succeeded, the holders of the new notes would lose the benefit of the security that the collateral was intended to provide.

The voting provisions of the security agreement may limit the rights of the holders of the new notes with respect to the collateral, even during an event of default.

We have entered into a security agreement with the collateral agent that governs the terms on which the collateral agent will receive, hold, administer, maintain, enforce and distribute the proceeds of all liens upon any of our property securing additional indebtedness secured by a lien that ranks equally with the new notes, including the new notes. In the event additional pari passu indebtedness is issued and secured equally and ratably with the new notes, the rights of holders of the new notes with respect to the collateral will be significantly limited by the terms of the voting provisions of the security agreement, even during an event of default under the Indenture governing the new notes. Under the security agreement, at any time additional pari passu indebtedness is outstanding, any actions that may be taken with respect to, or in respect of, the collateral will be at the direction of the holders of additional pari passu indebtedness, including the new notes, with the respective representative for each series of additional pari passu indebtedness, following and in accordance with the applicable voting requirements under the documents governing such series, voting the total amount of additional pari passu indebtedness under such series as a block. See “Description of the New Notes—Collateral.”

The ability of the collateral agent to realize upon the capital stock securing the notes will be automatically limited to the extent the pledge of such capital stock would require the filing with the SEC of separate financial statements for any of our subsidiaries.

Under Rule 3-16 of Regulation S-X, if the par value, book value as carried by us or market value (whichever is greatest) of the capital stock of any subsidiary pledged as part of the collateral is greater than or equal to 20% of the aggregate principal amount of the notes then outstanding that are then registered or being registered, such subsidiary would be required to provide separate financial statements to the SEC. As a result, the Indenture and the related security documents provide that to the extent that separate financial statements of any of our subsidiaries would be required by the rules of the SEC due to the fact that such subsidiary’s capital stock secures registered notes, the pledge of such capital stock constituting collateral securing such registered notes will automatically be limited such that the value of the portion of such capital stock that the trustee of the registered notes may realize upon will, in the aggregate, be less than 20% of the aggregate principal amount of the then outstanding registered notes. See “Description of the New Notes—General—Collateral.” As a result, holders of the notes could lose the benefit of a portion of the security interest securing the notes in the capital stock or other securities of those subsidiaries. It may be more difficult, costly and time-consuming for the collateral agent to foreclose on the assets of a subsidiary than to foreclose on its capital stock or other securities, so the proceeds realized upon any such foreclosure could be less than those that would have been received upon any sale of the capital stock or other securities of such subsidiary.

Rights of the holders of the new notes in the collateral may be adversely affected by bankruptcy proceedings and the holders of the new notes may not be entitled to post-petition interest in any bankruptcy proceeding.

The right of the collateral agent for the new notes to repossess and dispose of the collateral securing the new notes upon acceleration is likely to be significantly impaired by federal bankruptcy law if bankruptcy proceedings are commenced by or against us prior to or possibly even after the collateral agent has repossessed and disposed of the collateral. Under the U.S. Bankruptcy Code, pursuant to the automatic stay imposed upon a bankruptcy filing, a secured creditor, such as the collateral agent for the new notes, is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from a debtor, without bankruptcy court approval. Moreover, bankruptcy law permits the debtor to continue to retain and to use collateral, and the proceeds, products, rents, or profits of the collateral, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the collateral and may include cash payments or the granting of additional security, if and at such time as the court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the new notes could be delayed following commencement of a bankruptcy case, whether or when the collateral agent would repossess or dispose of the collateral, or whether or to what extent the holders of the new notes would be compensated for any delay in payment or loss of value of the collateral through the requirements of “adequate protection.”

Furthermore, in the event the bankruptcy court determines that the value of the collateral is not sufficient to repay all amounts due on the new notes, the holders of the new notes would have “undersecured claims” as to the difference. Federal bankruptcy laws do not permit the payment or accrual of post-petition interest, costs, and attorneys’ fees for “undersecured claims” during the debtor’s bankruptcy case. Other consequences of a finding of under-collateralization would be, among other things, a lack of entitlement to receive other “adequate protection” under federal bankruptcy laws with respect to the unsecured portion of the new notes. In addition, if any payments of post-petition interest had been made at the time of such a finding of under-collateralization, those payments could be recharacterized by the bankruptcy court as a reduction of the principal amount of the new notes.

We may not have the funds necessary to finance the repurchase of the new notes in connection with a change of control offer required by the Indenture.

Upon the occurrence of specific kinds of change of control events, if we have not previously exercised our right to redeem all of the outstanding new notes as described under “Description of the New Notes—Optional Redemption,” the Indenture will require us to make an offer to repurchase all outstanding new notes at 101% of the principal amount thereof, plus accrued and unpaid interest (and additional interest, if any) to the date of repurchase. However, it is possible that we will not have sufficient funds, or the ability to raise sufficient funds, at the time of the change of control to make the required repurchase of the new notes. In addition, restrictions under our Senior Credit Facility as presently contemplated and our other debt may not allow us to repurchase the new notes upon a change of control. If we could not refinance such debt or otherwise obtain a waiver from the holders of such debt, we would be prohibited from repurchasing the new notes, which would constitute an event of default under the Indenture. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a “Change of Control” under the Indenture. See “Description of the New Notes—Repurchase at the Option of Holders—Change of Control.”

Courts interpreting change of control provisions under New York law (which will be the governing law of the Indenture) have not provided clear and consistent meanings of such change of control provisions which leads to subjective judicial interpretation. In addition, a court case in Delaware has questioned whether a change of control provision contained in an indenture could be unenforceable on public policy grounds. No assurances can be given that another court would enforce the change of control provisions in the Indenture as written for the benefit of the holders, or as to how these change of control provisions would be impacted were we to become a debtor in a bankruptcy case.

You may find it difficult to sell your new notes.

You may find it difficult to sell your new notes because an active trading market for the new notes may not develop.

We do not intend to apply for listing or quotation of the new notes on any exchange. Therefore, we do not know the extent to which investor interest will lead to the development of a trading market or how liquid that market might be.

If a market for the new notes does develop, it is possible that you will not be able to sell your new notes at a particular time or that the prices that you receive when you sell will not be favorable. It is also possible that any trading market that does develop for the new notes will not be liquid. Future trading prices of new notes will depend on many factors, some of which are beyond our control, including:

•	prevailing interest rates;

•	demand for high yield debt securities generally;

•	general economic conditions;

•	our financial condition, performance and future prospects; and

•	prospects for companies in the industries we participate in generally.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused volatility in prices. If a market for the new notes develops, it is possible that the market for the new notes will be subject to disruptions and price volatility. Any disruptions may have a negative effect on holders of the new notes, regardless of our operating performance, financial condition and prospects.

The trading prices for the new notes will be directly affected by our credit rating.

Credit rating agencies continually revise their ratings for companies they follow, including us. Any ratings downgrade could adversely affect the trading price of the new notes or the trading market for the new notes, to the extent a trading market for the new notes develops. The condition of the financial and credit markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future and any fluctuation may impact the trading price of the new notes.

USE OF PROCEEDS

We will not receive any proceeds from the exchange offer. In consideration for issuing the new notes, we will receive initial notes from you in the same principal amount. The initial notes surrendered in exchange for the new notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the new notes will not result in any change in our indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth information regarding our ratio of earnings to fixed charges for each of the periods shown. For purposes of calculating this ratio, (i) earnings consist of income (loss) from continuing operations before income taxes and fixed charges and (ii) fixed charges consist of interest expense, which includes amortization of deferred financing costs, interest expense and imputed interest on our lease obligations. The interest component of rent was determined based on an estimate of a reasonable interest factor at the inception of the leases.

	Year Ended November 30,						Six Months Ended May 31
	2008		2009	2010	2011	2012	2012	2013
Ratio of Earnings to Fixed Charges	(A	)	2.0	1.1	1.3	1.5	1.7	(B	)

(A)	Due to our loss in fiscal year ended November 30, 2008, the ratio coverage was less than 1:1 for such period. We would have had to generate additional earnings of $4.2 million for the fiscal year ended November 30, 2008 to have achieved a coverage ratio of 1:1.

(B)	Due to our loss in the six months ended May 31, 2013, the ratio coverage was less than 1:1 for such period. We would have had to generate additional earnings of $18.8 million for the six months ended May 31, 2013 to have achieved a coverage ratio of 1:1.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

As described above, on June 14, 2013, we completed the acquisition of substantially all of the Rocketdyne division from UTC, which we refer to in this prospectus as the “Acquisition.”

The aggregate consideration to UTC was $411.2 million, paid in cash, which represents the initial purchase price of $550.0 million reduced by $55.0 million relating to the pending future acquisition of UTC’s 50% ownership interest of RD Amross, LLC (“RD Amross”), (a joint venture with NPO Energomash of Khimki, Russia which sells RD-180 engines to RD Amross), and the portion of the UTC business that markets and supports the sale of RD-180 engines. The acquisition of UTC’s 50% ownership interest of RD Amross and UTC’s related business is contingent upon certain conditions including receipt of the Russian governmental regulatory approvals, which may not be obtained.

The unaudited pro forma condensed combined financial statements presented are derived from the historical financial statements of the Company and Rocketdyne adjusted to reflect the Acquisition. UTC’s 50% ownership interest of RD Amross and UTC’s related business are not included in the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements presented as of and for the six months ended May 31, 2013, and for the fiscal year ended November 30, 2012, include historical consolidated financial information of the Company that has been derived from its historical consolidated financial statements as of and for the six months ended May 31, 2013, and for the fiscal year ended November 30, 2012, and Rocketdyne’s consolidated financial information has been derived from its historical consolidated financial statements as of and for the six months ended March 31, 2013, and for its fiscal year ended December 31, 2012.

The unaudited pro forma condensed combined statement of operations for the six months ended May 31, 2013, and for the year ended November 30, 2012, gives effect to the Acquisition as if it had occurred on December 1, 2011, the first day of the Company’s prior fiscal year. The unaudited pro forma condensed combined balance sheet gives effect to the Acquisition as if it had occurred on May 31, 2013.

The unaudited pro forma condensed combined financial statements have been prepared using the acquisition method of accounting under accounting principles generally accepted in the United States of America (“GAAP”).

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (i) directly attributable to the transaction; (ii) factually supportable; and (iii) with respect to the unaudited pro forma condensed combined statement of operations, expected to have a continuing impact on the combined results.

The pro forma adjustments have been developed based on assumptions and estimates, including assumptions relating to the consideration to be paid and the allocation of the purchase price to the assets acquired and liabilities assumed from Rocketdyne based on preliminary estimates of fair value. The final purchase price and the purchase price allocation will differ from that reflected in the unaudited pro forma condensed combined financial statements after final valuation procedures are performed and amounts are finalized. These differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined future results of operations and financial position.

The unaudited pro forma condensed combined financial statements do not reflect any cost savings from operating efficiencies, synergies or other restructurings that could result from the Acquisition.

The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and do not purport to represent what the actual combined results of operations or the combined financial position of the Company would have been had the Acquisition occurred on the dates assumed, nor are they necessarily indicative of future combined results of operations or financial position.

GenCorp Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended May 31, 2013

	GenCorp Six months ended May 31, 2013	Rocketdyne Six months ended March 31, 2013	Reclassifications for Consistent Presentation (1)	Pro Forma Adjustments (2)		Pro Forma Combined
(In millions, except per share amounts)
Net sales	$530.3	$383.0	$—	$(25.8	)(A)	$887.5
Operating costs and expenses:
Cost of sales (exclusive of items shown separately below)	471.9	296.0	22.7	(26.2	)(B)	764.4
Selling, general and administrative	25.8	37.0	(17.9)	(0.7	)(C)	44.2
Depreciation and amortization	11.4	—	7.0	8.0	(D)	26.4
Research and development	—	12.0	(12.0)	—		—
Other expense (income), net	16.4	(11.0)	0.2	(4.3	)(E)	1.3

Total operating costs and expenses	525.5	334.0	—	(23.2)		836.3
Operating income (loss)	4.8	49.0	—	(2.6)		51.2
Non-operating (income) and expense:
Interest expense	23.8	—	—	0.9	(F)	24.7
Interest income	(0.2)	—	—	—		(0.2)

Total non-operating expenses, net	23.6	—	—	0.9		24.5
(Loss) income from continuing operations before income taxes	(18.8)	49.0	—	(3.5)		26.7
Income tax provision	7.0	20.0	—	(9.9	)(G)	17.1

(Loss) Income from continuing operations	$(25.8)	$29.0	$—	$6.4		$9.6

(Loss) Income Per Share of Common Stock (3)
Basic:
(Loss) income per share from continuing operations	$(0.43)					$0.16

Diluted:
(Loss) income per share from continuing operations	$(0.43)					$0.16

Weighted average shares of common stock outstanding	59.4					59.4

Weighted average shares of common stock outstanding, assuming dilution	59.4					59.6

(1)	See Note 1—Basis of Unaudited Pro Forma Presentation for explanation of reclassifications.
(2)	See Note 3—Unaudited Pro Forma Adjustments for explanation of adjustments.
(3)	See Note 4—Pro Forma Income Per Share of Common Stock.

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

GenCorp Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Fiscal Year Ended November 30, 2012

	GenCorp Year ended November 30, 2012	Rocketdyne Year ended December 31, 2012	Reclassifications for Consistent Presentation (1)	Pro Forma Adjustments (2)		Pro Forma Combined
(In millions, except per share amounts)
Net sales	$994.9	$778.0	$—	$(78.9)	(A)	$1,694.0
Operating costs and expenses:
Cost of sales (exclusive of items shown separately below)	869.6	627.0	19.2	(70.7)	(B)	1,445.1
Selling, general and administrative	41.9	68.0	(29.5)	(2.2)	(C)	78.2
Depreciation and amortization	22.3	—	14.0	16.0	(D)	52.3
Research and development	—	31.0	(31.0)	—		—
Other expense (income), net	26.2	(10.0)	27.3	(30.9)	(E)	12.6

Total operating costs and expenses	960.0	716.0	—	(87.8)		1,588.2
Operating income (loss)	34.9	62.0	—	8.9		105.8
Non-operating (income) and expense:
Interest expense	22.3	—	—	31.6	(F)	53.9
Interest income	(0.6)	—	—	—		(0.6)

Total non-operating expenses, net	21.7	—	—	31.6		53.3
Income (loss) from continuing operations before income taxes	13.2	62.0	—	(22.7)		52.5
Income tax provision	18.9	25.0	—	(20.7)	(G)	23.2

(Loss) Income from continuing operations	$(5.7)	$37.0	$—	$(2.0)		$29.3

(Loss) Income Per Share of Common Stock (3)
Basic:
(Loss) income per share from continuing operations	$(0.09)					$0.49

Diluted:
(Loss) income per share from continuing operations	$(0.09)					$0.45

Weighted average shares of common stock outstanding	59.0					59.0

Weighted average shares of common stock outstanding, assuming dilution	59.0					81.2

(1)	See Note 1—Basis of Unaudited Pro Forma Presentation for explanation of reclassifications.
(2)	See Note 3—Unaudited Pro Forma Adjustments for explanation of adjustments.
(3)	See Note 4—Pro Forma Income Per Share of Common Stock.

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

GenCorp Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of May 31, 2013

(In millions)	GenCorp May 31, 2013	Rocketdyne March 31, 2013	Pro Forma Adjustments(1)		Pro Forma Combined
ASSETS
Current Assets
Cash and cash equivalents	$134.6	$—	$34.6	(H)	$169.2
Restricted cash	10.0	—	(10.0)	(H)	—
Accounts receivable	142.0	81.0	2.5	(I)	225.5
Inventories	59.2	10.0	(1.5)	(I)	67.7
Recoverable from the U.S. government and other third parties for environmental remediation costs	28.3	—	—		28.3
Current assets of discontinued operations	—	5.0	(5.0)	(J)	—
Deferred tax asset	—	—	2.8	(K)	2.8
Other receivables, prepaid expenses and other	9.2	4.0	(0.4)	(I)	12.8
Income taxes	2.4	31.0	(27.5)	(K)	5.9

Total Current Assets	385.7	131.0	(4.5)		512.2
Noncurrent Assets
Restricted cash	460.0	—	(460.0)	(H)	—
Property, plant and equipment, net	155.9	164.0	22.3	(L)	342.2
Real estate held for entitlement and leasing	71.8	—	—		71.8
Recoverable from the U.S. government and other third parties for environmental remediation costs	167.2	—	—		167.2
Goodwill	94.9	314.0	(193.0)	(M)	215.9
Intangible assets	13.1	11.0	117.3	(N)	141.4
Deferred tax asset	—	—	267.6	(K)	267.6
Fixed assets held for sale	—	72.0	(72.0)	(O)	—
Equity method of investment	—	6.0	(6.0)	(P)	—
Noncurrent assets of discontinued operations	—	41.0	(41.0)	(J)	—
Other noncurrent assets, net	62.5	—	2.7	(Q)	65.2

Total Noncurrent Assets	1,025.4	608.0	(362.1)		1,271.3

Total Assets	$1,411.1	$739.0	$(366.6)		$1,783.5

LIABILITIES, REDEEMABLE COMMON STOCK, AND SHAREHOLDERS’ (DEFICIT) EQUITY
Current Liabilities
Short-term borrowings and current portion of long-term debt	$2.8	$—	$—		$2.8
Accounts payable	73.4	18.0	0.5	(I)	91.9
Reserves for environmental remediation costs	41.6	—	—		41.6
Postretirement medical and life benefits	7.5	—	—		7.5
Advance payments on contracts	95.4	48.0	9.3	(I)	152.7
Current liabilities of discontinued operations	—	11.0	(11.0)	(J)	—
Deferred income taxes	10.5	—	(10.5)	(K)	—
Other current liabilities	126.6	35.0	(12.6)	(R)	149.0

Total Current Liabilities	357.8	112.0	(24.3)		445.5
Noncurrent Liabilities
Long-term debt	704.6	—	—		704.6
Reserves for environmental remediation costs	139.9	—	—		139.9
Pension benefits	439.1	—	—		439.1
Postretirement medical and life benefits	66.7	—	—		66.7
Liabilities of fixed assets held for sale	—	12.0	(12.0)	(O)	—
Noncurrent liabilities of discontinued operations	—	44.0	(44.0)	(J)	—
Other noncurrent liabilities	69.9	6.0	0.5	(S),(K)	76.4

Total Noncurrent Liabilities	1,420.2	62.0	(55.5)		1,426.7

Total Liabilities	1,778.0	174.0	(79.8)		1,872.2
Commitments and Contingencies
Redeemable common stock	2.7	—	—		2.7
Total shareholders’ (deficit) equity	(369.6)	565.0	(286.8)	(T)	(91.4)

Total Liabilities, Redeemable Common Stock and Shareholders’ (Deficit)	$1,411.1	$739.0	$(366.6)		$1,783.5

(1)	See Note 3—Unaudited Pro Forma Adjustments for explanation of adjustments.

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

GenCorp Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1. Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial statements presented are derived from the historical financial statements of the Company and Rocketdyne adjusted to reflect the Acquisition.

The unaudited pro forma condensed combined financial statements presented as of and for the six months ended May 31, 2013, and for the fiscal year ended November 30, 2012, include historical consolidated financial information of the Company that has been derived from its historical consolidated financial statements as of and for the six months ended May 31, 2013, and for the fiscal year ended November 30, 2012, and Rocketdyne’s consolidated financial information has been derived from its historical consolidated financial statements as of and for the six months ended March 31, 2013, and for its fiscal year ended December 31, 2012.

The unaudited pro forma condensed combined statement of operations for the six months ended May 31, 2013, and for the year ended November 30, 2012, gives effect to the Acquisition as if it had occurred on December 1, 2011, the first day of the Company’s prior fiscal year. The unaudited pro forma condensed combined balance sheet gives effect to the Acquisition as if it had occurred on May 31, 2013.

The unaudited pro forma condensed combined financial statements have been prepared using the acquisition method of accounting under GAAP.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (i) directly attributable to the Acquisition; (ii) factually supportable; and (iii) with respect to the unaudited pro forma condensed combined statement of operations, expected to have a continuing impact on the combined results.

The pro forma adjustments have been developed based on assumptions and estimates, including assumptions relating to the consideration to be paid and the allocation of the purchase price to the assets acquired and liabilities assumed from Rocketdyne based on preliminary estimates of fair value. The final purchase price and the purchase price allocation will differ from that reflected in the unaudited pro forma condensed combined financial statements after final valuation procedures are performed and amounts are finalized. These differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined future results of operations and financial position.

The unaudited pro forma condensed combined financial statements do not reflect any cost savings from operating efficiencies, synergies or other restructurings that could result from the Acquisition.

The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and do not purport to represent what the actual combined results of operations or the combined financial position of the Company would have been had the Acquisition occurred on the dates assumed, nor are they necessarily indicative of future combined results of operations or financial position.

Reclassifications for Consistent Presentation

Certain reclassifications have been made to the historical financial statements of Rocketdyne to conform to the Company’s presentation, including certain general and administrative expenses, research and development costs, depreciation and amortization, and restructuring costs. The following reclassifications have been made to cost of sales on the unaudited pro forma condensed combined statement of operations (in millions):

	Six months ended May 31, 2013	Year ended November 30, 2012
Reclassify certain general and administrative expenses(1)	$17.9	$29.5
Reclassify depreciation and amortization(2)	(7.0)	(14.0)
Reclassify research and development(3)	12.0	31.0
Reclassify Rocketdyne acquisition related cost(4)	(0.2)	(0.3)
Reclassify restructuring expense(5)	—	(27.0)

Net adjustment to cost of sales	$22.7	$19.2

(1)	The allocation of Rocketdyne’s corporate costs has been calculated to conform to the Company’s allocation method.

(2)	Depreciation and amortization has been reclassified as a separate line item for consistent presentation.

(3)	Research and development, presented as a separate line item in Rocketdyne’s historical financial statements, has been reclassified for consistent presentation.

(4)	Rocketdyne acquisition related expenses have been reclassified as an unusual item to conform to the Company’s presentation of such items.

(5)	Restructuring expense has been reclassified as an unusual item to conform to the Company’s presentation of such items.

Accounting Policy Adjustments

The Company performed a review of Rocketdyne’s accounting policies to determine whether any adjustments were necessary to ensure comparability in the unaudited pro forma condensed combined financial statements. The following differences were identified and are reflected in Note 3 below.

Revenue Recognition

The Company considers the nature of the individual underlying contract and the type of products and services provided in determining the proper accounting for a particular contract. The Company typically accounts for its contracts using the percentage-of-completion method, and progress is measured on a cost-to-cost or units-of-delivery basis. Sales are recognized using various measures of progress depending on the contractual terms and scope of work of the contract.

Adjustments have been included in the unaudited pro forma condensed combined financial statements to appropriately recognize revenue of Rocketdyne under the Company’s revenue recognition policy. This primarily represents certain of Rocketdyne’s contracts recognized under a cost-to-cost basis revenue recognition policy being converted to units-of-delivery basis, which has resulted in adjustments as follows:

Unaudited Pro Forma Condensed Combined Statement of Operations (in millions):

	Six months ended May 31, 2013	Year ended November 30, 2012
Adjustment to net sales	$(2.2)	$(18.7)
Adjustment to cost of sales	(4.2)	(20.1)

Unaudited Pro Forma Condensed Combined Balance Sheet as of May 31, 2013 (in millions):

Adjustment to other current liabilities	$3.1

Property, Plant and Equipment, net

The Company computes depreciation principally by accelerated methods based on the following useful lives:

Buildings and improvements	9—40 years
Machinery and equipment	3—19 years

Rocketdyne computed depreciation expense for property, plant and equipment based on the straight-line method with asset lives differing from the Company’s. After conforming Rocketdyne’s property, plant and equipment depreciation policy to the Company’s, and based on the step-up to fair value, the following adjustments were made to the unaudited pro forma condensed combined statement of operations (in millions):

	Six months ended May 31, 2013	Year ended November 30, 2012
Adjustments to conform depreciation policy on step-up to fair value of property, plant and equipment	$(1.8)	$(3.6)

Conditional Asset Retirement Obligation

Certain of the Company’s costs are eligible for future recovery in the pricing of its products and services to the U.S. government and under existing third party agreements. At the time a liability is recorded for future costs, the Company records an asset for estimated future recoveries that are estimable and probable. Accordingly, the Company recorded an asset for Rocketdyne’s conditional asset retirement obligations amounting to $2.4 million.

The Company is not aware of any other accounting policy differences that would have a material impact on the unaudited pro forma condensed combined financial statements. As more information becomes available, the Company will perform a more detailed review of Rocketdyne’s accounting policies. As a result of that review, additional differences may be identified between the accounting policies of the two companies that, when conformed, could have a material impact on the combined financial statements.

Note 2. Preliminary Purchase Price and Purchase Price Allocation

On June 14, 2013, the Company completed the acquisition of substantially all of Rocketdyne. The aggregate consideration to UTC was $411.2 million, paid with cash on hand which was available due to the issuance of debt as discussed below. This represents the initial purchase price of $550.0 million reduced by $55.0 million relating to the pending future acquisition of RD Amross, and the portion of the UTC business that markets and supports the sale of RD-180 engines. The unaudited pro forma condensed combined financial statements presented are derived from the historical financial statements of the Company and Rocketdyne adjusted to reflect the Acquisition. UTC’s 50% ownership interest of RD Amross and UTC’s related business are not included in the unaudited pro forma condensed combined financial statements.

The preliminary purchase price allocation has been developed based on preliminary estimates of the fair value of the assets and liabilities of Rocketdyne. In addition, the allocation of the preliminary purchase price to acquired intangible assets is based on preliminary fair value estimates and is subject to final management analysis, with the assistance of third party valuation advisors.

The preliminary purchase price was allocated to identifiable tangible and intangible assets acquired and liabilities assumed, based on the Company’s estimates of fair value as of May 31, 2013. The excess of the preliminary purchase price over the net identifiable assets acquired is recorded as goodwill. Based upon a preliminary valuation and assuming the Acquisition had occurred on May 31, 2013, the preliminary purchase price for this acquisition would be allocated as follows (in millions):

Purchase Price	$495.0
Customer advances adjustment	(57.3)
Capital expenditures adjustment	(29.8)
Target net asset adjustment	3.3

Cash payment to UTC	411.2

Tangible assets acquired:
Current assets	95.6
Property, plant and equipment, net	186.3
Other non-current assets	2.4

Total tangible assets acquired	284.3
Intangible assets acquired	128.3
Liabilities assumed	(122.4)

Total identifiable net assets	290.2

Goodwill	$121.0

Long-term Debt

7.125% Second-Priority Senior Secured Notes

On January 28, 2013, the Company issued $460.0 million in aggregate principal amount of its 7.125% Second-Priority Senior Secured Notes due 2021 (the “7 1/8% Notes”). The 7 1/8% Notes were sold to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and outside the U.S. in accordance with Regulation S under the Securities Act. The 7 1/8% Notes mature on March 15, 2021, subject to early redemption described below. The 7 1/8% Notes pay interest semi-annually in cash in arrears on March 15, and September 15, of each year, beginning on March 15, 2013.

The 7 1/8% Notes will be redeemable at the Company’s option, in whole or in part, at any time prior to March 15, 2016 at a price equal to 100% of the principal amount, plus any accrued and unpaid interest to the date of redemption, plus a “make-whole” premium. Thereafter, the Company may redeem the 7 1/8% Notes, at any time on or after March 15, 2016, at redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and additional interest, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning March 15 of the years indicated below:

Year	Redemption Price
2016	105.344%
2017	103.563%
2018	101.781%
2019 and thereafter	100.000%

In addition, before March 15, 2016, the Company may redeem up to 35% of the original aggregate principal amount of the 7 1/8% Notes at a redemption price equal to 107.125% of the aggregate principal amount of the 7 1/8% Notes, plus accrued interest, with the proceeds from certain types of public equity offerings.

Note 3. Unaudited Pro Forma Adjustments

Unaudited Pro Forma Condensed Combined Statement of Operations

The following adjustments have been reflected in the unaudited pro forma condensed combined statement of operations for the six months ended May 31, 2013, and the year ended November 30, 2012.

(A) To record the adjustments to net sales as follows (in millions):

	Six months ended May 31, 2013	Year ended November 30, 2012
Conforming revenue recognition policy (see Note 1)	$(2.2)	$(18.7)
Reverse sales not assumed as part of the Acquisition	(3.9)	(8.1)
Reverse Rocketdyne’s sales recognized for the funding of restructuring activities pursuant to the cost principles for U.S. government contracts determined under Federal Acquisition Regulations (“FAR”) and Cost Accounting Standards (“CAS”)	(4.2)	(20.4)
Reverse Rocketdyne’s sales recognized for the funding of the defined benefit pension plan pursuant to the cost principles for U.S. government contracts determined under FAR and CAS not assumed as part of the Acquisition	(15.5)	(31.7)

Total	$(25.8)	$(78.9)

(B) To record the adjustments to cost of sales as follows (in millions):

	Six months ended May 31, 2013	Year ended November 30, 2012
Conforming revenue recognition policy (see Note 1)	$(4.2)	$(20.1)
Reverse cost of sales not assumed as part of the Acquisition	(3.2)	(5.9)
Reverse Rocketdyne’s environmental benefit not assumed as part of the Acquisition	0.4	0.8
Fair value adjustment to leases assumed	—	0.1
Reverse Rocketdyne’s defined benefit pension expense for pension liabilities not assumed as part of the acquisition	(19.2)	(45.6)

Total	$(26.2)	$(70.7)

(C) To record the adjustments to selling, general and administrative expenses as follows (in millions):

	Six months ended May 31, 2013	Year ended November 30, 2012
Reverse operating income not assumed as part of the Acquisition	$(0.7)	$(2.2)

(D) To record the adjustments to depreciation and amortization as follows (in millions):

	Six months ended May 31, 2013	Year ended November 30, 2012
Adjustments to conform depreciation policy on step-up to fair value of property, plant and equipment (see Note 1)	$(1.8)	$(3.6)
Amortization expense on intangibles	9.8	19.6

Total	$8.0	$16.0

(E) To record the adjustments to other expense (income), net as follows (in millions):

	Six months ended May 31, 2013	Year ended November 30, 2012
Reverse acquisition expenses	$(12.0)	$(11.9)
Reverse income related to equity method investment not assumed as part of the Acquisition	7.7	8.0
Reverse restructuring expense not assumed as part of the Acquisition	—	(27.0)

Total	$(4.3)	$(30.9)

(F) To record the adjustments to interest expense related to the debt issued to finance the Acquisition as follows (in millions):

	Six months ended May 31, 2013	Year ended November 30, 2012
Reverse cost of committed financing arrangement	$(4.5)	$(2.5)
Interest expense (see Note 2)	5.4	34.1

Total	$0.9	$31.6

(G) To record the income tax provision (benefit) impact from the pro forma adjustments (A) through (F) above.

Unaudited Pro Forma Condensed Combined Balance Sheet

The following adjustments have been reflected in the unaudited pro forma condensed combined balance sheet as of May 31, 2013:

(H) To record the net effect on cash and cash equivalents as follows (in millions):

Sources of cash to fund the Acquisition:
Restricted cash	$435.4

Uses of cash to fund the Acquisition:
Cash payment to UTC	$411.2
Total transaction expenses	49.6
Less transaction expenses reflected in the Company’s May 31, 2013 balance sheet	(25.4)

Total	$435.4

(I) To record adjustments reflected in the estimated closing statement as follows (in millions):

Accounts receivable	$2.5
Inventories	(1.5)
Other receivables, prepaid expenses and other	(0.4)
Accounts payable	0.5
Advance payments on contracts	9.3

(J) To record the removal of discontinued operations as this was excluded from the Acquisition.

(K) To record the adjustments to income taxes as follows (in millions):

Current deferred tax asset	$2.8
Income taxes	(27.5)
Noncurrent deferred tax asset	267.6
Reverse current deferred tax liability	(10.5)
Reverse noncurrent deferred tax liability	(3.5)

The Company determined that it is more likely than not that virtually all of the deferred tax assets will be realized after considering all positive and negative evidence after reflecting the Acquisition in the pro forma condensed combined financial statements. As a result, a valuation allowance of $283.4 million was released. Positive evidence included cumulative profitability and a forecast of future taxable income sufficient to realize a portion of such deferred tax assets prior to the expiration of certain net operating loss and credit carryforwards. The Company’s conclusion that it is more likely than not that a portion of such deferred tax assets will be realized is strongly influenced by the Company’s forecast of future taxable income. The Company believes its forecast of future taxable income is reasonable; however, it is inherently uncertain. Therefore, if the Company realizes materially less future taxable income than forecasted or has material unforeseen losses, then its ability to generate sufficient income necessary to realize a portion of the deferred tax assets may be reduced and an additional charge to increase the valuation allowance may be recorded.

(L) To record the adjustments to property, plant and equipment, net, to reflect estimated fair value.

(M) To record the adjustments to goodwill as follows (in millions):

Goodwill resulting from the Acquisition (see Note 2)	$121.0
Reverse goodwill recorded by Rocketdyne	(314.0)

Total	$(193.0)

(N) To record the adjustments to intangible assets as follows (in millions):

Fair value of intangibles	$128.3
Reverse intangibles of Rocketdyne	(11.0)

Total	$117.3

Intangible assets are amortized based on when they provide the Company economic benefit, or using the straight-line method, over their estimated useful life. The above intangible assets representing customer related intangibles and trade name intangibles will be amortized over two years and 40 years, respectively. Goodwill and intangibles are expected to be deductible for income tax purposes.

(O) To record the removal of fixed assets held for sale as this was excluded from the Acquisition.

(P) To record the removal of the equity method investment in RD Amross, LLC, a 50% held joint venture.

(Q) To record the adjustments to other noncurrent assets as follows (in millions):

Record asset for Rocketdyne’s conditional asset retirement obligations	$2.4
Debt issuance costs	0.3

Total	$2.7

(R) To record the adjustments to other current liabilities as follows (in millions):

Reflect payment of acquisition costs	$(15.2)
Adjustments reflected in estimated closing statement	5.5
Reverse Rocketdyne’s environmental liabilities not assumed as part of the Acquisition	(0.2)
Reverse Rocketdyne’s restructuring accrual not assumed as part of the Acquisition	(0.4)
Reverse Rocketdyne’s deferred compensation accrual not assumed as part of the Acquisition	(1.8)
Reverse liabilities not assumed as part of the Acquisition	(0.1)
Conforming revenue recognition policy (see Note 1)	3.1
Reverse Rocketdyne’s incentive compensation accrual not assumed as part of the Acquisition	(3.5)

Total	$(12.6)

(S) To record the adjustments to other noncurrent liabilities as follows (in millions):

Estimated fair value of the pension liability assumed associated with Rocketdyne’s bargaining unit employees	$5.7
Reverse Rocketdyne’s environmental liabilities not assumed as part of the Acquisition	(2.4)
Adjustments reflected in estimated closing statement	(0.1)
Fair value adjustment to leases assumed	0.8

Total	$4.0

(T) To record the adjustments to Shareholders’ (Deficit) as follows (in millions):

Eliminate Rocketdyne’s parent’s equity	$(565.0)
Impact of deferred taxes	283.4
Acquisition costs, net of income taxes	(5.2)

Total	$(286.8)

Note 4. Pro Forma Income Per Share of Common Stock

A reconciliation of the numerator and denominator used to calculate basic and diluted income from continuing operations per share of common stock (“EPS”) is as follows (in millions, except per share amounts):

	Six months ended May 31, 2013	Year ended November 30, 2012
Numerator for Basic and Diluted EPS:
Income from continuing operations	$9.6	$29.3
Income allocated to participating securities	(0.2)	(0.5)

Income from continuing operations for basic earnings per share	9.4	28.8
Interest on 4 1/16% Convertible Subordinated Debentures (“4 1/16% Debentures”)	—	8.1

Income from continuing operations available to common shareholders, as adjusted for diluted earnings per share	$9.4	$36.9

Denominator:
Basic weighted average shares	59.4	59.0

Effect of:
4 1/16% Debentures	—	22.2
Employee stock options	0.2	—

Diluted weighted average shares	59.6	81.2

Basic EPS:
Income per share from continuing operations	$0.16	$0.49

Diluted EPS:
Income per share from continuing operations	$0.16	$0.45

SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OTHER DATA OF ROCKETDYNE

The following table presents summary historical combined and consolidated financial information for Rocketdyne as of December 31, 2011 and 2012, and for each of the three years in the period ended December 31, 2012. This information has been derived from, and should be read together with, the audited combined and consolidated financial statements of Rocketdyne and the related notes contained in our Current Report on Form 8-K/A filed on July 26, 2013, which is incorporated by reference herein. The summary historical combined and consolidated financial information for Rocketdyne as of March 31, 2013 and for the three months ended March 31, 2012 and 2013 has been derived from, and should be read together with, the unaudited condensed combined and consolidated financial statements of Rocketdyne and the related notes contained in our Current Report on Form 8-K/A filed on July 26, 2013, which is incorporated by reference herein. In the opinion of management, all adjustments considered necessary for a fair presentation of Rocketdyne’s interim results and financial position have been included in the results and financial position of Rocketdyne as of March 31, 2013 and for the three months ended March 31, 2013. Interim results are not necessarily indicative of the results that can be expected for a full fiscal year. Historical results are not necessarily indicative of the results to be expected for future periods and financial results of Rocketdyne for the three month period ended March 31, 2013 are not necessarily indicative of the results that can be expected for Rocketdyne for the fiscal year ended December 31, 2013.

	Year Ended December 31,			Three Months Ended March 31,
	2010	2011	2012	2012	2013
				(Unaudited)
	(in millions)
Income Statement Data:
Net sales	$887	$792	$778	$185	$164
Cost of goods sold	643	581	627	187	127

Gross margin	244	211	151	(2)	37
Selling, general and administrative expenses	70	69	68	17	15
Research and development	34	33	31	9	5
Goodwill impairment	—	279	—	—	—
Other income, net	8	4	10	—	2

Income (loss) from continuing operations before income taxes	148	(166)	62	(28)	19
Income tax provision (benefit)	58	(67)	25	(11)	7

Net income (loss) from continuing operations	90	(99)	37	(17)	12
Discontinued operations:
Loss from discontinued operations, net of tax	(16)	(3)	—	—	—

Net income (loss)	$74	$(102)	$37	$(17)	$12

Other Data:
Capital expenditures	$12	$21	$32	$2	$5
Depreciation and amortization	21	18	14	5	4
Net cash provided by operating activities	123	149	122	29	4
Net cash used in investing activities	(12)	(20)	(31)	(2)	(5)
Net cash (used in) provided by financing activities	(111)	(129)	(91)	(27)	1
Balance Sheet Data (at end of period):
Total assets		$737	$744		$739
Total liabilities		208	206		174
Parent’s equity		529	538		565

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF ROCKETDYNE

The preparation of the combined and consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires Rocketdyne to make estimates and assumptions that affect the amounts disclosed in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates. In addition, Rocketdyne’s operating results for interim periods may not be indicative of the results of operations for a full year. This section contains a number of forward-looking statements, all of which are based on current expectations and are subject to risks and uncertainties including those described in this prospectus under the heading “Cautionary Note Regarding Forward-Looking Statements.” Actual results may differ materially. You should read the following discussion together with the “Risk Factors” section of this prospectus and Rocketdyne’s combined and consolidated financial statements and notes included in our Current Report on Form 8-K/A filed on July 26, 2013, which is incorporated by reference in this prospectus.

The following discussion and analysis of Rocketdyne’s financial condition and results of operations covers periods prior to the consummation of the Acquisition. Accordingly, the following discussion does not reflect the significant impact that the Acquisition will have on Rocketdyne, including increased leverage and liquidity requirements, cost saving initiatives and expenses related thereto.

Overview

Rocketdyne is the largest liquid rocket propulsion designer, developer, and manufacturer in the United States. As the primary propulsion system provider to the U.S. Government, specifically NASA and the DoD, and the commercial joint venture of Boeing and Lockheed Martin, otherwise known as the United Launch Alliance (“ULA”), Rocketdyne is considered to be a market leader in launch propulsion and hypersonic systems worldwide.

A summary of the significant financial highlights for first quarter of fiscal 2013 which management uses to evaluate our operating performance and financial condition is presented below.

•	Net sales for the three months ended March 31, 2013 totaled $164 million compared to $185 million for the three months ended March 31, 2012.

•	Net income for the three months ended March 31, 2013 totaled $12 million compared to a net loss of $17 million for the three months ended March 31, 2012.

•	Cash provided by operating activities for the three months ended March 31, 2013 totaled $4 million compared to $29 million for the three months ended March 31, 2012.

Major Customers

The principal end user customers of our products and technology are agencies of the U.S. government. Since a majority of our sales are, directly or indirectly, to the U.S. government, funding for the purchase of our products and services generally follows trends in U.S. aerospace and defense spending. However, individual government agencies, which include the military services, NASA, the MDA, and the prime contractors that serve these agencies, exercise independent purchasing power within “budget top-line” limits. Therefore, sales to the U.S. government are not regarded as sales to one customer, but rather each contracting agency is viewed as a separate customer.

Customers that represented more than 10% of net sales for the periods presented are as follows:

	Three months ended March 31,		Year ended December 31,
	2013	2012	2012	2011	2010
NASA	29%	43%	33%	43%	55%
ULA	44%	40%	38%	35%	29%

Sales during the three months ended March 31, 2013 directly and indirectly to the U.S. government and its agencies, including sales to our significant customers discussed above, totaled 95% of net sales. Sales during the three months ended March 31, 2012 directly and indirectly to the U.S. government and its agencies, including sales to our significant customers discussed above, totaled 94% of net sales, respectively.

Sales in 2012, 2011, and 2010 directly and indirectly to the U.S. government and its agencies, including sales to our significant customers discussed above, totaled $742 million, $769 million, and $871 million, respectively. The demand for certain services and products is directly related to the level of funding of government programs.

Selected Programs

Due to the nature of Rocketdyne’s operations, its primary customer is the U.S. Government and the U.S. Government’s various agencies and departments. Changes in Rocketdyne’s results of operations from period to period are primarily determined by its performance on various government programs. In conjunction with the discussion of Rocketdyne’s result of operations, below is a summary of certain significant programs that affected Rocketdyne’s results of operations in the years ended December 31, 2010, 2011, 2012 and three months ended March 31, 2012 and 2013.

•	J-2X—NASA’s upper stage engine planned for use in the second stage of the future Space Launch System (“SLS”) launch vehicle.

•	Delta IV—An expendable launch system designed to launch payloads into orbit for the United States Air Force Evolved Expendable Launch Vehicle program (“EELV”) and commercial satellite business.

•

RL10—The upper stage rocket engine incorporated into the latest versions of ULA’s launch vehicles (“RL10”). The RL10A-4-2 powers the upper stage of the Atlas V, and the RL10B-2 powers the upper stage of the Delta IV launch vehicle.

•	RS-68—The first stage engine for ULA’s EELV program (“RS-68”).

•	SSME—The Space Shuttle Main Engine (“SSME”) that was used on NASA’s Space Shuttle and is planned to be used on its successor, the SLS.

•	CSD—The Chemical Systems Division (“CSD”) is included in discontinued operations and will be retained by UTC. See further discussion under “Discontinued Operations” below.

•

RD-180—A booster engine that currently provides the first-stage power for U.S. Atlas launch vehicles (“RD-180”). The RD-180 is produced by RD AMROSS (“RDA”), a partnership between Rocketdyne and NPO Energomash of Russia. Rocketdyne accounts for RDA under the equity method of accounting.

•

THAAD—Terminal High Altitude Area Defense (“THAAD”) is a weapon system that functions to defend against short and medium-range ballistic missiles at significant distances from the intended target and at high altitudes.

•	CSP—Concentrated Solar Power (“CSP”)—Contract with Solar Reserve to supply receiver assembly hardware and control software for solar projects.

Results of Operations

Three Months Ended March 31, 2013 Compared to Three Months Ended March 31, 2012

Net Sales

	Three months ended
	March 31, 2013	March 31, 2012	Change*
	(In millions)
Net sales	$164	$185	$(21)

*	Primary reason for change. The 11% decrease in sales in the three months ended March 31, 2013 as compared to the three months ended March 31, 2012 is primarily a result of funding contraints on the J-2X program and the completion of the SSME program as the last Shuttle flight was in July 2011, there was no significant revenue related to SSME in the first quarter of 2013.
Excluding revenues related to the SSME program, which we do not expect to generate significant revenues in the near future, net sales for the three months ended March 31, 2013 and 2012 would have been $162 million and $180 million, respectively.

Cost of Goods Sold

	Three months ended
	March 31, 2013	March 31, 2012	Change*
	(In millions, except percentage amounts)
Cost of goods sold	$127	$187	$(60)
Cost of goods sold as a percentage of net sales	77%	101%

*	Primary reason for change. Cost of goods sold as a percentage of net sales decreased 24% in the three months ended March 31, 2013 as compared to the three months ended March 31, 2012, which was primarily due to pension curtailment costs and restructuring charges in 2012. Program specific cost of sales as a percentage of netsales was consistent at 75% during the periods presented.

Selling, General and Administrative (“SG&A”)

	Three months ended
	March 31, 2013	March 31, 2012	Change*
	(In millions, except percentage amounts)
SG&A:	$15	$17	$(2)
Percentage of net sales	9%	9%

*	Primary reason for change. SG&A expense as a percentage of net sales was unchanged during the periods presented.

Research and Development (“R&D”)

	Three months ended
	March 31, 2013	March 31, 2012	Change*
	(In millions, except percentage amounts)
Research and development	$5	$9	$(4)
Percentage of net sales	3%	5%

*	Primary reason for change. R&D expense as a percentage of net sales decreased by 2% in the three months ended March 31, 2013 as compared to the three months ended March 31, 2012, which was primarily due to the timing of the R&D projects, full year budgets for this activitiy remained constant.

Other Income, Net

	Three months ended
	March 31, 2013	March 31, 2012	Change*
	(In millions)
Other income, net	$2	$0	$2

*	Primary reason for change. Other income increased by $2 million in the three months ended March 31, 2013 as compared to the three months ended March 31, 2012, due to the recovery of discontinued operations costs on a previously completed Multiple Kill Vehicle (“MKV”) contract.

Income Tax Provision

	Three months ended
	March 31, 2013	March 31, 2012	Change*
	(In millions)
Income tax provision (benefit)	$7	$(11)	$(18)
Effective tax rate	39%	41%

*	Primary reason for change—The increase in income taxes for the three months ended March 31, 2013 compared to the three months ended March 31, 2012, is primarily due to changes in pre-tax income. The effective tax rate is consistent across the periods.

2012 Compared to 2011 and 2011 Compared to 2010

Net Sales

	Year Ended			Year Ended
	2012	2011	Change*	2011	2010	Change**
	(In millions)
Net sales	$778	$792	$(14)	$792	$887	$(95)

*	Primary reason for change. The decrease in sales in 2012, as compared to 2011, is primarily a result of lower volume on the Space Shuttle Main Engine program as the last Shuttle flight was in July 2011. This reduction was partially offset by the increased effort on the RS-68 Next Lot production program.
**	Primary reason for change. The decrease in sales in 2011, as compared to 2010, is primarily a result of (i) lower volume on the SSME program as the last Shuttle flight was in July 2011 and (ii) reduced NASA funding on the J-2X program. These reductions were partially offset by the restructuring of the RL10 contract resulting in increased revenue, the award of the Concentrated Solar Power contract and resulting sales, and the ramp-up of the THAAD Lots 1&2 contract.
Excluding revenues related to the SSME program, which we do not expect to generate significant revenues in the near future, net sales for the years ended December 31, 2012, 2011 and 2010 would have been $766 million, $677 million and $677 million, respectively.

Cost of Goods Sold

	Year Ended			Year Ended
	2012	2011	Change*	2011	2010	Change**
	(In millions, except percentage amounts)
Cost of goods sold	$627	$581	$46	$581	$643	$(62)
Cost of goods sold as a percentage of net sales	81%	73%		73%	72%

*	Primary reason for change. The increase in cost of goods sold in 2012, as compared to 2011, is attributed to the pension curtailment costs and restructuring charges recorded in 2012. Adjusting for these charges, the cost of goods sold as a percentage of net sales is consistent across the periods.
**	Primary reason for change. The decrease in cost of goods sold in 2011, as compared to 2010, is in line with the sales variance drivers. Cost of goods sold as a percentage of net sales is consistent across the periods.

Selling, General and Administrative (“SG&A”)

	Year Ended			Year Ended
	2012	2011	Change*	2011	2010	Change*
	(In millions, except percentage amounts)
SG&A	$68	$69	$(1)	$69	$70	$(1)
Percentage of net sales	9%	9%		9%	8%

*	Primary reason for change. The decreases in SG&A expenses were primarily due to reduced headcount in the accounting and finance departments during the periods presented.

Research and Development

	Year Ended		Change*	Year Ended		Change**
	2012	2011		2011	2010
	(In millions, except percentage amounts)
Research and development	$31	$33	$(2)	$33	$34	$(1)
Percentage of net sales	4%	4%		4%	4%

*	Primary reason for change. The $2 million decrease in research and development in 2012, as compared to 2011, was primarily a result of discretionary spending reductions in response to the net sales decline experienced in 2012.
**	Primary reason for change. The $1 million decrease in research and development in 2011, as compared to 2010, was primarily a result of discretionary spending reductions in response to the net sales decline experienced in 2011.

Goodwill Impairment

	Year Ended		Change*	Year Ended		Change*
	2012	2011		2011	2010
	(In millions)
Goodwill impairment	$—	$279	$(279)	$279	$—	279

*	Primary reason for change. See further discusson of goodwill impairment under “Critical Accounting Policies” below.

Other Income, Net

	Year Ended		Change*	Year Ended		Change**
	2012	2011		2011	2010
	(In millions)
Other income, net	$10	$4	$6	$4	$8	$(4)

*	Primary reason for change. Other income increased $6 million due to a reserve for termination liability recorded in 2011 associated with the Mitsubishi Boeing-XX (“MB-XX”) contract. This reserve was offset by increased income for RD-180 deliveries and non-recurring engineering payments for CSP.
**	Primary reason for change. Other income decreased $4 million due to a reserve for termination liability associated with the MB-XX contract. This reserve was offset by income for RD-180 deliveries and royalty payments on the Gasification program.

Income Tax Provision

	Year Ended		Change*	Year Ended		Change**
	2012	2011		2011	2010
	(In millions, except percentage amounts)
Income tax (benefit) provision	$25	$(67)	$92	$(67)	$58	$(125)
Effective tax rate	40%	40%		40%	39%

*	Primary reason for change. The change in income tax provision in 2012, as compared to 2011, was driven by the goodwill impairment loss recognized in 2011, which generated a loss from continuing operations. The effective tax rate is consistent across the periods.

**	Primary reason for change. The change in income tax provision in 2011, as compared to 2010, was driven by the goodwill impairment loss recognized in 2011, which generated a loss from continuing operations. The effective tax rate is relatively consistent across the periods.

Discontinued Operations

The historical combined and consolidated financial statements include all revenues, costs, assets and liabilities directly attributable to Rocketdyne. Included within the combined and consolidated financial statements is the CSD business, which has been retained by UTC and is presented separately as discontinued operations.

The following is a summary of the operations of CSD included in discontinued for the periods listed below:

	Year Ended
	2012	2011	2010
	(In millions)
Net sales	$1	$1	$6
Income (loss) before income taxes	—	(6)	(27)
Income tax benefit	—	3	11
Income (loss) from discontinued operations	—	(3)	(16)

Liquidity and Capital Resources

UTC centralizes cash management and operations financing. Accordingly, none of the cash or debt at UTC has been assigned to Rocketdyne in the Rocketdyne combined and consolidated financial statements. With the exception of capital lease obligations, there is no debt specifically related to the operations of Rocketdyne, and therefore none have been attributed to Rocketdyne’s financial statements. Interest expense was not historically allocated to Rocketdyne and therefore is not reflected in the Rocketdyne combined and consolidated statements of operations.

Net Cash Provided by (Used in) Operating, Investing, and Financing Activities

	Three Months Ended		Year Ended
	March 31, 2013	March 31, 2012	2012	2011	2010
	(In millions)
Net Cash Provided by Operating Activities	$4	$29	$122	$149	$123
Net Cash Used in Investing Activities	(5)	(2)	(31)	(20)	(12)
Net Cash Provided by (Used in) Financing Activities	1	(27)	(91)	(129)	(111)

Net Cash Provided by Operating Activities

The $4 million of cash provided by operating activities in the three months ended March 31, 2013 was primarily the result of net income adjusted for non-cash expenses (defined as depreciation, amortization, corporate and shared employee overhead costs funded by UTC, stock compensation, pension cost funded by UTC and deferred taxes) which generated $22 million in the period. In addition to these factors, changes in working capital reduced cash provided by operating activities by $30 million.

The $29 million of cash provided by operating activities in the three months ended March 31, 2012 was primarily the result of net loss adjusted for non-cash expenses (defined as depreciation, corporate and shared employee overhead costs funded by UTC, pension costs funded by UTC and deferred taxes) which generated $42 million in the period. In addition to these factors, changes in working capital increased cash provided by operating activities by $4 million.

The $122 million of cash provided by operating activities in 2012 was primarily the result of net income adjusted for non-cash expenses (defined as depreciation, amortization, corporate and shared employee overhead costs funded by UTC, stock compensation, pension costs funded by UTC and deferred taxes) which generated $102 million in 2012. In addition to these factors, changes in working capital reduced cash by $17 million, primarily due to an increase in accounts receivable of $22 million.

The $149 million of cash provided by operating activities in 2011 was primarily the result of net loss adjusted for non-cash expenses (defined as goodwill impairment, depreciation, amortization, corporate and shared employee overhead costs funded by UTC, stock compensation, and deferred taxes) which generated $228 million in 2011. In addition to these factors, changes in working capital contributed $23 million, primarily due to a decrease in accounts receivable of $27 million.

The $123 million of cash provided by operating activities in 2010 was primarily the result of net income adjusted for non-cash expenses of $66 million. These factors were offset by negative changes in working capital of $17 million, including an increase in accounts receivable of $46 million, offset by a decrease in inventories of $32 million.

Net Cash Used In Investing Activities

Cash flows used in investing activities relate primarily to capital expenditures. Rocketdyne’s capital expenditures in the periods presented are driven primarily by site consolidation efforts related to moving the Canoga Park, CA activities to the DeSoto facility in Chatsworth, CA, in addtion to consolidation efforts at the West Palm Beach facility. Other capital expenditures related to upgrades to machinery and equipment.

Net Cash Provided by (Used in) Financing Activities

The net cash flows provided by (used in) financing activities for the periods listed above consisted solely of (contributions by) distributions to UTC.

Contractual Obligations

Rocketdyne has contractual obligations and commitments in the form of operating lease arrangements.

The following table summarizes our contractual obligations as of March 31, 2013 and their expected effect on liquidity and cash flows in future periods:

	Payments due by period
	Total	Less than 1 year	1-3 years	3-5 years	After 5 years
Contractual obligations Operating leases	$19	$5	$8	$3	$3

Critical Accounting Estimates

Preparation of Rocketdyne’s combined and consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Note 2 to the Rocketdyne Combined and Consolidated Financial Statements describes the significant accounting policies used in preparation of the Rocketdyne Combined and Consolidated Financial Statements. Rocketdyne management believes the most complex and sensitive judgments, because of their significance to the Rocketdyne Combined and Consolidated Financial Statements, result primarily from the need to make estimates about the effects of matters that are inherently uncertain. The most significant areas involving management judgments and estimates are described below. Actual results in these areas could differ from management’s estimates.

Combination and Consolidation. The combined and consolidated financial statements have been prepared for Rocketdyne as it was historically managed as a component of UTC’s Pratt & Whitney division. All significant intercompany transactions within Rocketdyne have been eliminated. All significant transactions between Rocketdyne and UTC and its subsidiaries are included in the Rocketdyne combined and consolidated financial statements. All intercompany sales and financing transactions with UTC and its subsidiaries are considered to be settled for cash in the Rocketdyne combined and consolidated statement of cash flows at the time the transaction is recorded.

Fixed Assets. Fixed assets are stated at cost. Depreciation is computed over the assets’ useful lives using the straight-line method. Rocketdyne management evaluates the potential impairment of long-lived assets when appropriate. If the carrying value of assets exceeds the sum of the undiscounted expected future cash flows, the carrying value of the asset is written down to fair value. For the periods presented, there was no impairment of long-lived assets.

Fixed Assets Held for Sale. Fixed assets held for sale are stated at lower of cost or net realizable value and consist of the Canoga Avenue Campus and certain land at the De Soto facility. These facilities will be retained by UTC.

Intangibles. Intangible assets consist of patents, trademarks and customer relationships. Useful lives of finite lived intangible assets are estimated based upon the nature of the intangible asset and the industry in which the intangible asset is used. Estimated useful lives of patents and finite-lived trademarks are generally 15 years. Estimated useful lives of customer relationships generally range from 4 to 10 years. These intangible assets are amortized on a straight line basis over the period in which the economic benefits of the intangible assets are consumed.

Goodwill. Rocketdyne considers the carrying value of goodwill to be one of its critical accounting estimates used in the preparation of the Rocketdyne combined and consolidated financial statements. Rocketdyne believes the current assumptions and other considerations used to value goodwill to be appropriate. However, if actual experience differs from the assumptions and considerations used in its analysis, the resulting change could have a material impact on the Rocketdyne combined and consolidated financial statements.

Goodwill is primarily associated with the acquisition of Rocketdyne by UTC in 2005. Rocketdyne is organized into one reporting unit engaged in the business of designing, developing, manufacturing, marketing, selling, supporting and servicing rocket propulsion engines for space vehicles, missile defense propulsion systems, space and terrestrial power systems and related propulsion and power components and technology. In accordance with FASB ASC No. 350, “Intangibles Goodwill and Other”, goodwill is reviewed annually, or more frequently if changes in circumstances indicate the carrying value may not be recoverable. To test for impairment, Rocketdyne utilizes discounted estimated future cash flows to measure fair value for the reporting unit. This calculation is highly sensitive to both the estimated future cash flows of each reporting unit and the discount rate assumed in these calculations. Annual impairment reviews are performed in the third quarter of the calendar year or upon a triggering event.

For the year ended December 31, 2011, Rocketdyne determined that its goodwill was impaired and recorded an impairment of $279 million.

Income Taxes. Rocketdyne records income taxes under ASC No. 740, “Income Taxes” (“ASC 740”), under which deferred taxes reflect the temporary differences between the book and tax bases of assets and liabilities. A valuation allowance is established if, based on management’s review of both positive and negative evidence, it is more-likely-than-not that all or a portion of the deferred tax asset will not be realized. The income taxes have been prepared on a separate return basis as if Rocketdyne were a standalone entity. In the ordinary course of business there is inherent uncertainty in quantifying Rocketdyne’s income tax positions. Rocketdyne assess its income tax positions and records tax benefits for all years subject to examination based upon management’s evaluation of the facts, circumstances, and information available at the reporting date. For those tax positions where it is more-likely-than-not that a tax benefit will be sustained, Rocketdyne has recorded the largest amount of tax benefit with a greater than 50% likelihood of being realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where it is not more-likely-than-not that a tax benefit will be sustained, no tax benefit has been recognized in the financial statements. Where applicable, associated interest has also been recognized. Rocketdyne recognizes interest accrued related to unrecognized tax benefits in interest expense. Penalties, if incurred, would be recognized as a component of income tax expense.

Revenue Recognition. With limited exception, revenues under cost-reimbursement contracts are accounted for under the percentage-of-completion method of accounting whereby revenues are recorded for costs, as incurred, plus a portion of profit expected to be realized based on the ratio of costs incurred to estimated total costs at completion. Revenues under government and commercial fixed-price contracts and government fixed-price-incentive contracts are recorded on a percentage-of-completion, cost-to-cost basis. Certain other contracts are recorded at the time deliveries are made. Anticipated losses on contracts are recognized in full in the period the losses become probable and estimable.

Shipping and Handling. Shipping and handling costs are charged directly to the contract. If there is not a specific direct contract, shipping and handling costs are generally charged to costs of goods sold.

Research and Development. Research and development costs not specifically covered by contracts and those related to the Rocketdyne-sponsored share of research and development activity in connection with cost-sharing arrangements are charged to expense as incurred. Additionally, research and development costs may be partially offset by cash received under Cooperative Research and Development Agreements.

Research and development costs incurred under contracts with customers are expensed as incurred and are reported as a component of cost of products sold. Revenue from such contracts is recognized as sales when earned.

Environmental. Environmental investigatory, remediation, operating and maintenance costs are accrued when it is probable that a liability has been incurred and the amount can be reasonably estimated. The most likely cost to be incurred is accrued based on an evaluation of currently available facts with respect to each individual site, including existing technology, current laws and regulations and prior remediation experience. The range of possible loss is estimated at $3 million to $4 million. Where no amount within a range of estimates is more likely, the minimum is accrued. For sites with multiple responsible parties, we consider our likely proportionate share of the anticipated remediation costs and the ability of the other parties to fulfill their obligations in establishing a provision for those costs. Liabilities with fixed or reliably determinable future cash payments are discounted. Accrued environmental liabilities are not reduced by potential insurance reimbursements. As of March 31, 2013 and December 31, 2012, the outstanding liability for environmental liabilities from continuing operations was $3 million, which is included in other long-term liabilities in the combined and consolidated financial statements.

Asset Retirement Obligations. We record the fair value of legal obligations associated with the retirement of tangible long-lived assets in the period in which it is determined to exist, if a reasonable estimate of fair value can be made. Upon initial recognition of a liability, we capitalize the cost of the asset retirement obligation by increasing the carrying amount of the related long-lived asset. Over time, the liability is increased for changes in its present value and the capitalized cost is depreciated over the useful life of the related asset. We have determined that conditional legal obligations exist for certain of our owned and leased facilities related primarily to building materials. As of March 31, 2013 and December 31, 2012, the outstanding liability for asset retirement obligations was $6 million, of which $4 million is included in non-current liabilities of fixed assets held for sale and $2 million is included in other long-term liabilities in the combined and consolidated financial statements.

New Accounting Pronouncements

In December 2011, the Financial Accounting Standards Board issued ASU No. 2011-11, “Disclosures about Offsetting Assets and Liabilities.” This ASU intends to enhance a financial statement user’s ability to understand the effects of netting arrangements on an entity’s financial statements, including financial instruments and derivative instruments that are either offset or subject to an enforceable master netting arrangement or similar. The scope of this ASU includes derivatives, sale and repurchase agreements and reverse sale and repurchase agreements, and securities borrowing and securities lending arrangements. This ASU includes enhanced disclosure requirements, including both gross and net information about instruments and transactions eligible for offset or subject to an agreement similar to master netting arrangement. The provisions of this ASU will be applied retrospectively for interim and annual periods beginning on or after January 1, 2013. This ASU had no impact on the reporting of assets and liabilities.

THE EXCHANGE OFFER

The following summary of the registration rights agreement and letter of transmittal is not complete and is subject to, and is qualified in its entirety by, all of the provisions of the registration rights agreement and the letter of transmittal, both of which are filed as exhibits to the registration statement of which this prospectus is part. We urge you to read carefully the registration rights agreement in its entirety.

Purpose and Effect of Exchange Offer; Registration Rights

We are offering to exchange $460,000,000 aggregate principal amount of our outstanding, unregistered 7.125% Second-Priority Senior Secured Notes due 2021 (the “initial notes”) for an equivalent amount of new 7.125% Second-Priority Senior Secured Notes due 2021 (the “new notes”). We refer to the exchange offer as the “exchange offer.”

The initial notes were purchased by Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., Wells Fargo Securities, LLC, and SunTrust Robinson Humphrey, Inc., whom we collectively refer to as the “initial purchasers,” on January 28, 2013 (the “Issue Date”), for resale to qualified institutional buyers in compliance with Rule 144A under the Securities Act and outside of the United States to non-U.S. persons in compliance with Regulation S under the Securities Act. In connection with the sale of the initial notes, we and the initial purchasers entered into a registration rights agreement, dated the Issue Date (the “Registration Rights Agreement”), which requires us, among other things and, subject to certain exceptions,

•

to file a registration statement (the “exchange offer registration statement”) with the SEC with respect to an exchange offer to exchange the initial notes for the new notes having terms substantially identical in all material respects to the initial notes (except that the new notes are registered under the Securities Act and there are certain differences relating to transfer restrictions, registration rights and payment of additional interest in case of non-registration);

•	to use reasonable best efforts to the exchange offer registration statement to be declared effective by the SEC prior to the 300th day following the Issue Date; and

•

to use reasonable best efforts to issue on or prior to the 300th day following the Issue Date (or, if such date is not a business day, on the next succeeding business day) (the “Exchange Offer Deadline”), new notes in exchange for all initial notes tendered prior thereto in the exchange offer.

We are obligated, upon the effectiveness of the exchange offer registration statement referred to above, to offer the holders of the initial notes the opportunity to exchange their initial notes for a like principal amount of new notes which will be issued without a restrictive legend and may be reoffered and resold by the holder generally without restrictions or limitations under the Securities Act. The exchange offer is being made pursuant to the Registration Rights Agreement to satisfy our obligations under that agreement.

In the event that:

(a) we are not permitted to file the exchange offer registration statement or to consummate the exchange offer due to a change in law or SEC policy; or

(b) for any reason, we do not consummate the exchange offer by the Exchange Offer Deadline; or

(c) any holder notifies us prior to the 20th business day following the consummation of the exchange offer that:

•	it is not permitted under law or SEC policy to participate in the exchange offer;

•

it cannot publicly resell new notes that it acquires in the exchange offer without delivering a prospectus, and the prospectus contained in the exchange offer registration statement is not appropriate or available for resales by that holder; or

•	it is a broker-dealer and holds initial notes that it has not exchanged and that it acquired directly from us or one of our affiliates;

then we will file with the SEC a shelf registration statement (the “Shelf Registration Statement”) to cover resales of the initial notes by the holders of the initial notes who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. If obligated to file the Shelf Registration Statement, we will file the Shelf Registration Statement with the SEC on or prior to 30 days after such filing obligation arises (but no earlier than the 300th day following the Issue Date (or, if not a business day, on the next succeeding business day)) and use commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective by the SEC on or prior to 90 days after such obligation arises. We have agreed to use reasonable best efforts to keep any Shelf Registration Statement effective until the earliest of: (i) two years from the effective date of such Shelf Registration Statement; or (ii) the date on which the relevant initial notes covered by the Shelf Registration Statement have all been sold pursuant thereto, are no longer outstanding or cease to be Transfer Restricted Securities.

We will, in the event that a Shelf Registration Statement is filed, among other things, provide to each holder for whom such Shelf Registration Statement was filed copies of the prospectus which is a part of the Shelf Registration Statement, notify each holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the initial notes, as the case may be. In certain circumstances, we may suspend our obligations in relation to the Shelf Registration Statement for bona fide business purposes, subject to the provisions described below relating to Registration Defaults. A holder selling initial notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such holder (including certain indemnification obligations).

If any of the following events occur (each such event a “Registration Default”), we will pay additional cash interest on the applicable initial notes (“Liquidated Damages”), subject to certain exceptions, from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured:

•	we do not file with the SEC the exchange offer registration statement within the time period specified in the registration rights agreement;

•	we do not consummate the exchange offer on or prior to the Exchange Offer Deadline;

•	the exchange offer registration or the Shelf Registration Statement is not declared effective by the dates required in the registration rights agreement; or

•

the shelf registration statement is declared effective, but thereafter, subject to certain exceptions, ceases to be effective or usable in connection with resales of any initial notes registered under the shelf registration statement during the periods specified in the registration rights agreement.

With respect to the first 90-day period immediately following the occurrence of the first Registration Default, Liquidated Damages will be paid in an amount equal to 0.25% per annum of the principal amount of Transfer Restricted Securities. The amount of the Liquidated Damages will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages for all Registration Defaults of 1.0% per annum of the principal amount of Transfer Restricted Securities.

We will pay all accrued Liquidated Damages on the next scheduled interest payment date to DTC or its nominee by wire transfer of immediately available funds or by federal funds check and to holders of certificated initial notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.

Following the cure of an applicable Registration Default, the accrual of Liquidated Damages will cease.

“Transfer Restricted Securities” means each initial note until the earliest to occur of:

•	the date on which such initial note has been exchanged by a person other than a broker-dealer for a new note in the exchange offer;

•

following the exchange by a broker-dealer in the exchange offer of an initial note for a new note, the date on which such new note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the exchange offer registration statement;

•	the date on which such initial note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement; or

•	the date on which such initial note is sold to the public pursuant to Rule 144 under the Securities Act.

Each broker-dealer that receives new notes for its own account in exchange for initial notes, where such initial notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See “Plan of Distribution.”

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, for each $1,000 principal amount of initial notes properly surrendered and not withdrawn before the expiration date of the exchange offer, we will issue $1,000 principal amount of new notes. Holders may tender some or all of their initial notes pursuant to the exchange offer in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The exchange offer is not conditioned upon any minimum aggregate principal amount of initial notes being tendered.

The form and terms of the new notes will be the same as the form and terms of the initial notes except that:

•	the new notes will have a different CUSIP number from the initial notes;

•	the new notes will be registered under the Securities Act and, therefore, the global securities representing the new notes will not bear legends restricting the transfer of interests in the new notes;

•	the new notes will not be subject to the registration rights relating to the initial notes; and

•	the new notes will not contain provisions for payment of additional interest in case of non-registration.

The new notes will evidence the same indebtedness as the initial notes they replace, and will be issued under, and be entitled to the benefits of, the Indenture, dated as of January 28, 2013, between GenCorp and U.S. Bank National Association, as trustee (in such capacity, the “Trustee”) and collateral agent (in such capacity, the “Collateral Agent”), as supplemented from time to time (the “Indenture”), which is the same indenture governing the issuance of the initial notes. As a result, the initial notes and the new notes will be treated as a single series of notes under the Indenture. The new notes will also be secured by the same collateral as the initial notes they replace, pursuant to the Second Lien Security Agreement, dated as of June 14, 2013, among GenCorp, certain subsidiary guarantors, the Trustee and the Collateral Agent, which is the same security agreement governing the grant of security interests for the initial notes.

No interest will be paid in connection with the exchange. The new notes will accrue interest from and including the last interest payment date on which interest has been paid on the initial notes or, if no interest has been paid on the initial notes, from the date of original issue of the initial notes. Accordingly, the holders of initial notes that are accepted for exchange will not receive accrued but unpaid interest on initial notes at the time of tender. Rather, that interest will be payable on the new notes delivered in exchange for the initial notes on the first interest payment date after the expiration date.

Under existing SEC interpretations, the new notes would generally be freely transferable after the exchange offer without further registration under the Securities Act, except that broker-dealers receiving the new notes in the exchange offer will be subject to a prospectus delivery requirement with respect to their resale. This view is based on interpretations by the staff of the SEC in no-action letters issued to other issuers in exchange offers like this one. We have not, however, asked the SEC to consider this particular exchange offer in the context of a no-action letter. Therefore, the SEC might not treat it in the same way it has treated other exchange offers in the past. You will be relying on the no-action letters that the SEC has issued to third parties in circumstances that we believe are similar to ours. Based on these no-action letters, the following conditions must be met in order to receive freely transferable new notes:

•	you must not be a broker-dealer that acquired the initial notes from us or in market-making transactions or other trading activities;

•	you must acquire the new notes in the ordinary course of your business;

•

you must not be participating, and do not intend to participate, and have no arrangements or understandings with any person to participate, in the distribution of the new notes within the meaning of the Securities Act; and

•	you must not be an affiliate of ours, as defined under Rule 405 of the Securities Act.

By tendering your initial notes as described below in “—Procedures for Tendering,” you will be representing to us that you satisfy all of the above listed conditions. If you do not satisfy all of the above listed conditions you cannot rely on the position of the SEC set forth in the no-action letters referred to above, and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the new notes.

The SEC considers broker-dealers that acquired initial notes directly from us, but not as a result of market-making activities or other trading activities, to be making a distribution of the new notes if they participate in the exchange offer. Consequently, these broker-dealers must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the new notes.

A broker-dealer that has bought initial notes for market-making or other trading activities must comply with the prospectus delivery requirements of the Securities Act in order to resell any new notes it receives for its own account in the exchange offer. The SEC has taken the position that broker-dealers may use this prospectus to fulfill their prospectus delivery requirements with respect to the new notes. We have agreed in the Registration Rights Agreement to send a prospectus to any broker-dealer that requests copies in the notice and questionnaire included in the letter of transmittal accompanying the prospectus for a period of up to 90 days commencing on the day the exchange offer is consummated.

Unless you are required to do so because you are a broker-dealer, you may not use this prospectus for an offer to resell, resale or other retransfer of new notes. We are not making this exchange offer to, nor will we accept tenders for exchange from, holders of initial notes in any jurisdiction in which the exchange offer or the acceptance of it would not be in compliance with the securities or blue sky laws of that jurisdiction.

Holders of new notes do not have appraisal or dissenters’ rights under state law or under the indenture governing the notes in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of Regulation 14E under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Expiration Date; Extensions; Amendments

The expiration date for the exchange offer is 5:00 p.m., New York City time, on             , 2013, unless we extend the expiration date. We may extend this expiration date in our sole discretion. If we so extend the expiration date, the term “expiration date” shall mean the latest date and time to which we extend the exchange offer.

We reserve the right in our sole discretion:

•	to, prior to the expiration date, delay accepting any initial notes in the case of an extension of the exchange offer;

•	to extend the exchange offer;

•	to terminate the exchange offer if, in our reasonable judgment, any of the conditions described below under “—Conditions to the Exchange Offer” shall not have been satisfied; or

•	to amend the terms of the exchange offer in any way we determine.

We will give oral or written notice of any delay, extension or termination to the exchange agent. In addition, we will give, as promptly as practicable, oral or written notice regarding any delay in acceptance, extension or termination of the offer to the registered holders of initial notes. If we amend the exchange offer in a manner that we determine to constitute a material change, or if we waive a material condition, we will promptly disclose the amendment or waiver in a manner reasonably calculated to inform the holders of initial notes of the amendment or waiver, and we will extend the offer period, if necessary, so that at least five business days remain in the offer following notice of the material change.

We intend to make public announcements of any delay in acceptance, extension, termination, amendment or waiver regarding the exchange offer prior to 9 a.m., New York City time, on the next business day after the previously scheduled expiration date.

Conditions to the Exchange Offer

We will not be required to accept for exchange, or to exchange new notes for, any initial notes, and we may terminate the exchange offer as provided in this prospectus at or before the expiration date, if:

•

any law, statute, rule or regulation shall have been proposed, adopted or enacted, or interpreted in a manner, which, in our reasonable judgment, would impair our ability to proceed with the exchange offer;

•

any action or proceeding is instituted or threatened in any court or by or before the SEC or any other governmental agency with respect to the exchange offer which, in our reasonable judgment, would impair our ability to proceed with the exchange offer;

•	we have not obtained any governmental approval which we, in our reasonable judgment, consider necessary for the completion of the exchange offer as contemplated by this prospectus;

•

any change, or any condition, event or development involving a prospective change, shall have occurred or be threatened in the general economic, financial, currency exchange or market conditions in the United States or elsewhere that, in our reasonable judgment, would impair our ability to proceed with the exchange offer;

•

any other change or development, including a prospective change or development, that, in our reasonable judgment, has or may have a material adverse effect on us, the market price of the new notes or the initial notes or the value of the exchange offer to us; or

•

there shall have occurred (i) any suspension or limitation of trading in securities generally on the New York Stock Exchange or the over-the-counter market; (ii) a declaration of a banking moratorium by United States Federal or New York authorities; or (iii) a commencement or escalation of a war or armed hostilities involving or relating to a country where we do business or other international or national emergency or crisis directly or indirectly involving the United States.

The conditions listed above are for our sole benefit and we may assert them regardless of the circumstances giving rise to any of these conditions. We may waive these conditions in our sole discretion in whole or in part at any time and from time to time. A failure on our part to exercise any of the above rights shall not constitute a waiver of that right, and that right shall be considered an ongoing right which we may assert at any time and from time to time.

If we determine in our reasonable judgment that any of the events listed above has occurred, we may, subject to applicable law:

•	terminate the exchange offer and return all tendered initial notes to the tendering holders promptly after such termination;

•	extend the exchange offer and retain all initial notes tendered before the expiration of the exchange offer, subject, however, to the rights of holders to withdraw these initial notes; or

•

waive unsatisfied conditions relating to the exchange offer and accept all properly tendered initial notes which have not been withdrawn. If this waiver constitutes a material change to the exchange offer, we will disclose this change by means of a prospectus supplement that will be distributed to the registered holders of the initial notes. If the exchange offer would otherwise expire, we will extend the exchange offer for 5-10 business days, depending on how significant the waiver is and the manner of disclosure to registered holders.

Any determination by us concerning the above events will be final and binding.

In addition, we reserve the right in our sole discretion to purchase or make offers for any initial notes that remain outstanding subsequent to the expiration date, and purchase initial notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers may differ from the terms of the exchange offer.

Procedures For Tendering

Except in limited circumstances, only a DTC participant listed on a DTC securities position listing with respect to the initial notes may tender initial notes in the exchange offer. To tender initial notes in the exchange offer:

•

you must instruct DTC and a DTC participant by completing the form “Instructions to DTC Participant From Beneficial Owner” accompanying this prospectus of your intention whether or not you wish to tender your initial notes for new notes; and

•	DTC participants in turn need to follow the procedures for book-entry transfer as set forth below under “—Book-Entry Transfer” and in the letter of transmittal.

By tendering, you will make the representations described below under “—Representations on Tendering Initial Notes.” In addition, each broker-dealer that receives new notes for its account in the exchange offer, where the initial notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. See “Plan of Distribution.” The tender by a holder of initial notes will constitute an agreement between that holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

The method of delivery of the form “Instructions to DTC Participant From Beneficial Owner” or transmission of an agent’s message and all other required documents, as described under “—Book-Entry Transfer,” to the exchange agent is at the election and risk of the tendering holder of initial notes. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery to the exchange agent prior to the expiration date. Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent.

We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, and acceptance and withdrawal of tendered initial notes, and our determination shall be final and binding on all parties. We reserve the absolute right to reject any and all initial notes not properly tendered or any initial notes whose acceptance by us would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to any particular initial notes either before or after the expiration date. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, holders must cure any defects or irregularities in connection with tenders of initial notes within a period we determine. Although we intend to request the exchange agent to notify holders of defects or irregularities relating to tenders of initial notes, neither we, the exchange agent nor any other person will have any duty or incur any liability for failure to give this notification. We will not consider tenders of initial notes to have been made until these defects or irregularities have been cured or waived. The exchange agent will return any initial notes that are not properly tendered and as to which the defects or irregularities have not been cured or waived to the tendering holders, unless otherwise provided in the letter of transmittal, promptly following the expiration date.

Each broker-dealer that receives new notes for its own account in exchange for initial notes, where such initial notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See “Plan of Distribution.”

Book-Entry Transfer

We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the initial notes at DTC for the purpose of facilitating the exchange offer. Any financial institution that is a participant in DTC’s system may make book-entry delivery of initial notes by causing DTC to transfer such initial notes into the exchange agent’s DTC account in accordance with DTC’s electronic Automated Tender Offer Program procedures for such transfer. The exchange of new notes for tendered initial notes will only be made after timely confirmation of book-entry transfer of the initial notes into the exchange agent’s account and receipt by the exchange agent of an “agent’s message” and all other required documents specified in the letter of transmittal.

The confirmation, agent’s message and any other required documents must be received at the exchange agent’s address listed below under “—Exchange Agent” on or before 5:00 p.m., New York City time, on the expiration date of the exchange offer.

As indicated above, delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent.

The term “agent’s message” means a message, transmitted by DTC and received by the exchange agent and forming part of the confirmation of a book-entry transfer, which states that DTC has received an express acknowledgment from a participant in DTC tendering initial notes stating the aggregate principal amount of initial notes which have been tendered by the participant; that such participant has received an appropriate letter of transmittal and agrees to be bound by the terms of the letter of transmittal and the terms of the exchange offer; and that we may enforce such agreement against the participant.

Delivery of an agent’s message will also constitute an acknowledgment from the tendering DTC participant that the representations contained in the letter of transmittal and described below under “—Representations on Tendering Initial Notes” are true and correct.

Representations on Tendering Initial Notes

By surrendering initial notes in the exchange offer, you will be representing that, among other things:

•	you are acquiring the new notes issued in the exchange offer in the ordinary course of your business;

•

you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate, in the distribution of the new notes within the meaning of the Securities Act;

•	you are not an affiliate of ours, as defined in Rule 405 under the Securities Act;

•	you have full power and authority to tender, exchange, assign and transfer the initial notes tendered;

•

we will acquire good, marketable and unencumbered title to the initial notes being tendered, free and clear of all security interests, liens, restrictions, charges, encumbrances, or other obligations relating to their sale or transfer, and not subject to any adverse claim, when the initial notes are accepted by us; and

•

you acknowledge and agree that if you are a broker-dealer registered under the Exchange Act or you are participating in the exchange offer for the purpose of distributing the new notes, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale of the new notes, and you cannot rely on the position of the SEC’s staff in their no-action letters.

If you are a broker-dealer and you will receive new notes for your own account in exchange for initial notes that were acquired as a result of market-making activities or other trading activities, you will be required to acknowledge in the letter of transmittal that you will comply with the prospectus delivery requirements of the Securities Act in connection with any resale of the new notes. The letter of transmittal states that, by complying with their obligations, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See also “Plan of Distribution.”

Withdrawal of Tenders

Your tender of initial notes pursuant to the exchange offer is irrevocable except as otherwise provided in this section. You may withdraw tenders of initial notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective for DTC participants, holders must comply with their respective standard operating procedures for electronic tenders and the exchange agent must receive an electronic notice of withdrawal from DTC.

Any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn initial notes and otherwise comply with the procedures of DTC. We will determine in our sole discretion all questions as to the validity, form and eligibility, including time of receipt, for such withdrawal notices, and our determination shall be final and binding on all parties. Any initial notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no new notes will be issued with respect to them unless the initial notes so withdrawn are validly re-tendered. Any initial notes which have been tendered but which are withdrawn or not accepted for exchange will be returned to the holder without cost to such holder promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn initial notes may be re-tendered by following the procedures described above under “—Procedures For Tendering” at any time prior to the expiration date.

Exchange Agent

We have appointed U.S. Bank National Association as exchange agent in connection with the exchange offer. In such capacity, the exchange agent has no fiduciary duties to the holders of the notes and will be acting solely on the basis of our directions. Holders should direct questions, requests for assistance and for additional copies of this prospectus or the letter of transmittal to the exchange agent addressed as follows:

U.S. Bank National Association

West Side Flats Operations Center

60 Livingston Avenue

St. Paul, MN 55107

Attn: Specialized Finance

Fax: (651) 466-7372

Fees and Expenses

The expense of soliciting tenders pursuant to the exchange offer will be borne by us.

We have not retained any dealer-manager in connection with the exchange offer and we will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for its related reasonable out-of-pocket expenses. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the initial notes and in handling or forwarding tenders for exchange.

Holders who tender their initial notes for exchange will not be obligated to pay any transfer taxes. If, however, a transfer tax is imposed for any reason other than the exchange of initial notes in connection with the exchange offer, then the tendering holder must pay the amount of any transfer taxes due, whether imposed on the registered holder or any other persons. If the tendering holder does not submit satisfactory evidence of payment of these taxes or exemption from them with the letter of transmittal, the amount of these transfer taxes will be billed directly to the tendering holder.

Consequences of Failure to Properly Tender Initial Notes in the Exchange

We will issue the new notes in exchange for initial notes under the exchange offer only after timely confirmation of book-entry transfer of the initial notes into the exchange agent’s account and timely receipt by the exchange agent of an agent’s message and all other required documents specified in the letter of transmittal. Therefore, holders of the initial notes desiring to tender initial notes in exchange for new notes should allow sufficient time to ensure timely delivery. We are under no duty to give notification of defects or irregularities of tenders of initial notes for exchange or waive any such defects or irregularities. Initial notes that are not tendered or that are tendered but not accepted by us will, following completion of the exchange offer, continue to be subject to the existing restrictions upon transfer under the Securities Act.

Participation in the exchange offer is voluntary. In the event the exchange offer is completed, we will not be required to register the remaining initial notes. Remaining initial notes will continue to be subject to the following restrictions on transfer:

•

holders may resell initial notes only if an exemption from registration is available or, outside the United States, to non-U.S. persons in accordance with the requirements of Regulation S under the Securities Act; and

•	the remaining initial notes will bear a legend restricting transfer in the absence of registration or an exemption.

To the extent that initial notes are tendered and accepted in connection with the exchange offer, any trading market for remaining initial notes could be adversely affected.

Neither we nor our board of directors make any recommendation to holders of initial notes as to whether to tender or refrain from tendering all or any portion of their initial notes pursuant to the exchange offer. Moreover, no one has been authorized to make any such recommendation. Holders of initial notes must make their own decision whether to tender pursuant to the exchange offer and, if so, the aggregate amount of initial notes to tender, after reading this prospectus and the letter of transmittal and consulting with their advisors, if any, based on their own financial position and requirements.

DESCRIPTION OF THE NEW NOTES

The new notes offered hereby will be issued, and the initial notes were issued, under an indenture (the “Indenture”), dated as of January 28, 2013, between GenCorp and U.S. Bank National Association, as trustee (in such capacity, the “Trustee”) and collateral agent (in such capacity, the “Collateral Agent”).

In this description, the words “the Company,” “we” and “our” refer to GenCorp and not to any of its subsidiaries. Unless the context otherwise requires, references to the “notes” include the initial notes, the new notes and any Additional Notes (as defined below). Certain terms used in this description are defined below under the caption “—Certain Definitions.” Defined terms used in this description but not defined below under “—Certain Definitions” will have the meanings assigned to them in the Indenture.

The terms of the new notes include those stated in the Indenture and those made part of such Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Security Documents referred to below under the caption “—Collateral” will define the terms of the agreements that will secure the new notes and the guarantees thereof and the Intercreditor Agreement referred to below under the caption “—Intercreditor Agreement” will define the relationship between holders of the new notes and any other holders of Second Lien Obligations, on the one hand, and the First Priority Secured Parties on the other hand. The following description is only a summary of the material provisions of the Indenture, the Security Documents and the Intercreditor Agreement. This summary is subject to and qualified by reference to all of the provisions of the Indenture, the registration rights agreement, the Security Documents and the Intercreditor Agreement, including the definitions of certain terms used therein. We urge you to read these documents because they, and not this description, define your rights as holders of these notes. The Indenture, the Security Documents and the Intercreditor Agreement are filed as exhibits to the registration statement of which this prospectus is a part and you can obtain a copy of the Indenture, Security Documents and Intercreditor Agreement as described below under “—Additional Information.”

Initial Notes and New Notes Will Represent Same Debt

The new notes will be issued solely in exchange for an equal principal amount of initial notes pursuant to the Exchange Offer. The new notes will evidence the same debt as the initial notes and both series of notes will be entitled to the benefits of the Indenture, the Security Documents and the Intercreditor Agreement and treated as a single class of debt securities. The terms of the new notes will be the same in all material respects as the initial notes except that the new notes are registered under the Securities Act and there are certain differences relating to transfer restrictions, registration rights and payment of additional interest in case of non-registration.

If the Exchange Offer is consummated, holders of the initial notes who do not exchange their initial notes for new notes will vote together with holders of the new notes for all relevant purposes under the Indenture. All references herein to specified percentages in aggregate principal amount of the outstanding notes shall be deemed to mean, at any time after the Exchange Offer is consummated, such percentages in aggregate principal amount of the initial notes and the new notes then outstanding.

General

Principal, Maturity and Interest

The Company issued the initial notes in an aggregate principal amount of $460.0 million. The notes will mature on March 15, 2021. The Company may issue additional notes (the “Additional Notes”) from time to time after the Exchange Offer, subject to compliance with all the covenants in the Indenture, including the covenants described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” and “—Certain Covenants—Liens.” The notes and any Additional Notes subsequently issued under the Indenture would be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Company will issue new notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Interest on the new notes will accrue at the rate of 7.125% per annum and will be payable semi-annually in arrears on March 15 and September 15. The Company will make each interest payment to the Holders of record on the immediately preceding March 1 and September 1. The first interest payment with respect to the new notes will be September 15, 2013.

Interest on the new notes will accrue from the date of original issuance or, if interest has already been paid, from the most recent interest payment date to which interest has been paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The New Notes

The new notes will be:

•

general secured obligations of the Company secured by second-priority Liens, subject to Permitted Liens, on substantially all of the tangible and intangible assets (other than Excluded Property) of the Company;

•

effectively junior to all existing and future senior Indebtedness of the Company that is secured by a Lien that is senior or prior to the Second Priority Liens, including the First Priority Liens securing the First Priority Obligations, to the extent of the value of the assets securing such secured Indebtedness on a senior basis;

•	effectively senior to all existing and future unsecured senior Indebtedness of the Company to the extent of the value of the Collateral;

•	pari passu in right of payment with any future senior Indebtedness of the Company;

•	senior in right of payment to all existing and future Subordinated Obligations of the Company;

•	structurally subordinated to all existing and future obligations, including trade payables, of the Company’s Subsidiaries that do not guarantee the new notes; and

•	guaranteed by the Subsidiary Guarantors.

The Subsidiary Guarantees

The new notes will be fully and unconditionally guaranteed, subject to customary release provisions, on a senior secured basis, jointly and severally, by the subsidiaries that guarantee the Company’s obligations under the Credit Agreement. Each of the Subsidiary Guarantors is 100% owned, directly or indirectly, by the Company. Each guarantee of the new notes will be:

•	a general senior secured obligation of the Subsidiary Guarantor;

•	secured by second-priority Liens, subject to Permitted Liens, on substantially all of the tangible and intangible assets (other than Excluded Property) of that Subsidiary Guarantor;

•

effectively junior to all existing and future senior Indebtedness of that Subsidiary Guarantor that is secured by a Lien that is senior or prior to the Second Priority Liens, including the First Priority Liens securing the First Priority Obligations, to the extent of the value of the assets securing such Indebtedness on a senior basis;

•	effectively senior to all existing and future unsecured senior Indebtedness of that Subsidiary Guarantor, to the extent of the value of the Collateral;

•	pari passu in right of payment with any future senior Indebtedness of such Subsidiary Guarantor; and

•	senior in right of payment to all existing and future Subordinated Obligations of such Subsidiary Guarantor.

Not all of the Company’s Subsidiaries will guarantee the new notes. After giving effect to the Acquisition, on a pro forma basis, the Company’s Subsidiaries that are not Subsidiary Guarantors would have generated approximately 1% of the Company’s net sales for the six months ended May 31, 2013, and accounted for approximately 3% of the Company’s total assets and less than 1% of the Company’s total liabilities as of May 31, 2013.

As of the date of the Indenture, all of the Company’s Subsidiaries other than the Excluded Subsidiaries will be “Restricted Subsidiaries.” However, under the circumstances described below under the subheading “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” the Company will be permitted to designate certain of its other Subsidiaries as “Unrestricted Subsidiaries.” Unrestricted Subsidiaries will not be subject to the restrictive covenants in the Indenture and will not guarantee the new notes.

The Obligations of each Subsidiary Guarantor under its guarantee of the new notes will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors—Risks Relating the New Notes—Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from subsidiary guarantors.”

Collateral

Subject to the limitations described under “—Intercreditor Agreement” below, the Obligations of the Company with respect to the new notes, the Obligations of the Subsidiary Guarantors under the guarantees of the new notes, and the performance of all other obligations of the Company and the Subsidiary Guarantors under the Indenture will be secured equally and ratably with the Obligations of the Company and the Subsidiary Guarantors under any future Permitted Additional Pari Passu Obligations by the Second Priority Liens on the Collateral (subject only to Permitted Liens). The Liens securing the notes and any future Permitted Additional Pari Passu Obligations will be junior in priority to the First Priority Liens.

“Collateral” shall mean all of the following property or assets, in each case whether now owned or hereafter acquired, except to the extent constituting Excluded Property:

(i) (A) 100% of the Capital Stock in (1) each Domestic Subsidiary of the Company whose Consolidated Total Assets represent at least 7.5% of the Consolidated Total Assets of the Company as of the end of the most recent fiscal year for which audited financial statements are available and (2) each Specified Excluded Subsidiary and (B) 65% of the voting stock and 100% of the non-voting stock of each Foreign Subsidiary of the Company whose Consolidated Total Assets represent at least 7.5% of the Consolidated Total Assets of the Company as of the end of the most recent fiscal year for which audited financial statements are available;

(ii) all accounts, account receivables, cash, cash equivalents, chattel paper, documents, goods, general intangibles (including contract rights), instruments, inventory, investment property, equipment, letter-of-credit rights and any supporting obligations related to any of the foregoing (each as defined in the Uniform Commercial Code);

(iii) present and future intercompany debt owed to the Company or any Subsidiary Guarantor;

(iv) certain commercial tort claims;

(v) all books and records pertaining to Collateral;

(vi) all intellectual property and intellectual property licenses of the Company or any Subsidiary Guarantor (including without limitation patents, trademarks and copyrights);

(vii) substantially all other tangible and intangible assets of the Company or any Subsidiary Guarantor other than Excluded Property;

(viii) all property of the Company or any Subsidiary Guarantor (if any) held by the Collateral Agent, including all property of every description, in the custody of or in transit to the Collateral Agent for any purpose, including safekeeping, collection or pledge, for the account of the Company or such Subsidiary Guarantor as to which the Company or such Subsidiary Guarantor may have any right or power, including, but not limited to, cash; and

(ix) to the extent not otherwise included, all proceeds and products of the foregoing.

The “Collateral” will not include:

(i) Capital Stock in immaterial Subsidiaries and Excluded Subsidiaries (other than Specified Excluded Subsidiaries);

(ii) any and all real property owned or leased by the Company and the Subsidiary Guarantors;

(iii) any government contracts or other contractual agreement, which by its terms or applicable law may not be assigned, it being understood, however, that in such situations, the Collateral Agent’s security interest shall include (A) the entirety of the Company’s or Subsidiary Guarantor’s right, title and interest in and to all accounts receivable, payment intangibles and other proceeds directly or indirectly arising from such government contract or other contractual agreement, and (B) all other rights and interests which the Company or any Subsidiary Guarantor may lawfully convey to the Collateral Agent;

(iv) any rights or interests in any license, contract or agreement to which the Company or any Subsidiary Guarantor is a party or any of its rights or interests thereunder to the extent, but only to the extent, that (A) the granting of a security interest in such rights or interests would, under the terms of such license, contract or agreement, result in a breach of the terms thereof, or constitute a default thereunder, (B) such license, contract or agreement was not entered into by Company or applicable Subsidiary Guarantor with the intent to avoid granting a security interest therein and (C) such license, contract or agreement is a license, contract or agreement that typically places restrictions on the granting of a security interest therein;

(v) trademarks with respect to which the applicable application is at the “intent to use” stage if and to the extent that a security interest therein would void the application or the related trademark; and

(vi) any Capital Stock or other securities of any Affiliate of the Company in excess of the maximum amount of such Capital Stock or securities that could be included in the Collateral without creating a requirement pursuant to Rule 3-16 of Regulation S-X under the Securities Act for separate financial statements of such Affiliate to be included in filings by the Company with the SEC (the exclusion in this clause (vi), the “3-16 Limitation”); provided, however, that “Excluded Property” shall not include any proceeds, products, substitutions or replacements of Excluded Property (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property).

(all such excluded assets referred to as “Excluded Property”).

In accordance with the 3-16 Limitation described in clause (vi) above, the Collateral securing the notes includes Capital Stock only to the extent that the applicable value of such Capital Stock is less than 20% of the aggregate principal amount of the notes outstanding. The applicable value of the Capital Stock of any Subsidiary of the Company is deemed to be the greatest of its par value, book value or market value. The Subsidiaries of the Company whose Capital Stock is pledged as Collateral to secure the notes are: Aerojet Rocketdyne, Inc., Aerojet Rocketdyne of DE, Inc., Arde, Inc., Arde-Barinco, Inc. and Easton Development Company, LLC. Although the Company has not had an external third-party market valuation conducted as to the Capital Stock of its Subsidiaries, the Company estimates that as of May 31, 2013, the value of the Capital Stock of each of the following Subsidiaries exceeded 20% of the principal amount of the notes being registered: Aerojet Rocketdyne, Inc., Aerojet Rocketdyne of DE, Inc. and Easton Development Company, LLC. As a result, the pledge of the Capital Stock of these Subsidiaries as it relates to the notes will include the Capital Stock of each such Subsidiary only to the extent that the applicable value of such Capital Stock is less than 20% of the outstanding principal amount of the notes being registered, or approximately $92 million. However, all of the Subsidiaries of the Company whose Capital Stock is pledged as Collateral to secure the notes, with the exception of Easton Development Company, LLC, are Subsidiary Guarantors whose assets (other than the Excluded Property described above) are separately pledged as Collateral to secure the notes. After giving effect to the Acquisition, on a pro forma basis, the Subsidiary Guarantors would have generated approximately 99% of the Company’s net sales for the six months ended May 31, 2013, and would have accounted for approximately 97% of the Company’s total assets, excluding all intercompany balances, as of May 31, 2013.

The list of Subsidiaries whose pledged Capital Stock is limited by the 3-16 Limitation as of May 31, 2013 was determined based upon internal company estimates of fair value and did not include any third-party valuation of such Subsidiaries. The list of Subsidiaries whose pledged Capital Stock is limited by the 3-16 Limitation may change as the applicable value of such Capital Stock or the outstanding principal amount of the notes changes. However, based on internal company estimates as of May 31, 2013, the value of the Capital Stock of each Subsidiary whose pledged Capital Stock is limited by the 3-16 Limitation was significantly above the 20% threshold (or approximately $92 million) and the value of the Capital Stock of each Subsidiary whose pledged Capital Stock is not limited by the 3-16 Limitation was significantly below the 20% threshold. Accordingly, the Company does not believe the list of Subsidiaries whose pledged Capital Stock is limited by the 3-16 Limitation will change in the near future.

As a result of the 3-16 Limitation, holders of the notes could lose the benefit of a portion of the security interest securing the notes in the Capital Stock of any Subsidiary that is limited by the 3-16 Limitation. As described above, the assets (other than the Excluded Property described above) of the Subsidiaries whose pledged Capital Stock is limited by the 3-16 Limitation (other than Easton Development Company, LLC) have been separately pledged as security for the notes. However, it may be more difficult, costly and time-consuming for the Collateral Agent to foreclose on the assets of a Subsidiary than to foreclose on its Capital Stock, so the proceeds realized upon any such foreclosure could be less than those that would have been received upon any sale of the Capital Stock of such Subsidiary. See “Risk Factors—Risks Related to the New Notes—The ability of the collateral agent to realize upon the capital stock securing the notes will be automatically limited to the extent the pledge of such capital stock would require the filing with the SEC of separate financial statements for any of our subsidiaries.” In addition, as described above, the First Priority Obligations are secured by First Priority Liens on such Collateral.

The Collateral is pledged pursuant to Security Documents substantially identical to the security documents that secure the First Priority Obligations, except for changes necessary to reflect that the obligations secured by the Security Documents are securities and secured on a second priority basis.

Release of Collateral

The Company and the Subsidiary Guarantors will be entitled to the releases of property and other assets included in the Collateral from the Second Priority Liens securing the notes under any one or more of the following circumstances:

•

to enable the disposition of such property or assets to a Person that is not the Company or a Subsidiary Guarantor to the extent permitted by and consummated in compliance with the Indenture, including the covenant described under “—Repurchase at the Option of Holders—Asset Sales” if all other Liens on that property or asset securing the First Priority Obligations and any Permitted Additional Pari Passu Obligations then secured by that property or asset (including all commitments thereunder) are released;

•	in the case of a Subsidiary Guarantor that is released from its guarantee of the notes, the release of the property and assets of such Subsidiary Guarantor;

•	as permitted or required by the Intercreditor Agreement; or

•	as described under “—Amendment, Supplement and Waiver” below.

Any property or asset so released shall be deemed Excluded Property for the purpose of the Indenture but only for so long as the circumstances that gave rise to such release remains applicable to such property or asset. The security interests in all Collateral securing the notes and guarantees of the notes also will be automatically released upon (i) payment in full of the principal of, together with accrued and unpaid interest on, the notes and all other obligations under the Indenture, the Subsidiary Guarantees under the Indenture and the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, are paid or (ii) defeasance or discharge of the Indenture as described under “—Satisfaction and Discharge.”

Following the irrevocable deposit by the Company with the Trustee of funds in an amount sufficient to pay and discharge the entire Debt on the notes for principal, premium, if any, and interest to the Stated Maturity or date of repayment, the Collateral Agent is authorized, in the name and on behalf of the Holders, to assign and shall assign any deeds of trust in favor of the Collateral Agent and the underlying debt to such lending institutions providing replacement financing arrangements to the Company and/or its Subsidiaries (and/or any agent for such lending institutions) as the Company may request and pursuant to documentation satisfactory to the Collateral Agent (so long as such documentation expressly provides that such assignment is made without any representation or warranty of any kind (other than that such assets are unencumbered) and without recourse to the Collateral Agent or any of the Holders).

Further Assurances

The Company and Subsidiary Guarantors shall execute any and all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law or that the Collateral Agent may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Security Documents in the Collateral. In addition, from time to time, the Company and each Subsidiary Guarantor will promptly secure the obligations under the notes, Indenture and the Security Documents by pledging or creating, or causing to be pledged or created, perfected security interests with respect to the Collateral. Such security interests and Liens will be created under the Security Documents and other security agreements, deeds of trust and other instruments and documents in form satisfactory to the Collateral Agent.

Control over Collateral and Enforcement of Liens

The Security Documents provide that, prior to the payment in full of First Priority Obligations, the First Lien Agent will have the sole power to exercise remedies against the Collateral (subject to the right of the Collateral Agent to take limited protective measures with respect to the Second Priority Liens and to take certain actions that would be permitted to be taken by unsecured creditors) and to foreclose upon and dispose of the Collateral; provided, that from and after the Second Priority Enforcement Date (as defined below), the Collateral Agent may exercise or seek to exercise any rights or remedies (including setoff and recoupment) with respect to the Collateral, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure). For purposes of the Intercreditor Agreement, “Second Priority Enforcement Date” shall mean the date which is 180 days after notice from the Collateral Agent to the First Lien Agent of the occurrence of an Event of Default and the Obligations under the notes becoming due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the Indenture; provided that the Second Priority Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Collateral (1) at any time the First Lien Agent has commenced and is diligently pursuing any enforcement action with respect to a material portion of the Collateral or (2) at any time the grantor which has granted a security interest in the Collateral is then a debtor under or with respect to (or otherwise subject to) any insolvency or liquidation proceeding.

Proceeds realized by the First Lien Agent or the Collateral Agent from the Collateral (including proceeds of Collateral in an insolvency or liquidation proceeding) will be applied:

•	first, to amounts owing to the First Lien Agent in its capacity as such under the First Priority Credit Documents;

•	second, to amounts owing to the holders of the First Priority Obligations until the payment in full of First Priority Obligations;

•

third, to amounts owing to the Collateral Agent in its capacity as such in accordance with the terms of the Security Documents and to amounts owing to the Trustee in its capacity as such in accordance with the terms of the Indenture;

•	fourth, to amount owing to any representative for Permitted Additional Pari Passu Obligations in its capacity as such in accordance with the terms of such Permitted Additional Pari Passu Obligations;

•	fifth, ratably to amounts owing to the holders of Second Priority Obligations in accordance with the terms of the Security Documents and the Indenture; and

•	sixth, to the Company and/or other Persons entitled thereto.

The amount to be received upon a sale of the Collateral would be dependent on numerous factors, including but not limited to the actual fair market value of the Collateral at such time and the timing and the manner of the sale. The fair market value of the Collateral is subject to fluctuations based on factors that include, among others, the condition of our industry, our ability to implement our business strategy, the ability to sell the Collateral in an orderly sale, general economic conditions, legal and regulatory conditions, the availability of buyers, the financing available to potential purchasers of our assets and other similar factors. By its nature, portions of the Collateral may be illiquid and may have no readily ascertainable market value. Likewise, there can be no assurance that the Collateral will be saleable, or, if saleable, that there will not be substantial delays in its liquidation. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, we cannot assure you that the proceeds from any sale or liquidation of the Collateral will be sufficient to pay our obligations under the notes.

In addition, the fact that the First Priority Obligation holders will receive proceeds from enforcement of the Collateral before Holders of the notes, that other Persons may have First Priority Liens in respect of Collateral subject to Permitted Liens and that the Second Priority Lien held by the Collateral Agent will secure any Permitted Additional Pari Passu Obligations in addition to the Obligations under the notes and the Indenture could have a material adverse effect on the amount that Holders of the notes would receive upon a sale or other disposition of the Collateral. Accordingly, there can be no assurance that proceeds of any sale of the Collateral pursuant to the Indenture and the related Security Documents following an Event of Default would be sufficient to satisfy, or would not be substantially less than, amounts due under the notes. In addition, in the event of a bankruptcy, the ability of the Holders to realize upon any of the Collateral may be subject to certain bankruptcy law limitations as described below.

If the proceeds from a sale or other disposition of the Collateral were not sufficient to repay all amounts due on the notes, the Holders of the notes (to the extent not repaid from the proceeds of the sale of the Collateral) would have only an unsecured claim against the remaining assets of the Company and the Subsidiary Guarantors.

To the extent that Liens (including Permitted Liens), rights or easements granted to third parties encumber assets located on property owned by the Company or the Subsidiary Guarantors, including the Collateral, such third parties may exercise rights and remedies with respect to the property subject to such Liens that could adversely affect the value of the Collateral and the ability of the Collateral Agent, the Trustee or the Holders of the notes to realize or foreclose on Collateral.

Exercise of Remedies Under Security Documents

After incurrence of the additional Second Priority Obligations (other than the issuance of any Additional Notes), the holders of the majority in principal outstanding amount of the Second Priority Obligations (other than holders of Hedging Obligations) will have the right to direct the Collateral Agent, following the occurrence of an Event of Default under the Indenture or an event of default under any agreement or instrument representing such additional Second Priority Obligations, to foreclose on, or exercise its other rights with respect to, the Collateral (or exercise other remedies with respect to the Collateral), subject to the provisions of the Intercreditor Agreement.

Any action taken or not taken without the vote of any holder of Second Priority Obligations will nevertheless be binding on such holder.

Except as provided in the succeeding sentence, in the case of an Event of Default under the Indenture, or an event of default under any agreement or instrument representing additional Second Priority Obligations where such remedies arise, the Collateral Agent will only be permitted, subject to applicable law, to exercise remedies and sell the Collateral at the direction of the applicable holders of Second Priority Obligations. If the Collateral Agent has asked the holders of Second Priority Obligations for instruction and the applicable holders have not yet responded to such request, the Collateral Agent will be authorized to take, but will not be required to take, and will in no event have any liability for the taking, any delay in taking or the failure to take, such actions with regard to a default or event which the Collateral Agent, in good faith, believes to be reasonably required to promote and protect the interests of the holders of Second Priority Obligations and to preserve the value of the Collateral; provided that once instructions with respect to such request have been received by the Collateral Agent from the applicable holders of Second Priority Obligations, the actions of the Collateral Agent will be governed thereby and the Collateral Agent will not take any further action which would be contrary thereto.

Intercreditor Agreement

By their acceptance of the new notes, the holders of the new notes will consent and agree to be bound by the terms of, and be deemed to have ratified the entry by U.S. Bank National Association, as Trustee on behalf of the holders of the notes and as Collateral Agent on behalf of the holders of the Second Priority Liens, into an intercreditor agreement (the “Intercreditor Agreement”) with the First Lien Agent, the Company and the Subsidiary Guarantors (collectively, the “Grantors”). By their acceptance, the holders of the new notes will also authorize and direct the Collateral Agent to perform its obligations and exercise its rights under the Intercreditor Agreement in accordance therewith. The Intercreditor Agreement establishes the second-priority status of the Second Priority Liens relative to the First Priority Liens. In addition to the provisions described above with respect to control of remedies, release of Collateral and amendments to the Security Documents, the Intercreditor Agreement also imposes certain other restrictions and agreements, including the restrictions and agreements described below.

•

Pursuant to the Intercreditor Agreement, the Collateral Agent, the Trustee, the Holders of the notes and the holders of any Permitted Additional Pari Passu Obligations agree that the First Lien Agent and the other First Priority Secured Parties have no fiduciary duties to them in respect of the maintenance or preservation of the Collateral. The First Lien Agent will agree in the Intercreditor Agreement to hold, until the payment in full of the First Priority Obligations, certain possessory collateral also for the benefit of the Trustee, the Collateral Agent and the holders of the Second Lien Obligations. In addition, the Collateral Agent, the Trustee and the Holders of the notes and the holders of any Permitted Additional Pari Passu Obligations waive any right to assert, or request the benefit of, any marshalling or similar rights that may otherwise be available to them.

•

The Intercreditor Agreement will provide for the right of the Collateral Agent and the holders of Second Priority Obligations to exercise rights and remedies as unsecured creditors against the Company or any Subsidiary Guarantor, subject to certain terms, conditions, waivers and limitations as more fully set forth in the Intercreditor Agreement.

•

Pursuant to the Intercreditor Agreement, the Collateral Agent and the Trustee, for itself and on behalf of the Holders of the notes and the holders of any Permitted Additional Pari Passu Obligations, irrevocably constitute and appoint the First Lien Agent and any other officer or agent of the First Lien Agent, with full power of substitution, as their true and lawful attorney-in-fact with full irrevocable power and authority in the place of the Trustee, Collateral Agent, Holders of the notes, holders of any Permitted Additional Pari Passu Obligations or in the First Lien Agent’s own name, from time to time in the First Lien Agent’s discretion, for the purpose of carrying out the terms of certain sections of the Intercreditor Agreement (including those relating to the release of the Second Priority Liens as permitted thereby, including releases upon sales due to enforcement of remedies or otherwise provided for in the Intercreditor Agreement), to take any and all appropriate action and to execute any and all releases, documents and instruments which may be necessary to accomplish the purposes of such section of the Intercreditor Agreement, including any endorsements or other instruments of transfer or release.

•

Notwithstanding the time, manner, order or method or grant, creation, attachment or perfection of any First Priority Liens or Second Priority Liens, the First Priority Liens will rank senior to any Second Priority Liens on the Collateral. The Collateral for the First Priority Liens, the Second Priority Liens

and the Permitted Additional Pari Passu Obligations will at all times be substantially the same; excluding assets or property constituting Excluded Property under clauses (ii) or (iii) of the definition thereof.

•

The Trustee, the Collateral Agent, the Holders and the holders of any Permitted Additional Pari Passu Obligations agree that if they receive payments at any time from the Collateral in contravention of the Intercreditor Agreement, they will promptly turn such payments over to First Lien Agent.

•

Under the Intercreditor Agreement, if at any time the First Lien Agent forecloses upon or otherwise exercises remedies against any Collateral, then (whether or not any insolvency or liquidation proceeding is pending at the time) the Liens on such Collateral in favor of the Collateral Agent will automatically be released and discharged. However, any proceeds of any Collateral realized therefrom will be applied in accordance with the Intercreditor Agreement and the Lien of the Collateral Agent on such proceeds will continue pending such application.

In addition, if the Company or any Subsidiary Guarantor is subject to any insolvency or liquidation proceeding, the Trustee, the Collateral Agent, the Holders and the holders of any Permitted Additional Pari Passu Obligations agree that:

•

they will not object to or otherwise contest (and, as necessary, will consent to) the Company’s or such Subsidiary Guarantor’s use of cash collateral if the First Priority Obligation holders consent to such usage;

•

if, in connection with the use of Collateral constituting cash collateral by the Company and the Subsidiary Guarantors or debtor-in-possession (“DIP”) financing provided to the Company and the Subsidiary Guarantors, the First Priority Obligation holders are granted adequate protection in the form of additional collateral, then the Collateral Agent may seek or request adequate protection in the form of a replacement or additional Lien on such additional collateral and the First Priority Obligation holders will not object to such adequate protection, so long as all such replacement or additional Liens are subordinate both to the Liens securing the First Priority Obligations (and are subject to the terms of the Intercreditor Agreement) and to the Liens securing the DIP financing;

•

if the First Priority Obligation holders consent to a DIP financing, the Trustee and the holders of the Second Priority Obligations will be deemed to have consented to, and will not object to, such DIP financing and to the priming of their Liens in connection therewith in the event that the Liens in favor of the First Priority Obligation holders are primed in connection with such DIP financing;

•

prior to the payment in full of the First Priority Obligations, without the prior written consent of the First Lien Agent, they will not seek relief from the automatic stay or any other stay in any insolvency or liquidation proceeding;

•

they will not oppose any sale or other disposition of the Collateral consented to by the First Priority Obligation holders and shall be deemed to have consented to and released the Liens securing the Second Priority Obligations (provided that (x) the Liens securing the First Priority Obligations are simultaneously being released and (y) the net proceeds of such sale or other disposition of the Collateral are applied in accordance with the terms of the Intercreditor Agreement);

•

none of the Collateral Agent or any holder of any Second Priority Obligations may support any plan of reorganization in any insolvency or liquidation proceeding if such plan purports to change the agreements relating to the priority of liens, application of proceeds or bankruptcy provisions set forth in the Intercreditor Agreement, unless such plan is otherwise accepted by the class of holders of the First Priority Obligations voting thereon; and

•

the Collateral Agent and the holders of Second Priority Obligations have agreed not to object to, oppose, support any objection, or take any other action to impede, the right of any holders of First Priority Obligations to make an election under Section 1111(b)(2) of the Bankruptcy Code and have waived any claim they may have against any holders of First Priority Obligations arising out of the election by any holder of First Priority Obligations of the application of such section.

Certain Bankruptcy Limitations

The rights of the Collateral Agent to repossess and dispose of the Collateral upon the occurrence of an Event of Default would be significantly impaired by bankruptcy law in the event that a bankruptcy case were to be commenced by or against the Company or any Subsidiary Guarantor prior to the Collateral Agent’s having repossessed and disposed of the Collateral. Upon the commencement of a case for relief under Title 11 of the United States Code, as amended (the “Bankruptcy Code”), a secured creditor such as the Collateral Agent is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security without bankruptcy court approval.

In view of the broad equitable powers of a U.S. bankruptcy court, it is impossible to predict how long payments under the notes could be delayed following commencement of a bankruptcy case, whether or when the Collateral Agent could repossess or dispose of the Collateral, the value of the Collateral at any time during a bankruptcy case or whether or to what extent Holders of the notes would be compensated for any delay in payment or loss of value of the Collateral. The Bankruptcy Code permits only the payment and/or accrual of post-petition interest, costs and attorneys’ fees to a secured creditor during a debtor’s bankruptcy case to the extent the value of such creditor’s interest in the collateral is determined by the bankruptcy court to exceed the aggregate outstanding principal amount of the obligations secured by the collateral.

Furthermore, in the event a bankruptcy court determines that the value of the Collateral is not sufficient to repay all amounts due on the notes, the Holders of the notes would hold secured claims only to the extent of the value of the Collateral to which the Holders of the notes are entitled, and unsecured claims with respect to such shortfall.

Methods of Receiving Payments on the New Notes

If a Holder has given wire transfer instructions to the Company, the Company will cause the Paying Agent to pay all principal, interest and premium and additional interest, if any, on that Holder’s new notes in accordance with those instructions. All other payments on the new notes will be made at the office or agency of the Paying Agent and Registrar unless the Company elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

Paying Agent and Registrar for the New Notes

The Trustee will initially act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders, and the Company or any of its Subsidiaries may act as Paying Agent or Registrar.

Transfer and Exchange

A Holder may transfer or exchange new notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any new note selected for redemption. Also, the Company is not required to transfer or exchange any new note for a period of 15 days before a selection of new notes to be redeemed.

The registered Holder of a new note will be treated as the owner of it for all purposes.

Optional Redemption

At any time prior to March 15, 2016, the Company may redeem all or a part of the new notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder of new notes or otherwise delivered in accordance with the procedures of The Depository Trust Company, at a redemption price equal to 100% of the principal amount of the new notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and additional interest, if any, to the date of redemption (the “Redemption Date”), subject to the rights of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date.

On or after March 15, 2016, the Company may redeem all or a part of the new notes, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and additional interest, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning March 15 of the years indicated below:

Year	Redemption Price
2016	105.344%
2017	103.563%
2018	101.781%
2019 and thereafter	100.000%

Notwithstanding the foregoing, at any time prior to March 15, 2016, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the Indenture, at a redemption price of 107.125% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, to the redemption date, with the net cash proceeds of one or more Public Equity Offerings; provided that:

(1) at least 65% of the aggregate principal amount of initial notes originally issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding notes held by the Company and its Subsidiaries); and

(2) the redemption must occur within 90 days of the date of the closing of such Public Equity Offering.

If less than all of the notes are to be redeemed at any time, the Trustee will select notes for redemption on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate. No notes of $2,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the Indenture. Notices of redemption may not be conditional, except that optional redemptions may, at the Company’s discretion, be subject to completion of a Public Equity Offering or another securities offering or debt financing by the Company, the proceeds of which will be used to redeem the notes.

If any note is to be redeemed in part only, the notice of redemption that relates to that note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the Holder thereof upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

Mandatory Redemption; Open Market Purchases

The Company is not required to make mandatory redemption or sinking fund payments with respect to the new notes. The Indenture will not prohibit the Company from purchasing notes in the open market or otherwise at any time and from time to time.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each Holder of notes will have the right to require the Company to repurchase all or any part (equal to a minimum amount of $2,000 and integral multiples of $1,000 in excess thereof) of that Holder’s notes pursuant to an offer (a “Change of Control Offer”) on the terms set forth in the

Indenture. In the Change of Control Offer, the Company will offer a payment (a “Change of Control Payment”) in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and additional interest, if any, thereon, to the date of purchase. Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 90 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice (the “Change of Control Payment Date”). The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such compliance.

On or before the Change of Control Payment Date, the Company will, to the extent lawful:

(1) accept for payment all notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all notes or portions thereof so tendered; and

(3) deliver or cause to be delivered to the Trustee the notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of notes or portions thereof being purchased by the Company.

The Paying Agent will promptly mail or wire transfer to each Holder of notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each such new note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The Credit Agreement provides that certain change of control events (including, without limitation, a Change of Control under the Indenture) with respect to the Company would constitute a default under the Credit Agreement. Any future credit agreements to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing notes, the Company could seek the consent of the holders of such secured Indebtedness to the purchase of notes or could attempt to refinance any such secured Indebtedness that contains such prohibition. If the Company does not obtain such a consent or repay or refinance such secured Indebtedness, the Company will remain prohibited from purchasing notes. In such case, the Company’s failure to purchase tendered notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under such senior secured Indebtedness.

The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the notes to require that the Company repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

The Company will not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all notes properly tendered and not withdrawn under such Change of Control Offer, (ii) notice of redemption (for all, but not less than all, the outstanding notes) has been given pursuant to the Indenture as described above under the captions “—Optional Redemption” or “—Special Mandatory Redemption” unless and until there is a default in payment of the applicable redemption price or (iii) the Company effects Legal Defeasance or Covenant Defeasance of the notes under the Indenture prior to the occurrence of such Change of Control.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of notes to require the Company to repurchase such notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

The Company will comply with applicable tender offer rules, including the requirements of Rule 14e-l under the Exchange Act and any other applicable laws and regulations in connection with the purchase of notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Change of Control” provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the “Change of Control” provisions of the Indenture by virtue of this compliance.

The provisions under the Indenture relating to the Company’s obligation to make a Change of Control Offer may be waived, modified or terminated prior to the occurrence of the triggering Change of Control with the written consent of the Holders of a majority in principal amount of the notes then outstanding.

Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

Asset Sales

The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

(2) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash, Cash Equivalents or Replacement Assets or a combination thereof; provided that, for purposes of this provision, each of the following shall be deemed to be cash:

(a) any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent consolidated balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Subsidiary Guarantee and liabilities that are owed to the Company or any Affiliate of the Company) that are assumed by the transferee of any such assets pursuant to a customary written novation agreement that releases the Company or such Restricted Subsidiary from further liability;

(b) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents within 180 days after such Asset Sale to the extent of the cash or Cash Equivalents received in that conversion; and

(c) Designated Non-Cash Consideration (insofar as all Designated Non-Cash Consideration outstanding is less than an amount equal to the greater of (x) $45.0 million and (y) 3.0% of the Consolidated Total Assets of the Company); and

(3) if such Asset Sale involves the disposition of Collateral, the Company or such Subsidiary has complied with the provisions of the indenture relating to Collateral and the Security Documents;

provided, however, that the requirements of clauses (1) and (2) above shall not apply to any Asset Sale required by, or effected in order to obtain approval of or clearance from, any U.S. federal or state regulatory body or agency in connection with the Acquisition.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds at its option:

(1) to repay First Priority Obligations to the extent required by any Credit Facilities (with any such required prepayments to result in a permanent reduction of the First Priority Obligations under the Credit Facilities);

(2) to repay other Indebtedness of the Company or any Subsidiary Guarantor (other than any Disqualified Stock or any Subordinated Obligations), other than Indebtedness owed to the Company by a Restricted Subsidiary; provided that the Company shall equally and ratably redeem or repurchase the notes as described above under the caption “—Optional Redemption,” through open market purchases at or above 100% of the principal amount thereof or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all holders to purchase the notes at 100% of the principal amount thereof, plus accrued and unpaid interest, if any, on the notes that would otherwise be prepaid; and/or

(3) to purchase Replacement Assets or to make a capital expenditure or other investment in or that is used or useful in, a Permitted Business; provided that to the extent such Net Proceeds are received in respect of Collateral, such assets are pledged as Collateral under the Security Documents; provided, further, that such 365-day period shall be extended for an additional 120 days in the event the Company enters into a binding commitment to purchase Replacement Assets or make a capital expenditure or other investment in a Permitted Business prior to the end of such 365-day period.

Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $20.0 million, the Company will make an offer (an “Asset Sale Offer”) to all Holders of notes, and (x) in the case of Net Proceeds from Collateral, to the holders of any other Permitted Additional Pari Passu Obligations containing provisions similar to those set forth in the indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets or (y) in the case of all other Net Proceeds, all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase with the proceeds of sales of assets, in each case, to purchase the maximum principal amount of notes and such other Permitted Additional Pari Passu Obligations or pari passu Indebtedness, as appropriate, that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and additional interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of notes and such other Permitted Additional Pari Passu Obligations or pari passu Indebtedness, as appropriate, tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the notes and the agent for such other Permitted Additional Pari Passu Obligations shall select such other Permitted Additional Pari Passu Obligations or pari passu Indebtedness, as appropriate, to be purchased on a pro rata basis based on the principal amount of notes and such other Permitted Additional Pari Passu Obligations or pari passu Indebtedness, as appropriate, tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such conflict.

Events of Loss

In the event of an Event of Loss, the Company or the affected Restricted Subsidiary, as the case may be, may apply the Net Loss Proceeds from such Event of Loss first, in the manner prescribed for the application of Net Proceeds of an Asset Sale as set forth in the second paragraph of the covenant described under “—Asset Sales” and second, to the rebuilding, repair, replacement or construction of improvements to the property affected by such Event of Loss or other like property (wherever situated) (the “Subject Property”), with no concurrent obligation to offer to purchase any of the notes; provided, however, that the Company delivers to the Trustee within 90 days of such Event of Loss an Officers’ Certificate certifying that the Company has applied (or will apply after receipt of any anticipated insurance or similar proceeds) the Net Loss Proceeds or other sources in accordance with this sentence.

Any Net Loss Proceeds that are not reinvested or not permitted to be reinvested as provided in the first sentence of this covenant will be deemed “Excess Loss Proceeds.” When the aggregate amount of Excess Loss Proceeds exceeds $20.0 million, the Company will make an offer (an “Event of Loss Offer”) to all holders and to the holders of any other Permitted Additional Pari Passu Obligations containing provisions similar to those set forth in the Indenture with respect to events of loss to purchase or repurchase the notes and such other Permitted Additional Pari Passu Obligations with the proceeds from the Event of Loss in an amount equal to the maximum principal amount of notes and such other Permitted Additional Pari Passu Obligations that may be purchased out of the Excess Loss Proceeds. The offer price in any Event of Loss Offer will be equal to 100% of the principal amount plus accrued and unpaid interest, if any, to the date of purchase, subject to the rights of holders of notes on a relevant record date to receive interest due on a relevant interest payment date, and will be payable in cash. If any Excess Loss Proceeds remain after consummation of an Event of Loss Offer, the Company may use such Excess Loss Proceeds for any purpose not otherwise prohibited by the Indenture and the Security Documents and such remaining amount shall not be added to any subsequent Excess Loss Proceeds for any purpose under the Indenture. If the aggregate principal amount of notes and other Permitted Additional Pari Passu Obligations tendered pursuant to an Event of Loss Offer exceeds the Excess Loss Proceeds, the trustee and the depositary will select the notes and the Company or its agent shall select such other Permitted Additional Pari Passu Obligations to be purchased on a pro rata basis based on the principal amount tendered.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of notes pursuant to an Event of Loss Offer. To the extent that the provisions of any securities laws or regulations conflict with the Event of Loss provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Event of Loss provisions of the Indenture by virtue of such conflict.

Certain Covenants

Incurrence of Indebtedness and Issuance of Preferred Stock

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, incur any Indebtedness (including Acquired Debt), and the Company will not permit any of its Restricted Subsidiaries to issue any Preferred Stock; provided, however, that the Company and any Subsidiary Guarantors may incur Indebtedness (including Acquired Debt) and any Subsidiary Guarantor may issue Preferred Stock, if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Preferred Stock is issued would have been at least 2.00 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Preferred Stock had been issued at the beginning of such four-quarter period.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) the incurrence by the Company or any Restricted Subsidiary of Indebtedness under Credit Facilities in an aggregate principal amount at any one time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed the greater of (x) $450.0 million and (y) the maximum principal amount of Indebtedness under Credit Facilities constituting First Priority Obligations such that the Consolidated First Priority Leverage Ratio for the Company’s most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such Indebtedness is incurred would not exceed 2.50 to 1 (determined on a pro forma basis, including a pro forma application of the net proceeds therefrom, as if such Indebtedness had been incurred at the beginning of such four-quarter period);

(2) Existing Indebtedness;

(3) the incurrence by the Company and the Subsidiary Guarantors of Indebtedness represented by the notes and the related Subsidiary Guarantees to be issued on the date of the Indenture and the Exchange Notes and the related Subsidiary Guarantees to be issued pursuant to the Registration Rights Agreement;

(4) the incurrence by the Company or any Restricted Subsidiary of the Company of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment or intellectual property rights (whether through the direct purchase of such assets or the Capital Stock of any Person owning such assets) used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed at any time outstanding the greater of (x) $75.0 million and (y) 5.0% of the Consolidated Total Assets of the Company;

(5) the incurrence by the Company or any Restricted Subsidiary of the Company of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under the first paragraph of this covenant or clause (2), (3), (5) or (14) of this paragraph;

(6) Indebtedness, Disqualified Stock or Preferred Stock of (x) the Company or any Subsidiary Guarantor incurred to finance an acquisition or (y) Persons that are acquired by the Company or any Subsidiary Guarantor or merged, consolidated or amalgamated with or into the Company or any Subsidiary Guarantor in accordance with the terms of the Indenture; provided that after giving effect to such acquisition or merger, consolidation or amalgamation, either:

(a) the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this covenant; or

(b) the Fixed Charge Coverage Ratio of the Company would be equal or greater than immediately prior to such acquisition or merger, consolidation or amalgamation;

(7) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

(a) if the Company or any Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes, in the case of the Company, or the Subsidiary Guarantee, in the case of a Subsidiary Guarantor; and

(b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (7);

(8) the Guarantee by the Company or any Subsidiary Guarantors of Indebtedness of the Company or a Subsidiary Guarantor of the Company that was permitted to be incurred by another provision of this covenant;

(9) the incurrence by the Company or any Restricted Subsidiary of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (9), not to exceed at any time outstanding the greater of (x) $75.0 million and (y) 5.0% of the Consolidated Total Assets of the Company;

(10) (i) Indebtedness under Hedging Obligations entered into for bona fide hedging purposes of the Company or any Restricted Subsidiary not for the purpose of speculation; provided that in the case of Hedging Obligations relating to interest rates, (a) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by this covenant, and (b) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate and (ii) Cash Management Obligations;

(11) Indebtedness of the Company consisting of unsecured Guarantees in favor of the United States Environmental Protection Agency which are incurred on behalf of any Restricted Subsidiary in connection with environmental remediation;

(12) (i) Indebtedness of the Company or any of its Restricted Subsidiaries under agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in each case, incurred or assumed in connection with the disposition of any business or assets, other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business or assets for the purpose of financing such acquisition; provided that such Indebtedness is not reflected on the balance sheet of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet and will not be deemed to be reflected on such balance sheet for purposes of this clause (12)), and (ii) Indebtedness of the Company or any of its Restricted Subsidiaries represented by guarantees, letters of credit, surety or performance bonds for the account of the Company or such Restricted Subsidiary, as the case may be, issued in the ordinary course of business of the Company or such Restricted Subsidiary, including, without limitation, in order to provide financial assurance for the environmental remediation obligations of the Company and its Restricted Subsidiaries, security for workers’ compensation claims or payment obligations in connection with self-insurance or similar requirements in the ordinary course of business and other Indebtedness with respect to worker’s compensation claims, self-insurance obligations, performance, surety and similar bonds and completion guarantees provided by the Company or any of its Restricted Subsidiaries in the ordinary course of business; and

(13) incurrence by any Foreign Subsidiary of the Company of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (13), not to exceed at any time outstanding the greater of $30.0 million and (y) 2.0% of the Consolidated Total Assets of the Company.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that any proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (13) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify on the date of its incurrence such item of Indebtedness in any manner that complies with this covenant and may later reclassify such item into any one or more of the categories of Indebtedness described above (provided that at the time of reclassification it meets the criteria in such category or categories). Indebtedness under the Credit Agreement outstanding on the date on which notes are first issued and authenticated under the Indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of “Permitted Debt.”

Notwithstanding any other provision of this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, the maximum amount of Indebtedness that may be Incurred pursuant to this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant will not be deemed to be exceeded with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

Restricted Payments

(A) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(I) declare or pay any dividend, make any distribution on or in respect of its Equity Interests or make any similar payment (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any Restricted Subsidiary of the Company) to the direct or indirect holders of the Company’s or any Restricted Subsidiary’s Equity Interests, except (x) dividends or distributions payable solely in its Equity Interests (other than Disqualified Stock) and (y) dividends or distributions payable to the Company or a Restricted Subsidiary of the Company (and, if such Restricted Subsidiary has shareholders other than the Company or other Restricted Subsidiaries, to its other shareholders on a pro rata basis or on a basis more favorable to the Company and its Restricted Subsidiaries than pro rata),

(II) purchase, repurchase, redeem, retire or otherwise acquire for value any Equity Interests of the Company held by Persons other than the Company or a Restricted Subsidiary of the Company,

(III) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligations (other than the payment, purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Obligations in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, purchase, repurchase, redemption, defeasance, acquisition or retirement) or

(IV) make any Restricted Investment

(all such payments and other actions set forth in clauses (I) through (IV) being collectively referred to as “Restricted Payments”), if at the time of and after giving effect to such Restricted Payment:

(1) a Default or Event of Default shall have occurred and be continuing (or would result therefrom);

(2) the Company could not incur at least $1.00 of additional Indebtedness under the first paragraph of the covenant described under “— Incurrence of Indebtedness and Issuance of Preferred Stock”; or

(3) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date (excluding Restricted Payments permitted by clauses (2) through (13) of paragraph (B) below) would exceed the sum, without duplication, of:

(i) 50% of the Consolidated Net Income of the Company for the period (treated as one accounting period) from the first day of the fiscal quarter of the Company in which the Issue Date occurs, to the end of the Company’s most recently ended fiscal quarter for which financial statements are publicly available prior to the date of such Restricted Payment (or, in case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus

(ii) 100% of the Net Proceeds received by the Company from the issue or sale of its Equity Interests (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to (x) a Restricted Subsidiary of the Company or (y) an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries);

(iii) the aggregate fair market value of any assets or property received by the Company from the issue or sale of its Equity Interests (other than Disqualified Stock) since the Issue Date (other than an issuance or sale to (x) a Restricted Subsidiary of the Company or (y) an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries);

(iv) the amount by which Indebtedness of the Company or its Restricted Subsidiaries issued after the Issue Date is reduced on the Company’s consolidated balance sheet upon the conversion or exchange of such Indebtedness for Equity Interests (other than Disqualified Stock) of the Company (less the amount of any cash or the fair market value of other property distributed by the Company or any Restricted Subsidiary upon such conversion or exchange); and

(v) with respect to Investments (other than Permitted Investments) made by the Company and its Restricted Subsidiaries after the Issue Date, an amount equal to the net reduction in such Investments in any Person resulting from repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary or from the net cash proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Consolidated Net Income), from dividends or other distributions or payments on such Investments, or from the release of any Guarantee (except to the extent any amounts are paid under such Guarantee) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries.

(B) The provisions of the preceding paragraph (A) will not prohibit:

(1) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of the Indenture;

(2) the redemption, repurchase, defeasance or other acquisition or retirement of any Subordinated Obligations of the Company or any Subsidiary Guarantor or of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, defeasance or other acquisition or retirement shall be excluded from clause (3)(iii) of the preceding paragraph (A);

(3) (a) the redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company or any Subsidiary Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (b) the redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company or any Subsidiary

Guarantor with the net cash proceeds from the issuance of the notes to the extent such proceeds are not used to fund the purchase price of the Acquisition or transaction expenses in connection therewith; or (c) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Obligations with the net cash proceeds of an Asset Sale or in connection with a Change of Control, subject to compliance with the provisions described under the captions “Repurchase at the Option of Holders—Change of Control” and “Repurchase at the Option of Holders—Asset Sales,” as applicable; provided, that if the Company shall have been required to make a Change of Control Offer or Asset Sale Offer, as applicable, to purchase the notes on the terms provided in the Indenture applicable to Change of Control Offers or Asset Sale Offers, respectively, all notes validly tendered by Holders of such notes in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed, acquired or retired for value;

(4) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis;

(5) Investments acquired as a capital contribution to, or in exchange for, or out of the net cash proceeds of a substantially concurrent offering of, Capital Stock (other than Disqualified Stock) of the Company; provided that the amount of any such net cash proceeds that are utilized for any such acquisition or exchange shall be excluded from clauses (3)(iii) and (iv) of the preceding paragraph (A);

(6) the repurchase of Capital Stock deemed to occur upon the exercise of options or warrants if such Capital Stock represents all or a portion of the exercise price thereof;

(7) the redemption, repurchase or other acquisition or retirement for value of Equity Interests of the Company held by officers, directors, or employees or former officers, directors, or employees (or their transferees, estates or beneficiaries under their estates) of the Company or any of its Subsidiaries upon their death, disability, retirement, severance or termination of employment or service; provided that the aggregate cash consideration paid for all such redemptions, repurchases or other acquisitions or retirements shall not exceed $3.0 million during any calendar year (with unused amounts in any calendar year being usable, without duplication, in subsequent calendar years, provided that not more than $5.0 million of unused amounts from previous calendar years may be utilized in any single calendar year);

(8) the payment of cash in lieu of fractional Equity Interests;

(9) payments or distributions to dissenting stockholders pursuant to applicable law in connection with a merger, consolidation or transfer of assets that complies with the provisions described under the caption “—Certain Covenants—Limitations on Mergers, Consolidations or Sale of Assets”;

(10) dividends paid on shares of Disqualified Stock of the Company issued in accordance with the “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant;

(11) the consummation by the Company and its applicable Subsidiaries of the Rescission Offer with cash and/or Capital Stock (other than Disqualified Stock);

(12) other Restricted Payments in an aggregate amount not to exceed $100.0 million; or

(13) the redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Obligations in an amount not to exceed $25.0 million; provided, that, the Company’s Consolidated Secured Leverage Ratio for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such redemption, repurchase, defeasance or other acquisition or retirement is made, would not exceed 2.25 to 1, determined on a pro forma basis after giving affect to such redemption, repurchase, defeasance or other acquisition or retirement (and the incurrence of any Indebtedness in connection therewith);

provided, however, that at the time of and after giving effect to, any Restricted Payment permitted under clauses (2), (7), (10), (12) and (13), no Default shall have occurred and be continuing or would occur as a consequence thereof.

The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. With respect to the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries, the fair market value of the assets of such Unrestricted Subsidiary shall be based upon an opinion or appraisal issued by an independent accounting, appraisal or investment banking firm of national standing if the fair market value of the assets of such Unrestricted Subsidiaries exceeds $25.0 million.

For purposes of determining compliance with this “Restricted Payments” covenant, in the event that any proposed Restricted Payment meets the criteria of more than one of the exceptions described in clauses (1) through (13) in paragraph (B) above, or is entitled to be made pursuant to paragraph (A) of this covenant, the Company will be permitted to classify such Restricted Payment in any manner that complies with this covenant.

Liens

The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, except that the Company and the Restricted Subsidiaries may incur or suffer to exist Liens on assets not constituting Collateral (other than assets that are excluded as a result of the 3-16 Limitation), so long as the Company or such Restricted Subsidiary effectively provides that the notes or the applicable Subsidiary Guarantee, as the case may be, shall be equally and ratably secured with (or on a senior basis to, in the case such Lien secures any Subordinated Obligations) the Indebtedness or related Subsidiary Guarantees secured by such Lien.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

(2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements governing Existing Indebtedness and the Credit Facilities or any other agreements in effect on the date of the Indenture and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other restrictions of the kind contemplated in the immediately preceding paragraph, than those contained in those agreements on the date of the Indenture;

(2) the Indenture, the notes and the Subsidiary Guarantees;

(3) applicable law, rule, regulation or order;

(4) any agreement or instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries, as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

(5) in the case of clause (3) of the first paragraph of this covenant:

(a) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,

(b) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture,

(c) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary,

(d) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased, or

(e) Liens, including real estate mortgages, permitted to be incurred under the provisions of the covenant described above under the caption “—Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(6) customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in or the payment of dividends or distributions from such partnership, limited liability company, joint venture or similar Person;

(7) any agreement for the sale or other disposition of all or substantially all of the Capital Stock of, or property and assets of, a Restricted Subsidiary;

(8) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, with respect to such dividend and other restrictions of the kind contemplated in the immediately preceding paragraph than those contained in the agreements governing the Indebtedness being refinanced;

(9) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements, franchise agreements and other similar agreements, in each case, entered into in the ordinary course of business, which limitation is applicable only to the assets that are the subject of such agreements;

(10) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

(11) contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if:

(a) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement,

(b) the encumbrance or restriction is not materially more disadvantageous to the Holders of the notes than is customary in comparable financings (as determined by the Company in good faith) and

(c) the Company determines that any such encumbrance or restriction will not materially affect the Company’s ability to make principal or interest payments on the notes.

Merger, Consolidation or Sale of Assets

The Company will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person or Persons, unless:

(1) either (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made (i) is a corporation or a limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia (and if not a corporation, a co-obligor of the notes is a corporation organized or existing under such laws) and (ii) assumes all the obligations of the Company under the notes, the Indenture, the Registration Rights Agreement and the Security Documents pursuant to agreements reasonably satisfactory to the Trustee;

(2) immediately after giving effect to such transaction, no Default or Event of Default exists;

(3) immediately after giving effect to such transaction on a pro forma basis, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”; and

(4) each Subsidiary Guarantor, unless such Subsidiary Guarantor is the Person with which the Company has entered into a transaction under this “Merger, Consolidation or Sale of Assets” covenant, shall have by amendment to its Subsidiary Guarantee confirmed that its Subsidiary Guarantee shall apply to the obligations of the Company or the Surviving Person in accordance with the notes and the Indenture.

In addition, neither the Company nor any Restricted Subsidiary may, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. Clause (3) above of this “Merger, Consolidation or Sale of Assets” covenant will not apply to any merger, consolidation or sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of its Restricted Subsidiaries.

Notwithstanding the foregoing, the Acquisition and the related transactions shall be permitted under the Indenture.

Transactions with Affiliates

The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into, make, amend, renew or extend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”), unless:

(1) such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable arm’s-length transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate of the Company; and

(2) the Company delivers to the Trustee:

(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, a resolution of the Board of Directors set forth in an

Officers’ Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this covenant and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors; and

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction or series of related Affiliate Transactions from a financial point of view issued by an independent accounting, appraisal or investment banking firm of national standing.

The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) any employment or consulting agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and approved in good faith by the Board of Directors and payments pursuant thereto, payment of directors’ fees and the issuance of Equity Interests (other than Disqualified Stock) of the Company to directors and employees pursuant to stock option or stock ownership plans;

(2) transactions between or among the Company and/or its Restricted Subsidiaries;

(3) transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4) Restricted Payments that are permitted by the provisions of the Indenture described above under the caption “—Restricted Payments” and Permitted Investments;

(5) any sale of Capital Stock (other than Disqualified Stock) of the Company and transactions where the only consideration paid by the Company is in the form of Equity Interests (other than Disqualified Stock);

(6) any agreement as in effect as of the Issue Date or as thereafter amended, supplemented or replaced (so long as such amendment, supplement or replacement agreement is not materially disadvantageous to the holders of the notes when taken as a whole as compared to the original agreement as in effect on the Issue Date) or any transaction or payments contemplated thereby; and

(7) transactions with joint ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary; provided that:

(1) any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated will be deemed to be an incurrence of Indebtedness by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation, and such incurrence of Indebtedness would be permitted under the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(2) the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary being so designated (including any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of such Subsidiary) will be deemed to be a Restricted Investment made as of the time of such designation and that such Investment would be permitted under the covenant described above under the caption “—Certain Covenants—Restricted Payments”;

(3) such Subsidiary does not own any Equity Interests of, or hold any Liens on any property of, the Company or any Restricted Subsidiary;

(4) the Subsidiary being so designated:

(a) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; and

(b) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results;

(5) no Suspension Period (as defined below) is in effect; and

(6) no Default or Event of Default would be in existence following such designation.

Any designation of a Restricted Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by the Indenture.

The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

(1) such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if such Indebtedness is permitted under the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period;

(2) all outstanding Investments owned by such Unrestricted Subsidiary will be deemed to be made as of the time of such designation and such Investments shall only be permitted if such investments would be permitted under the covenant described above under the caption “—Certain Covenants—Restricted Payments”;

(3) all Liens of such Unrestricted Subsidiary existing at the time of such designation would be permitted under the caption “—Certain Covenants—Liens”; and

(4) no Default or Event of Default would be in existence following such designation.

Limitations on Issuances of Guarantees by Restricted Subsidiaries

The Company will not permit any of its Restricted Subsidiaries (other than Foreign Subsidiaries), directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of the Company or any Restricted Subsidiary, unless such Restricted Subsidiary is a Subsidiary Guarantor or promptly thereafter executes and delivers a supplemental indenture providing for the Guarantee of the payment of the notes by such Restricted Subsidiary, which Subsidiary Guarantee shall be pari passu with such Subsidiary’s Guarantee of or pledge to secure such other Indebtedness; provided, however, that if such Guarantee is provided in respect of Subordinated Obligations, such Guarantee shall be subordinated to the Subsidiary Guarantee in the same respect as such Subordinated Obligation is subordinated to the notes. The Obligations under the notes, the Subsidiary Guarantees and the indenture and any Permitted Additional Pari Passu Obligations of any Person that is or becomes a Subsidiary Guarantor after the Issue Date will be secured equally and ratably by a Second Priority Lien in the Collateral granted to the Collateral Agent for the benefit of the holders of the notes and the holders of

Permitted Additional Pari Passu Obligations. Such Subsidiary Guarantor will enter into a joinder agreement to the applicable Security Documents defining the terms of the security interests that secure payment and performance when due of the notes and take all actions necessary to cause the Second Priority Liens created by the Security Agreement to be duly perfected to the extent required by such agreement in accordance with all applicable law, including the filing of applicable financing statements.

A Subsidiary Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another Person, other than the Company or another Subsidiary Guarantor, unless:

(1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2) either:

(a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger is a corporation or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia and assumes all the obligations of such Subsidiary Guarantor under the Indenture, its Subsidiary Guarantee, the Security Documents and the Registration Rights Agreement pursuant to a supplemental indenture satisfactory to the Trustee; or

(b) such sale or other disposition complies with the “Asset Sale” provisions of the Indenture, including the application of the Net Proceeds therefrom.

The Subsidiary Guarantee of a Subsidiary Guarantor will be released:

(1) in connection with any sale or other disposition of all or substantially all of the assets or all of the Capital Stock of a Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition complies with the “Asset Sale” provisions of the Indenture;

(2) in connection with the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee pursuant to this covenant, except a discharge or release by, or as a result of, a payment under such Guarantee by such Subsidiary Guarantor under such other Indebtedness;

(3) if the Company properly designates any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary;

(4) in connection with the liquidation, dissolution or winding up of a Subsidiary Guarantor; or

(5) upon legal defeasance or covenant defeasance or satisfaction and discharge of the Indenture as provided below under the captions “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge.”

Business Activities

The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Payments for Consent

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture, the notes or the Security Documents unless such consideration is offered to all Holders of the notes and is paid to all Holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

Whether or not required by the Commission, so long as any notes are outstanding, the Company will furnish to the Holders of notes, or file electronically with the Commission through the Commission’s Electronic Data Gathering, Analysis and Retrieval System (or any successor system), within the time periods specified in the Commission’s rules and regulations:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

In addition, whether or not required by the Commission, the Company will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to Holders, securities analysts and prospective investors upon request. In addition, the Company and the Subsidiary Guarantors have agreed that, for so long as any notes remain outstanding, they will furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Notwithstanding anything herein to the contrary, the Company will not be deemed to have failed to comply with any of its obligations under this covenant for purposes of clause (4) under “—Events of Default and Remedies” until 90 days after the date any report hereunder is due.

Covenant Suspension

If on any date following the Issue Date (i) the notes have Investment Grade Ratings from both Rating Agencies and (ii) no Default has occurred and is continuing under the Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Company and the Restricted Subsidiaries will not be subject to the covenants (the “Suspended Covenants”) described under:

(1) “—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(2) “—Restricted Payments”;

(3) “—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”;

(4) clause (3) of “Merger, Consolidation or Sale of Assets”;

(5) “—Transactions with Affiliates”;

(6) “—Limitations on Issuance of Guarantees by Restricted Subsidiaries”;

(7) “—Business Activities”;

(8) “—Repurchase at the Option of Holders—Asset Sales”;

(9) “—Repurchase at the Option of Holders—Events of Loss”; and

(10) “—Repurchase at the Option of Holders—Change of Control”.

In the event that Company and the Restricted Subsidiaries are not subject to the Suspended Covenants under the Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) (a) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the notes below an Investment Grade Rating or (b) the Company or any of its affiliates enters into an agreement to effect a transaction that would result in a Change of Control and one or more of the Rating Agencies indicate that if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause such Rating Agency to withdraw its Investment Grade Rating or downgrade the ratings assigned to the notes below an Investment Grade Rating, then the Company and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under the Indenture with respect to future events. The period beginning on the day of a Covenant Suspension Event and ending on a Reversion Date is called a “Suspension Period.”

On each Reversion Date, all Indebtedness incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (2) of the second paragraph under “—Incurrence of Indebtedness and Issuance of Preferred Stock.” Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under “—Restricted Payments” will be made as though the covenant described under “—Restricted Payments” had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of “—Restricted Payments” (but will not reduce any amounts available to be made as Restricted Payments under the second paragraph of “—Restricted Payments”). However, no Default or Event of Default will be deemed to have occurred on the Reversion Date (or thereafter) under any Suspended Covenant solely as a result of any actions taken by the Company or its Restricted Subsidiaries, or events occurring, during the Suspension Period. For purposes of the “—Repurchase at the Option of Holders—Asset Sales” covenant, on the Reversion Date, the unutilized Excess Proceeds amount will be reset to zero.

There can be no assurance that the notes will ever achieve or maintain Investment Grade Ratings.

Events of Default and Remedies

Each of the following is an “Event of Default”:

(1) default for 30 days in the payment when due of interest (including any additional interest) on the notes;

(2) default in payment when due (whether at maturity, upon acceleration, redemption or otherwise, including the failure to repurchase notes tendered pursuant to a Change of Control Offer, an Asset Sale Offer or Event of Loss Offer on the date specified for such payment in the applicable offer to purchase) of the principal of, or premium, if any, on the notes;

(3) failure (other than a default described in clause (2) above) by the Company or any of its Restricted Subsidiaries to comply with the provisions described under the captions “—Repurchase at the Option of Holders—Change of Control,” “—Repurchase at the Option of Holders—Asset Sales,” “—Repurchase at the Option of Holders—Events of Loss” or “—Certain Covenants—Merger, Consolidation or Sale of Assets” for 45 days after written notice by the Trustee or Holders representing 25% or more of the aggregate principal amount of notes outstanding to comply with such provisions;

(4) failure by the Company or any of its Restricted Subsidiaries for 60 days after written notice by the Trustee or Holders representing 25% or more of the aggregate principal amount of notes outstanding to comply with any of the other agreements in the Indenture;

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, if that default:

(a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness at final maturity thereof (after giving effect to applicable grace periods and extensions); or

(b) results in the acceleration of such Indebtedness prior to its final maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a similar default aggregates $35.0 million or more;

(6) failure by the Company or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction not covered by insurance issued by reputable and credit worthy companies aggregating in excess of $35.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(7) except as permitted by the Indenture, any Subsidiary Guarantee of a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor that is a Significant Subsidiary, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee;

(8) certain events of bankruptcy or insolvency described in the Indenture with respect to the Company or any Restricted Subsidiary that is a Significant Subsidiary of the Company (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary); and

(9) (x) with respect to any material portion of the Collateral (a) any default or breach by the Company or any Subsidiary Guarantor that is a Significant Subsidiary in the performance of its obligations under the Security Documents or the Indenture which adversely affects the condition or value of the collateral or the enforceability, validity, perfection or priority of the Second Priority Liens, in each case taken as a whole in any material respect, and continuance of such default or breach for a period of 60 days after written notice thereof by the Trustee or the holders of 25% in principal amount of the outstanding notes, or (b) any security interest created under the Security Documents is declared invalid or unenforceable by a court of competent jurisdiction or (y) the Company or any Subsidiary Guarantor that is a Significant Subsidiary asserts, in any pleading in any court of competent jurisdiction, that any Security Document is invalid or unenforceable.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company or any Restricted Subsidiary that is a Significant Subsidiary of the Company (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary), all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable by notice in writing to the Company specifying the respective Event of Default.

Holders of the notes may not enforce the Indenture or the notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the notes notice of any Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or additional interest) if it determines that withholding notice is in their interest.

The Holders of a majority in aggregate principal amount of the notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or additional interest, if any, on, or the principal of, the notes. The Holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of notes. A Holder may not pursue any remedy with respect to the Indenture or the notes unless:

(1) the Holder gives the Trustee written notice of a continuing Event of Default;

(2) the Holders of at least 25% in aggregate principal amount of outstanding notes make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding notes do not give the Trustee a direction that is inconsistent with the request.

However, such limitations do not apply to the right of any Holder of a note to receive payment of the principal of, premium or additional interest, if any, or interest on, such note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the notes, which right shall not be impaired or affected without the consent of the Holder.

The Company is required to deliver to the Trustee annually within 90 days after the end of each fiscal year a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, the Company is required to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or the Subsidiary Guarantors under the new notes, the Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of new notes by accepting a new note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the new notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Subsidiary Guarantors discharged with respect to their Subsidiary Guarantees (“Legal Defeasance”) except for:

(1) the rights of Holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and additional interest, if any, on such notes when such payments are due from the trust referred to below;

(2) the Company’s obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s and the Subsidiary Guarantor’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Subsidiary Guarantors released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership and insolvency events) described under “Events of Default” will no longer constitute an Event of Default with respect to the notes. If the Company exercises the Legal Defeasance or Covenant Defeasance option, the Liens on the Collateral will be released and note Guarantees in effect at such time will terminate.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and additional interest, if any, on the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6) the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

(7) if the notes are to be redeemed prior to their stated maturity, the Company must deliver to the Trustee irrevocable instructions to redeem all of the notes on the specified redemption date; and

(8) the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture, the notes, the Subsidiary Guarantees and the Security Documents may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the Indenture, the notes, the Subsidiary Guarantees and the Security Documents may be waived with the consent of the Holders of a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

Without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting Holder):

(1) reduce the principal amount of notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any note or alter the provisions, or waive any payment, with respect to the redemption of the notes;

(3) reduce the rate of or change the time for payment of interest on any note;

(4) waive a Default or Event of Default in the payment of principal of, or interest or premium or additional interest, if any, on the notes (except a rescission of acceleration of the notes by the Holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

(5) make any note payable in money other than U.S. dollars;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of notes to receive payments of principal of, or interest or premium or additional interest, if any, on the notes;

(7) release any Subsidiary Guarantor that is a Significant Subsidiary from any of its obligations under its Subsidiary Guarantee or the Indenture, except in accordance with the terms of the Indenture;

(8) impair the right to institute suit for the enforcement of any payment on or with respect to the notes or the Subsidiary Guarantees;

(9) amend, change or modify the obligation of the Company to make and consummate an Asset Sale Offer with respect to any Asset Sale in accordance with the “Repurchase at the Option of Holders—Asset Sales” covenant, the obligation of the Company to make and consummate an Event of Loss offer with respect to any Event of Loss in accordance with the “Repurchase at the Option of Holders—Events of Loss” covenant or the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with the “Repurchase at the Option of Holders—Change of Control” covenant, including, in each case, amending, changing or modifying any definition relating thereto;

(10) amend or modify any of the provisions of the Indenture or the related definitions affecting the ranking of the notes or any Subsidiary Guarantee in any manner adverse to the Holders of the notes or any Subsidiary Guarantee; or

(11) make any change in the preceding amendment and waiver provisions.

In addition, any amendment to, or waiver of, the provisions of the Indenture or any Security Document that has the effect of releasing all or substantially all of the Collateral from the Liens securing the notes other than in accordance with the Indenture and the Security Documents or modifying the Intercreditor Agreement, other than in accordance with the terms of the Indenture or the Security Documents, in any manner adverse in any material respect to the holders of the notes will require the consent of the holders of at least 66 2/ 3% in aggregate principal amount of the notes and Permitted Additional Pari Passu Obligations then outstanding, voting as one class.

Notwithstanding the preceding, without the consent of any Holder of notes, the Company, the Subsidiary Guarantors, if any, and the Trustee may amend or supplement the Indenture or the notes:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated notes in addition to or in place of certificated notes;

(3) to provide for the assumption of the Company’s or any Subsidiary Guarantor’s obligations to Holders of notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Subsidiary Guarantor’s assets;

(4) to make any change that would provide any additional rights or benefits to the Holders of notes or that does not adversely affect the legal rights under the Indenture of any such Holder;

(5) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(6) to conform the text of the Indenture, the Subsidiary Guarantees, the notes or the Security Documents to any provision of this Description of Notes to the extent that such provision in this Description of Notes was intended to be a verbatim recitation of a provision of the Indenture, the Subsidiary Guarantees, the notes or the Security Documents, which intent may be evidenced by an Officers’ Certificate to that effect;

(7) to provide for the issuance of Additional Notes in accordance with the limitations described herein;

(8) to allow a Subsidiary to execute a supplemental indenture for the purpose of providing a Subsidiary Guarantee in accordance with the provisions of the Indenture;

(9) to comply with the provision described under “—Certain Covenants—Limitations on Issuances of Guarantees by Restricted Subsidiaries”;

(10) to evidence and provide for the acceptance of appointment by a successor Trustee;

(11) to mortgage, pledge, hypothecate or grant any other Lien in favor of the Collateral Agent for the benefit of the Trustee on behalf of the holders of the notes, as additional security for the payment and performance of all or any portion of the Second Priority Obligations, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted to or for the benefit of the Trustee or the Collateral Agent pursuant to the Indenture, any of the Security Documents or otherwise;

(12) to provide for the release of Collateral from the Lien of the Indenture and the Security Documents when permitted or required by the Security Documents or the Indenture; or

(13) to secure any Permitted Additional Pari Passu Obligations or any additional First Priority Obligations that are permitted to be incurred under the Indenture, as applicable, under the Security Documents and to appropriately include the same in the Intercreditor Agreement.

The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment or supplement. It is sufficient if such consent approves the substance of the proposed amendment or supplement. A consent to any amendment, supplement or waiver under the Indenture by any holder of notes given in connection with a tender of such holder’s notes will not be rendered invalid by such tender. After an amendment or supplement under the Indenture becomes effective, the Company is required to mail to the holders a notice briefly describing such amendment or supplement. However, the failure to give such notice to all the holders, or any defect in the notice will not impair or affect the validity of the amendment or supplement.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

(1) either:

(a) all notes that have been authenticated (except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

(b) all notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the Trustee for cancellation for principal, premium and additional interest, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Subsidiary Guarantor is a party or by which the Company or any Subsidiary Guarantor is bound;

(3) the Company or any Subsidiary Guarantor has paid or caused to be paid all sums payable by it under the Indenture; and

(4) the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

If the Trustee becomes a creditor of the Company or any Subsidiary Guarantor, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee (if the Indenture has been qualified under the Trust Indenture Act) or resign.

The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Book-Entry, Delivery and Form

Except as set forth below, the new notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000, collectively referred to herein as the “Global Notes.” The Global Notes will be deposited upon issuance with the Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive notes in registered certificated form (“Certificated Notes”) except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of new notes in certificated form. In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised the Company that, pursuant to procedures established by it:

(1) upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the initial purchasers with portions of the principal amount of the Global Notes; and

(2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have new notes registered in their names, will not receive physical delivery of new notes in certificated form and will not be considered the registered owners or “holders” thereof under the Indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the Persons in whose names the new notes, including the Global Notes, are registered as the owners of the new notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining,

supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the new notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of new notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the new notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

DTC has advised the Company that it will take any action permitted to be taken by a holder of new notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the new notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

None of the Company, the Trustee and any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with any appropriate transfer restrictions applicable to such notes.

Same Day Settlement and Payment

The Company will make payments in respect of the new notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. The Company will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The new notes represented by the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such new notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into, or becomes a Subsidiary of, such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Acquisition” means the acquisition of United Technologies Corporation’s Pratt & Whitney Rocketdyne business (referred to in this Description of Notes as “Rocketdyne”) by certain wholly-owned subsidiaries of the Company as contemplated under the Acquisition Agreement.

“Acquisition Agreement” means the Stock and Purchase Agreement, by and among the Company and United Technologies Corporation dated as of July 22, 2012 and, unless otherwise expressly stated or the context otherwise requires, as in effect on the date of the offering memorandum relating to the offering of the initial notes.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

“Applicable Premium” means, with respect to any note on any Redemption Date, the greater of:

(1) 1.0% of the principal amount of such note; and

(2) the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such note at March 15, 2016 (such redemption price being set forth in the table appearing above under the caption “Optional Redemption”), plus (ii) all required interest payments due on such note through March 15, 2016 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the then outstanding principal amount of such note.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease, assignment or other disposition by the Company or any Restricted Subsidiary to any Person other than the Company or any Restricted Subsidiary (including by means of a Sale and Leaseback Transaction or a merger or consolidation) (collectively, for purposes of this definition, a “transfer”), in one transaction or a series of related transactions, of any assets of the Company or any of its Restricted Subsidiaries (including Equity Interests in any Subsidiary of the Company or another Restricted Subsidiary) other than in the ordinary course of business. For purposes of this definition, the term “Asset Sale” shall not include:

(1) transfers of cash or Cash Equivalents;

(2) transfers of assets (including Equity Interests) that are governed by, and made in accordance with, the covenants described under “—Repurchase at the Option of Holders—Change of Control” or “—Certain Covenants—Mergers, Consolidations or Sale of Assets”;

(3) Permitted Investments and Restricted Payments permitted under the covenant described under “—Certain Covenants—Restricted Payments”;

(4) the creation of or realization on any Lien permitted under the Indenture and any disposition of assets resulting from the enforcement or foreclosure of any such Lien;

(5) transfers of damaged, worn-out or obsolete equipment or assets that, in the Company’s reasonable judgment, are no longer used or useful in the business of the Company or its Restricted Subsidiaries;

(6) sales or grants of licenses or sublicenses to use the patents, trade secrets, know-how and other intellectual property, and licenses, leases or subleases of other assets, of the Company or any Restricted Subsidiary to the extent not materially interfering with the business of Company and the Restricted Subsidiaries;

(7) the trade or exchange by the Company or any Restricted Subsidiary of any asset for any other asset or assets; provided that the fair market value of the asset or assets received by the Company or any Restricted Subsidiary in such trade or exchange (including any such cash or Cash Equivalents) is at least equal to the fair market value (as determined in good faith by the Board of Directors or an executive officer of the Company or of such Restricted Subsidiary with responsibility for such transaction, which determination shall be conclusive evidence of compliance with this provision) of the asset or assets disposed of by the Company or any Restricted Subsidiary pursuant to such trade or exchange; and provided, further, that if any cash or Cash Equivalents are used in such trade or exchange to achieve an exchange of equivalent value, that the amount of such cash and/or Cash Equivalents shall be deemed proceeds of an “Asset Sale,” subject to the following clause (8);

(8) any transfer or series of related transfers that, but for this clause, would be Asset Sales, if after giving effect to such transfers, the aggregate fair market value of the assets transferred in such transaction or any such series of related transactions does not exceed $20.0 million;

(9) a Sale and Leaseback Transaction with respect to any assets within 180 days of the acquisition of such assets or a Sale and Leaseback Transaction with respect to any assets;

(10) foreclosures on assets held as security pledged in accordance with the terms of the Indenture;

(11) any sale or transfer of any assets of, or any Equity Interests in, an Excluded Subsidiary;

(12) sales of accounts receivable, or participations therein, or Securitization Assets (other than royalties or other revenues (except accounts receivable)) or related assets in connection with any Qualified Securitization Facility or the disposition of an account receivable in connection with the collection or compromise thereof in the ordinary course of business; and

(13) any sale, discount, transfer or other disposition of receivables arising in the ordinary course of business or any sale, transfer or other disposition of property or assets in the ordinary course of business.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” shall have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation;

(2) with respect to a partnership, the board of directors of the general partner of the partnership; and

(3) with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state or the place of payment are authorized or required by law or other governmental action to close.

“Calculation Date” means the date on which the event for which the calculation of the Consolidated First Priority Leverage Ratio, the Consolidated Secured Leverage Ratio or the Fixed Charge Coverage Ratio shall occur.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve (12) months from the date of acquisition;

(3) certificates of deposit and eurodollar time deposits with maturities of six (6) months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six (6) months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper and variable or fixed rate notes issued by banks, financial institutions and corporations rated A-1 (or the equivalent thereof) by S&P or P-1 (or the equivalent thereof) by Moody’s and in each case maturing within twelve (12) months after the date of acquisition;

(6) auction preferred stock rated in the highest short-term credit rating category by S&P or Moody’s with maturities of six (6) months or less;

(7) investments in money market and tax-exempt mutual funds that (i) comply with Rule 2a-7 under the Investment Company Act of 1940, as amended, and (ii) invest substantially all their assets in securities of the types described in clauses (1) through (6) of this definition.

“Cash Management Obligations” means, with respect to any Person, all obligations (including fees, expenses and overdrafts and related liabilities) of such Person to any other Person that arise from Treasury Management Arrangements.

“Change of Control” means the occurrence of one or more of the following events:

(1) a “person” or “group” other than the Company or its Subsidiaries files a Schedule 13D or Schedule TO (or any successor schedule, form or report) pursuant to the Exchange Act accurately disclosing that such person or group has become the direct or indirect Beneficial Owner of Voting Stock of the Company representing more than 50% of the voting power of the Voting Stock of the Company;

(2) the consummation of any binding share exchange, consolidation or merger of the Company with or into any other Person pursuant to which the Voting Stock of the Company will be converted into cash, securities or other property, or the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the Company’s assets and those of its Subsidiaries taken as a whole to any Person, other than:

(a) any transaction pursuant to which the holders of more than 50% of the voting power of the Voting Stock of the Company immediately prior to such transaction have the right to exercise, directly or indirectly, more than 50% of the total voting power of all shares of Capital Stock or other securities entitled to vote generally in elections of members of the Board of Directors of the continuing, surviving or successor Person immediately after giving effect to such transaction, or have the power, directly or indirectly, to elect a majority of the members of the Board of Directors of any such Person, and such holders’ proportional voting power immediately after such transaction vis-à-vis each other with respect to the securities received in such transaction shall be in substantially the same proportions as their respective voting power vis-à-vis each other immediately prior to such transaction; or

(b) any such transaction effected primarily for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Voting Stock of the Company, if at all, solely into shares of common stock of the surviving entity or a direct or indirect parent of the surviving entity;

(3) the Company’s shareholders approve any plan or proposal for the liquidation or dissolution of the Company (whether or not in compliance with the Indenture).

For purposes of this definition of “Change of Control,” the terms “person” and “group” have the meanings given them for purposes of Section 13(d) and 14(d) of the Exchange Act or any successor provisions, and the term “group” includes any group acting for the purposes of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision.

“Collateral” means all of the assets of the Company and the Subsidiary Guarantors, whether now owned or hereafter acquired, with respect to which a Lien is granted (or purported to be granted) as security for any Second Priority Obligations (including proceeds and products thereof).

“Collateral Agent” means U.S. Bank National Association, in its capacity as Collateral Agent under the Security Documents, together with its successors.

“Commission” means the U.S. Securities and Exchange Commission.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus (without duplication), to the extent the same was deducted in computing such Consolidated Net Income (other than with respect to clause (9) below):

(1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period; plus

(2) Fixed Charges; plus

(3) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses or charges (excluding amortization of a prepaid cash expense that was paid in a prior period, and provided that if any such other non-cash charges represent an accrual or reserve for potential cash items in any future period, (A) the Company may determine not to add back such non-cash charge in the current period and (B) to the extent the Company does decide to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated Cash Flow to such extent) of such Person and its Subsidiaries for such period; plus

(4) all extraordinary or non-recurring gains or losses (net of fees and expense relating to the event or transaction giving rise thereto); plus

(5) any fees, charges and expenses, or any amortization or write-off thereof, incurred in connection with the Transactions or any acquisition, investment, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction (including the termination of existing Hedging Obligations in connection therewith) or amendment or other modification of any debt instrument; and any charges incurred as a result of any such transaction; plus

(6) the amount of any restructuring charges or reserves (which shall include retention, severance, systems establishment cost, excess pension charges, contract termination costs, including future lease commitments, costs related to start up, closure, relocation or consolidation of facilities, costs to relocate employees, consulting fees, one time information technology costs, one time branding costs and losses on the sale of assets and from closures); plus

(7) the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interest of third parties in any non-wholly owned subsidiary; plus

(8) charges related to legal matters involving the Company and its Subsidiaries with respect to the Specified Legal Claims in an amount not to exceed $30 million in the aggregate after the Issue Date; plus

(9) the amount of net cost savings and synergies projected by the Company, as determined by a responsible financial or accounting officer of the Company, to be realized as a result of specified actions taken or are reasonably expected to be taken within 12 months after the date of determination to take such action, in the reasonable judgment of a responsible financial or accounting officer of the Company (calculated on a pro forma basis as though such cost savings or synergies had been realized on the first day of such period and as if such cost savings and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided that such cost savings or synergies are reasonably identifiable and factually supportable (which adjustments may be incremental to pro forma adjustments made pursuant to the definition of “Fixed Charge Coverage Ratio,” “Consolidated First Priority Leverage Ratio,” or “Consolidated Secured Leverage Ratio”); plus

(10) earn-out and contingent consideration obligations (including to the extent accounted for as bonuses or otherwise) and adjustments thereof and purchase price adjustments; minus

(11) non-cash items increasing such Consolidated Net Income for such period, other than revenue and expense accruals consistent with past practice;

in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent (and in the same proportion, including by reason of minority interests) that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

“Consolidated First Priority Leverage Ratio” means, with respect to any specified Person on any Calculation Date, the ratio, on a pro forma basis, of (1) the sum of the aggregate outstanding amount of Indebtedness of such Person and its Restricted Subsidiaries secured by a First Priority Lien, determined on a consolidated basis as of the last day of the most recent fiscal quarter for which internal financial statements are available immediately preceding the Calculation Date, to (2) the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the Calculation Date.

For purposes of calculating the Consolidated First Priority Leverage Ratio:

(1) acquisitions and dispositions of business entities or property and assets constituting a division or line of business of any Person that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated on a pro forma basis in accordance with Regulation S-X under the Exchange Act and as otherwise permitted in accordance with the definition of “Consolidated Cash Flow”; and

(2) in the event that such Person or any Restricted Subsidiary incurs, assumes, guarantees, redeems, repays, retires or extinguishes any Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business) or issues, redeems, repays or retires Preferred Stock, in each case, subsequent to such reference period and on or prior to the Calculation Date, then the Consolidated First Priority Leverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, repayment, retirement or extinguishment of Indebtedness, or such issuance, redemption, repayment or retirement of Preferred Stock, as if they had occurred on the first day of the four-quarter reference period.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the Net Income of any Person that is not a Restricted Subsidiary (including, without limitation, Unrestricted Subsidiaries) or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof;

(2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its equityholders; and

(3) the cumulative effect of a change in accounting principles shall be excluded.

“Consolidated Secured Leverage Ratio” means, with respect to any specified Person on any Calculation Date, the ratio, on a pro forma basis, of (1) the sum of the aggregate outstanding amount of Indebtedness of such Person and its Restricted Subsidiaries secured by a Lien, determined on a consolidated basis as of the last day of the most recent fiscal quarter for which internal financial statements are available immediately preceding the

Calculation Date, to (2) the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the Calculation Date.

For purposes of calculating the Consolidated Secured Leverage Ratio:

(1) acquisitions and dispositions of business entities or property and assets constituting a division or line of business of any Person that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated on a pro forma basis in accordance with Regulation S-X under the Exchange Act and as otherwise permitted in accordance with the definition of “Consolidated Cash Flow”; and

(2) in the event that such Person or any Restricted Subsidiary incurs, assumes, guarantees, redeems, repays, retires or extinguishes any Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business) or issues, redeems, repays or retires Preferred Stock, in each case, subsequent to such reference period and on or prior to the Calculation Date, then the Consolidated Secured Leverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, repayment, retirement or extinguishment of Indebtedness, or such issuance, redemption, repayment or retirement of Preferred Stock, as if they had occurred on the first day of the four-quarter reference period.

“Consolidated Total Assets” of any Person means, as of any date, the amount which, in accordance with GAAP, would be set forth under the caption “Total Assets” (or any like caption) on a consolidated balance sheet of such Person and its Restricted Subsidiaries, as of the end of the most recently ended fiscal quarter for which internal financial statements are available.

“Credit Agreement” means the Second Amended and Restated Credit Agreement, dated as of November 18, 2011, as amended by the First Amendment dated as of May 30, 2012, as further amended by the Second Amendment dated as of August 16, 2012, and as further amended by the Third Amendment dated as of January 14, 2013 by and among the Company, the guarantor subsidiaries named therein, Wells Fargo Bank, National Association, as Administrative Agent, the other lenders named therein and the other arrangers or agents party thereto, including any related letters of credit, notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time, in which case, the credit agreement or other debt agreement (including any indenture in the case of debt securities) together with all other documents and instruments related shall constitute the “Credit Agreement,” whether with the same or different agents and lenders or institutional investors.

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement and any hedging arrangements with the lenders thereunder or Affiliates of such lenders, secured by the collateral securing the Company’s Obligations under the Credit Agreement), indentures or commercial paper facilities, in each case with banks or other institutional lenders or a trustee providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or issuances of notes, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-Cash Consideration” means the fair market value (as determined in good faith by the Company) of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent payment, redemption, retirement, sale or other disposition of such Designated Non-Cash Consideration.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless and until the Company complies with the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The term “Disqualified Stock” shall also include any options, warrants or other rights that are convertible into Disqualified Stock or that are redeemable at the option of the holder, or required to be redeemed, prior to the date that is one year after the date on which the notes mature.

“Domestic Subsidiary” means any Subsidiary of the Company that was formed under the laws of the United States or any state thereof or the District of Columbia.

“Eligible Escrow Investments” means (1) Government Securities maturing no later than the Business Day preceding the Escrow End Date and (2) securities representing an interest or interests in money market funds registered under the Investment Company Act of 1940 whose shares are registered under the Securities Act as investing exclusively in direct obligations of the United States and (3) such other short-term liquid investments in which the Escrowed Property may be invested in accordance with the Escrow Agreement.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Escrow Agent” means U.S. Bank National Association, as escrow agent under the Escrow Agreement or any successor escrow agent as set forth in the Escrow Agreement.

“Escrow Agreement” means the Escrow Agreement to be dated as of the Issue Date, among the Company, the Trustee and the Escrow Agent, as amended, supplemented, modified, extended, renewed, restated or replaced in whole or in part from time to time.

“Event of Loss” means, with respect to any property or asset (tangible or intangible, real or personal) constituting Collateral, any of the following:

(i) any loss, destruction or damage of such property or asset;

(ii) any institution of any proceeding for the condemnation or seizure of such property or asset or for the exercise of any right of eminent domain;

(iii) any actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset; or

(iv) any settlement in lieu of clause (ii) or (iii) above.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Subsidiaries” means (i) Easton Development Company, LLC and (ii) any other direct or indirect Subsidiary or Joint Venture of the Company (whether now or hereafter existing) formed for the sole purpose of holding, managing, developing or monetizing any of the real property assets of such Person and any other activity reasonably related thereto and designated as an Excluded Subsidiary by the Company; provided that (a) such Excluded Subsidiary shall not guaranty the Credit Agreement or any replacements or refinancing thereof and (b) in the case of any Excluded Subsidiary formed after the Issue Date, such Excluded Subsidiary, if a Subsidiary of the Company, shall have been and continue to be an Unrestricted Subsidiary designated as such in accordance with the Indenture.

“Existing 2.25% Convertible Subordinated Debentures” means the Company’s existing convertible subordinated debentures due 2024 pursuant to that certain debenture, dated as of November 23, 2004 (as amended, supplemented or otherwise modified from time to time), among the Company, the subsidiary guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A., as trustee.

“Existing 4.0625% Convertible Subordinated Debentures” means the Company’s existing convertible subordinated debentures due 2039 pursuant to that certain debenture, dated as of December 21, 2009 (as amended, supplemented or otherwise modified from time to time), among the Company, the subsidiary guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A., as trustee.

“Existing Indebtedness” means the aggregate principal amount of Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement and the notes but including the Existing Subordinated Notes in existence on the date of the Indenture, until such amounts are repaid.

“Existing Subordinated Notes” means (i) the Existing 2.25% Convertible Subordinated Debentures and (ii) the Existing 4.0625% Convertible Subordinated Debentures.

“fair market value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Company in good faith; provided that if the fair market value exceeds $25.0 million, such determination shall be made by the Board of Directors of the Company or an authorized committee thereof in good faith (including as to the value of all non-cash consideration).

“First Lien Agent” means Wells Fargo Bank, National Association, a national banking association, in its capacity as agent (together with its successors and assigns in such capacity) pursuant to the Credit Agreement for the First Priority Lenders.

“First Priority Credit Documents” means the Credit Agreement, the other Loan Documents (as defined in the Credit Agreement), and each of the other agreements, documents, and instruments providing for or evidencing any other First Priority Obligation and any other document or instrument executed or delivered at any time in connection with any First Priority Obligation (including any security, intercreditor or joinder agreement among holders of First Priority Obligations but excluding documents governing the Hedging Obligations), to the extent such are effective at the relevant time, as each may be amended, modified, restated, supplemented, replaced or refinanced from time to time.

“First Priority Documents” means the First Priority Credit Documents and any and all documents governing the Hedging Obligations.

“First Priority Lenders” means the “Lenders” from time to time party to, and as defined in, the Credit Agreement, together with their respective successors and assigns; provided that the term “First Priority Lender” shall also include each letter of credit issuer and swingline lender under the Credit Agreement, any affiliate of a Lender that is a holder of First Priority Obligations and the “Issuing Bank,” the “Swingline Lender,” the “Administrative Agent” and the “Syndication Agent,” or similar agency position thereof, under (and each as defined in) the Credit Agreement and any other lender or investor that is a holder of a First Priority Obligation.

“First Priority Liens” means all Liens that secure the First Priority Obligations.

“First Priority Obligations” means (1) (a) (i) the principal and premium, if any, and interest (including any Post-Petition Interest, whether or not allowable) on all loans or advances made pursuant to, or the issuance of any Indebtedness under, the Credit Agreement (or any financing replacing, renewing or refinancing the Credit Agreement), when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Company or any Subsidiary Guarantor in respect of any letter of credit or similar instrument issued under the Credit Agreement, when and as due, including payments in respect of reimbursement of disbursements made by any “Issuing Bank” (as defined in the Credit Agreement) with respect thereto, interest thereon and obligations to provide cash collateral in connection therewith and (iii) all other monetary obligations of the Company or any Subsidiary Guarantor to any of the First Priority Lenders under the First Priority Documents, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any insolvency proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual payment and performance of all other obligations of the Company under or pursuant to the First Priority Documents, (c) the due and punctual payment and performance of all the obligations of each Subsidiary Guarantor under or pursuant to the First Priority Documents, (d) all Hedging Obligations to First Priority Lenders and (e) all Cash Management Obligations to First Priority Lenders and (2) all Obligations of the type described in clause (1) under any other Credit Facilities governing Indebtedness incurred under clause (1) or (2) of the second paragraph of the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and issuance of Preferred Stock” (or Permitted Refinancing Indebtedness incurred under clause (5) thereof). To the extent any payment with respect to any First Priority Obligation (whether by or on behalf of any of the Company or any Subsidiary Guarantor, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in whole or in part, or is otherwise set aside or required to be returned or paid to a debtor in possession, any holder of Second Priority Obligations, any receiver or any similar Person, then the obligation or part thereof originally intended to be satisfied by such payment shall, for the purposes of the Intercreditor Agreement and the rights and obligations of the First Priority Lenders and the holders of Second Priority Obligations, be deemed to be reinstated and outstanding as if such payment had not occurred.

“First Priority Secured Parties” means the First Lien Agent and the First Priority Lenders.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions and dispositions of business entities or property and assets constituting a division or line of business of any Person that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated on a pro forma basis in accordance with Regulation S-X under the Exchange Act and as otherwise permitted in accordance with the definition of “Consolidated Cash Flow”;

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP shall be excluded;

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Subsidiaries following the Calculation Date; and

(4) consolidated interest expense attributable to interest on any Indebtedness (whether existing or being incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Calculation Date (taking into account any interest rate option, swap, cap or similar agreement applicable to such Indebtedness if such agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of original issue discount, non-cash interest payments (but excluding (x) any non-cash interest payments attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP and (y) any non-cash imputed interest component of Obligations not constituting Indebtedness), the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to attributable debt in connection with Sale and Leaseback Transactions, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations, but excluding amortization of deferred financing fees, debt issuance costs, debt discount and premium and any interest obligations paid in shares of Capital Stock (other than Disqualified Stock) of the Company; plus

(2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock or preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

“Foreign Subsidiary” means a Restricted Subsidiary that is incorporated in a jurisdiction other than the United States or a State thereof or the District of Columbia and with respect to which a majority of its sales (determined on a consolidated basis in accordance with GAAP) is generated from or derived from operations outside the United States of America and a majority of its assets is located outside the United States of America.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the opinions and pronouncements of the Public Company Accounting Oversight Board and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time, provided that solely for purposes of the definition of “Capital Lease Obligations,” the term “GAAP” shall mean generally accepted accounting principles which are in effect on the date of the Indenture.

“Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“Guarantee” means a guarantee, other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements designed to protect such Person against fluctuations in interest rates;

(2) commodity swap agreements, commodity option agreements, forward contracts and other agreements or arrangements designed to protect such Person against fluctuations in commodity prices; and

(3) foreign exchange contracts, currency swap agreements and other agreements or arrangements designed to protect such Person against fluctuations in foreign currency exchange rates.

“Holder” means the Person in whose name a note is registered on the registrar’s books.

“incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become directly or indirectly liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided that (1) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary will be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary and (2) neither the accrual of interest nor the accretion of original issue discount nor the payment of interest in the form of additional Indebtedness (to the extent provided for when the Indebtedness on which such interest is paid was originally issued) shall be considered an incurrence of Indebtedness.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of:

(1) borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof), but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations of such Person described in clause (5) below or entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement;

(3) banker’s acceptances;

(4) Capital Lease Obligations;

(5) the balance deferred and unpaid of the purchase price of any property which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except any such balance that constitutes an accrued expense or trade payable;

(6) Hedging Obligations, other than Hedging Obligations that are incurred for the purpose of protecting the Company or its Restricted Subsidiaries against fluctuations in interest rates, commodity prices or foreign currency exchange rates, and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder; or

(7) Disqualified Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends.

In addition, the term “Indebtedness” includes (x) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), provided that the amount of such Indebtedness shall be the amount of such Indebtedness, and (y) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market shall be determined in good faith by the Board of Directors of the issuer of such Disqualified Stock.

The amount of any Indebtedness outstanding as of any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, and shall be:

(1) the accreted value thereof, in the case of any indebtedness issued with original issue discount; and

(2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness;

provided that the obligation to repay money borrowed and set aside at the time of the incurrence of any Indebtedness in order to pre-fund the payment of the interest on such Indebtedness shall be deemed not to be “Indebtedness” so long as such money is held to secure the payment of such interest.

“Initial Purchasers” means Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., Wells Fargo Securities, LLC and SunTrust Robinson Humphrey, Inc.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or, in either case, an equivalent rating by any other Rating Agency.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans or other extensions of credit (including Guarantees or other arrangements, but excluding advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses, deposits or other similar accounting classifications customarily used by the Company, on the balance sheet of the Company or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business), advances (excluding commission, travel and similar advances to officers and employees made consistent with past practices), capital contributions (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Investment in such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds as its principal assets Investments in a third Person shall be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.”

“Issue Date” means the date on which the initial notes are originally issued.

“Joint Venture” means any corporation, partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Company or any of its Subsidiaries with another Person that is not the Company or any Subsidiary in order to conduct a common venture or enterprise with such Person.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, without duplication, however:

(1) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with: (a) any asset sale outside the ordinary course of business; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries;

(2) any non-cash restructuring charges or reserves (which shall include retention, severance, systems establishment cost, excess pension charges, contract termination costs, including future lease commitments, costs related to start up, closure, relocation or consolidation of facilities, costs to relocate employees, consulting fees, one time information technology costs, one time branding costs and losses on the sale of assets and from closures);

(3) any extraordinary, non-recurring or unusual gain (or loss), expense or charge, together with any related provision for taxes on such gain (or loss), expense or charge including (a) acquisition-related pension or employee benefit expenses and (b) fees and expenses related to equity and debt issuances, acquisitions or Permitted Investments;

(4) any net income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period);

(5) any gain (or loss), together with any related provision for taxes on such gain (or loss), attributable to the early repurchase, extinguishment or conversion of Indebtedness, hedging obligations or other derivative instruments (including any premiums paid) and the write-off of any issuance costs incurred by such Person in connection with the refinancing or repayment of any Indebtedness;

(6) any after-tax effect of income (or loss) from the early extinguishment or conversion of Indebtedness or Hedging Obligations or other derivative instruments;

(7) any non-cash charge, expense or other impact or adjustment attributable to application of the purchase method of accounting (including the total amount of depreciation and amortization, cost of sales or other non-cash expense resulting from the write-up of assets to the extent resulting from such purchase accounting adjustments);

(8) any non-cash asset impairment charge, including with respect to goodwill or other intangible assets and equity method investments and any write-ups, write-downs or write-offs of assets (including intangible assets, goodwill and deferred financing costs but excluding accounts receivable);

(9) any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of such Person, provided, that such shares, options or other rights can be redeemed at the option of the holder only for Capital Stock of the Company (other than Disqualified Stock);

(10) any non-cash gains or losses, together with any related provision for taxes on such gains or losses, related to retirement benefit plans of such Person and any non-cash employee-related benefit expenses;

(11) accruals and reserves that are established within 12 months after June 14, 2013 that are established as a result of the Acquisition in accordance with GAAP, or changes as a result of adoption or modification of accounting policies;

(12) any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations of any Person denominated in a currency other than the functional currency of such Person;

(13) the non-cash portion of “straight-line” rent expense; and

(14) non-cash charges for deferred tax asset allowances.

In addition, to the extent not already included in the Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any acquisition, Investment or any sale, conveyance, transfer or other disposition of assets permitted under the Indenture.

“Net Loss Proceeds” means the aggregate cash proceeds received by the Company or any Subsidiary Guarantor in respect of any Event of Loss, including, without limitation, insurance proceeds, condemnation awards or damages awarded by any judgment, net of (x) the direct cost in recovery of such Net Loss Proceeds (including, without limitation, legal, accounting, appraisal and insurance adjuster fees and any relocation expenses incurred as a result thereof), (y) amounts required to be applied to the repayment of Indebtedness secured by any Permitted Lien on the asset or assets that were the subject of such Event of Loss (other than any Lien which does not rank prior to the Second Priority Liens) and (z) any taxes paid or payable as a result thereof.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Non-Cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of: (i) the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-Cash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses incurred as a result thereof; (ii) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related solely to such disposition); (iii) amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale; (iv) distributions and other payments required to be made to non-controlling interest holders in Subsidiaries or Joint Ventures as a result of such Asset Sale; (v) the amount of any purchase price or similar adjustment claimed, owed or otherwise paid or payable by the Company or a Restricted Subsidiary in respect to such Asset Sale; and (vi) the amount of any liability or obligations in respect of appropriate amounts to be provided by the Company or any Restricted Subsidiary of the Company, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary of the Company, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers’ certificate delivered to the Trustee.

“New Term Loan” means the Delayed Draw Term Loans under (and as defined in) the Credit Agreement in an aggregate principal amount of $50 million.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officers’ Certificate” means a certificate signed by two officers of the Company or a Guarantor, as applicable, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company or such Guarantor, as applicable.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of the Indenture.

“Paying Agent” means the Person so designated by the Company in accordance with the Indenture, initially, the Trustee.

“Permitted Additional Pari Passu Obligations” means obligations under any Additional Notes or other Indebtedness permitted to be incurred under the Indenture secured by the Second Priority Liens in an amount not to exceed an amount such that, for the Company’s most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred, the Company’s Consolidated Secured Leverage Ratio would not exceed 3.75 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom) as if such additional Indebtedness had been incurred at the beginning of such four-quarter period; provided that (i) the representative of such Permitted Additional Pari Passu Obligation executes a joinder agreement to the Security Agreement and the Intercreditor Agreement, in each case in the form attached thereto, agreeing to be bound thereby and (ii) the Company has designated such Indebtedness as “Permitted Additional Pari Passu Obligations” under the Security Agreement.

“Permitted Business” means any business conducted or proposed to be conducted by the Company and its Restricted Subsidiaries on the date of the Indenture and other businesses reasonably related or ancillary thereto.

“Permitted Investments” means:

(1) any Investment in the Company or in a Restricted Subsidiary (including, without limitation, Guarantees of Obligations with respect to any Credit Facilities);

(2) any Investment in Cash Equivalents;

(3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales”;

(5) Investments acquired solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(6) Hedging Obligations that are incurred for the purpose of protecting the Company or its Restricted Subsidiaries against fluctuations in interest rates, commodity prices or foreign currency exchange rates, and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(7) loans and advances to directors, employees and officers of the Company and the Restricted Subsidiaries (i) in the ordinary course of business (including payroll, travel and entertainment related advances) (other than any loans or advances to any director or executive officer (or equivalent thereof) that would be in violation of Section 402 of the Sarbanes Oxley Act) and (ii) to purchase Equity Interests of the Company, in each case, not in excess of $2.5 million at any one time outstanding;

(8) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(9) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

(10) Investments made by the Company or a Restricted Subsidiary for consideration consisting only of Equity Interests of the Company or any of its Subsidiaries;

(11) Investments existing on the Issue Date;

(12) repurchases of, or other Investments in, the notes;

(13) advances, deposits and prepayments for purchases of any assets, including any Equity Interests;

(14) other Investments (including Investments in Unrestricted Subsidiaries) having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (14) since the date of the Indenture, that are at the time outstanding, not to exceed the greater of (x) $100.0 million and (y) 6.75% of the Consolidated Total Assets of the Company;

(15) Investments in Permitted Joint Ventures and /or a Permitted Business having an aggregate fair market value, taken together with all Investments made pursuant to this clause (15), that are at the time outstanding, not to exceed the greater of (x) $50.0 million and (y) 3.25% of the Consolidated Total Assets of the Company;

(16) Investments in Excluded Subsidiaries, provided such Investment is a non-cash Investment in the form of a contribution of real estate assets or rights or ownership in or of real property from the Company or a Restricted Subsidiary to an Excluded Subsidiary;

(17) stock, obligations or securities received in satisfaction of judgments;

(18) any Investment in securities having an Investment Grade Rating; and

(19) any Eligible Escrow Investments made as contemplated by the provisions described under “Escrow of Proceeds; Release Conditions”.

“Permitted Joint Venture” means any Person which is not a Subsidiary and is, directly or indirectly, through its Subsidiaries or otherwise, engaged principally in a Permitted Business, and a portion of the Equity Interests of which is owned by the Company or its Restricted Subsidiaries, on the one hand, and one or more Persons other than the Company or any Affiliate of the Company, on the other hand.

“Permitted Liens” means:

(1) Liens on the assets of the Company and any Restricted Subsidiary securing Indebtedness permitted to be incurred under clause (1) of the second paragraph under the covenant “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(2) Liens in favor of the Company or any Subsidiary Guarantor;

(3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company (or any Lien on the proceeds from any sale, liquidation or other disposition of such property); provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

(4) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company (or any Lien on the proceeds from any sale, liquidation or other disposition of such property), provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by the Company or the Restricted Subsidiary;

(5) Liens existing on the date of the Indenture (other than under the Credit Facilities);

(6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled “Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” covering only the assets acquired with such Indebtedness (or any Lien on the proceeds from any sale, liquidation or other disposition of such assets);

(7) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other assets relating to such letters of credit and products and proceeds thereof;

(8) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any Restricted Subsidiary, including rights of offset and setoff;

(9) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more of accounts maintained by the Company or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements;

(10) Liens securing all of the notes and Liens securing any Subsidiary Guarantee;

(11) Liens securing Hedging Obligations entered into for bona fide hedging purposes of the Company or any Restricted Subsidiary not for the purpose of speculation;

(12) Liens in favor of the Trustee as provided for in the Indenture on money or property held or collected by the Trustee in its capacity as Trustee;

(13) other Liens with respect to obligations that do not in the aggregate exceed $30.0 million at any time outstanding;

(14) Liens on assets or the Capital Stock of Foreign Subsidiaries securing Indebtedness of Foreign Subsidiaries incurred in accordance with clause (13) of the second paragraph under the covenant described under “—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(15) Liens to secure Permitted Additional Pari Passu Obligations;

(16) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(17) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided, that, any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(18) Liens securing Permitted Refinancing Indebtedness incurred to refinance Indebtedness that was previously so secured, and permitted to be secured under the Indenture; provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is or could be the security for or subject to a Permitted Lien hereunder;

(19) attachment or judgment Liens not giving rise to a Default or an Event of Default;

(20) Liens on the Capital Stock of Unrestricted Subsidiaries securing Indebtedness of such Unrestricted Subsidiaries;

(21) pledges or deposits under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which the Company or any Restricted Subsidiary is a party, or deposits to secure public or statutory obligations of the Company or any Restricted Subsidiary or deposits or cash or Government Securities to secure surety or appeal bonds to which the Company or any Restricted Subsidiary is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case incurred in the ordinary course of business;

(22) Liens imposed by law, including carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;

(23) encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or liens incidental to the conduct of the business of the Company or a Restricted Subsidiary or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Company or such Restricted Subsidiary;

(24) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(25) Liens on accounts receivable, Securitization Assets and related assets incurred in connection with a Qualified Securitization Facility; and

(26) Liens ranking junior to the Liens securing the notes and the Subsidiary Guarantees.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of any reasonably determined premium necessary to accomplish such refinancing and such reasonable expenses, fees and defeasance costs incurred in connection therewith);

(2) (a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the notes, the Permitted Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the notes, the Permitted Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the notes;

(3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is a Subordinated Obligation, such Permitted Refinancing Indebtedness is subordinated in right of payment to the notes on terms at least as favorable to the Holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(4) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is unsecured, such Permitted Refinancing Indebtedness must be unsecured;

(5) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(6) such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Indebtedness is incurred is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded that were due on or after the date that is one year following the last maturity date of any notes then outstanding were instead due on such date.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrue after the commencement of any insolvency proceeding, whether or not allowed or allowable as a claim in any such insolvency proceeding.

“Preferred Stock” means, as applied to the Capital Stock of any corporation, Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Public Equity Offering” means an offer and sale of Capital Stock (other than Disqualified Stock) of the Company pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company).

“Qualified Securitization Facility” means any Securitization Facility constituting a securitization financing facility that meets the following conditions: (i) the board of directors of the Company shall have determined in good faith that such Securitization Facility is in the aggregate economically fair and reasonable to the Company and (ii) all sales and/or contributions of Securitization Assets and related assets to the applicable Securitization Subsidiary are made at fair market value (as determined in good faith by the Company).

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company which shall be substituted for Moody’s or S&P or both, as the case may be.

“Registrar” means the Person so designated by the Company in accordance with the Indenture, initially, the Trustee.

“Registration Rights Agreement” means the Registration Rights Agreement related to the initial notes issued on the Issue Date, among the Company, the Subsidiary Guarantors and the Initial Purchasers.

“Replacement Assets” means (1) non-current tangible assets that will be used or useful in a Permitted Business or (2) substantially all the assets of a Permitted Business or a majority of the Voting Stock of any Person engaged in a Permitted Business that will become on the date of acquisition thereof a Restricted Subsidiary.

“Rescission Offer” means a rescission offer or offers to be launched by the Company under which the Company will offer (using cash and/or Capital Stock) to (a) rescind and repurchase the units (consisting, in part, of Capital Stock of the Company), including any unrealized losses with respect to such units, sold to or issued to Persons in the GenCorp Stock Fund of the GenCorp Savings Plan who may have been deemed to have purchased such units that were “sold” in violation of Section 5 of the Securities Act, or any similar state laws, (b) make payments to Persons who sold such units at a loss or who have unrealized losses with respect to such units and (c) pay interest to affected Persons; provided that the Rescission Offer shall not include the rescission of units purchased by participants after the effective date of the Company’s registration statement on Form S-8 dated June 30, 2008.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Rocketdyne” has the meaning set forth in the definition of “Acquisition”.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Leaseback Transaction” means, with respect to any Person, any transaction involving any of the assets or properties of such Person whether now owned or hereafter acquired, whereby such Person sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which such Person intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

“Second Priority Liens” means all Liens in favor of the Collateral Agent on Collateral securing the Second Priority Obligations, including, without limitation, any Permitted Additional Pari Passu Obligations.

“Second Priority Obligations” means the Indebtedness incurred and Obligations under the Indenture and any Permitted Additional Pari Passu Obligations.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securitization Assets” means the accounts receivable, royalty or other revenue streams and other rights to payment and any other assets related thereto subject to a Qualified Securitization Facility and the proceeds thereof.

“Securitization Facility” means any of one or more receivables or securitization financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Company or any of its Restricted Subsidiaries (other than a Securitization Subsidiary) pursuant to which the Company or any of its Restricted Subsidiaries sells or grants a security interest in its accounts receivable or Securitization Assets or assets related thereto to either (a) a Person that is not a Restricted Subsidiary or (b) a Securitization Subsidiary that in turn sells its accounts receivable to a Person that is not a Restricted Subsidiary.

“Securitization Subsidiary” means any Subsidiary formed for the purpose of, and that solely engages only in one or more Qualified Securitization Facilities and other activities reasonably related thereto.

“Security Agreement” means the security agreement dated as of June 14, 2013 between the Collateral Agent, the Company and the Subsidiary Guarantors granting, among other things, a Second Priority Lien on the Collateral subject to Permitted Liens, in each case in favor of the Collateral Agent for its benefit and for the benefit of the trustee and the holders of the notes and the holders of any Permitted Additional Pari Passu Obligations, as amended, modified, restated, supplemented or replaced from time to time in accordance with its terms.

“Security Documents” means the Security Agreement, the Intercreditor Agreement and all of the security agreements, pledges, collateral assignments, deeds of trust, trust deeds or other instruments evidencing or creating or purporting to create any security interests in favor of the Collateral Agent for its benefit and for the benefit of the trustee and the holders of the notes and the holders of any Permitted Additional Pari Passu Obligations, in all or any portion of the Collateral, as amended, modified, restated, supplemented or replaced from time to time.

“Significant Subsidiary” means any Subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X under the Exchange Act.

“Specified Excluded Subsidiary” means Easton Development Company, LLC.

“Specified Legal Claims” means (a) claims arising from environmental and litigation matters described in the Company’s Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q and (b) Esten Morgan, Shawn Morgan v. Aerojet General Corporation, Arden-Cordova Water Services, Cordova Chemical Company, McDonnell Douglas Corporation and Southern California Water Company, California Superior Court, Sacramento.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Obligation” means any Indebtedness of the Company or a Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter incurred) which is expressly subordinated by its terms in right of payment to the notes or the Subsidiary Guarantee of such Subsidiary Guarantor.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“Subsidiary Guarantee” means the Guarantee by any Subsidiary Guarantor of the Company’s payment obligations under the notes.

“Subsidiary Guarantors” means:

(1) each direct or indirect Domestic Subsidiary of the Company that is a Restricted Subsidiary; and

(2) any other Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture;

and their respective successors and assigns until released from their obligations under their Subsidiary Guarantees and the Indenture in accordance with the terms of the Indenture.

“Transactions” means, collectively, the Acquisition, the offering of the initial notes, the initial borrowings under the New Term Loans, the repayment of debt occurring on June 14, 2013, and the payment of related fees and expenses.

“Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, deposit accounts, overdraft, credit or debit cards, stored value cards, purchase cards (including so called “procurement cards” or “P-cards”), funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other similar services.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such statistical release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to March 15, 2016; provided, however, that if the period from the Redemption Date to March 15, 2016 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Uniform Commercial Code” means the New York Uniform Commercial Code, as in effect from time to time.

“Unrestricted Subsidiary” means (i) Easton Development Company, LLC and (ii) any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors in compliance with the covenant described under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” and any Subsidiary of such Subsidiary.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (2) the then outstanding principal amount of such Indebtedness.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain material U.S. federal income tax consequences of the exchange offer to holders of initial notes, but is not a complete analysis of all potential tax effects. The summary below is based upon the Internal Revenue Code of 1986, as amended (the “Code”), regulations of the Treasury Department, administrative rulings and pronouncements of the Internal Revenue Service and judicial decisions, all of which are subject to change, possibly with retroactive effect. This summary does not address all of the U.S. federal income tax consequences that may be applicable to particular holders, including dealers in securities, financial institutions, insurance companies and tax-exempt organizations. In addition, this summary does not consider the effect of any foreign, state, local, gift, estate or other tax laws that may be applicable to a particular holder. This summary applies only to a holder that holds such initial notes as a capital asset within the meaning of Section 1221 of the Code.

An exchange of initial notes for new notes pursuant to the exchange offer will not be treated as a taxable exchange or other taxable event for U.S. federal income tax purposes. Accordingly, there will be no U.S. federal income tax consequences to holders who exchange their initial notes for new notes in connection with the exchange offer and any such holder will have the same adjusted tax basis and holding period in the new notes as it had in the initial notes immediately before the exchange.

The foregoing discussion of certain U.S. federal income tax considerations does not consider the facts and circumstances of any particular holder’s situation or status. Accordingly, each holder of initial notes considering this exchange offer should consult its own tax advisor regarding the tax consequences of the exchange offer to it, including those under state, foreign and other tax laws.

PLAN OF DISTRIBUTION

If you want to participate in the exchange offer, you must represent, among other things, that you:

•	are not a broker-dealer that acquired the initial notes from us or in market-making transactions or other trading activities;

•	acquire the new notes issued in the exchange offer in the ordinary course of your business;

•	are not participating, and do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the new notes issued in the exchange offer; and

•	are not an “affiliate” of ours, as defined in Rule 405 of the Securities Act.

If you fail to satisfy any of these conditions, you cannot rely on the position of the SEC set forth in the no-action letters referred to above under “The Exchange Offer—Terms of the Exchange Offer” and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the new notes.

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for initial notes where such initial notes were acquired as a result of market-making activities or other trading activities. We have agreed in the Registration Rights Agreement that we will allow Exchanging Dealers and any other persons, if any, with similar prospectus delivery requirements to use this prospectus in connection with the resale of such new notes, for a period commencing on the day the exchange offer is consummated and continuing for 90 days (or such shorter period during which Exchanging Dealers are required by law to deliver such prospectus); provided however, that if for any day during such period we restrict the use of this prospectus, such period will be extended on a day-for-day basis. In addition, until         , 20    , all dealers effecting transactions in the Exchange Securities may be required to deliver a prospectus.

We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on any such resale of new notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 90 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. Any such requests should be directed to GenCorp Inc., Attention: Corporate Secretary, GenCorp Inc., 2001 Aerojet Road, Rancho Cordova, California 95742 , telephone: (916) 355-4000.

We have agreed in the Registration Rights Agreement to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the securities, (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the new notes and guarantees will be passed upon for us by Olshan Frome Wolosky LLP, New York, New York. Certain legal matters relating to Ohio law will be passed upon for us by Ulmer & Berne LLP, Cleveland, Ohio.

EXPERTS

Our consolidated financial statements incorporated in this prospectus by reference to our Current Report on Form 8-K dated July 26, 2013 and the financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended November 30, 2012 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm given on the authority of said firm as experts in auditing and accounting.

The audited historical financial statements of Rocketdyne incorporated in this prospectus by reference to our Current Report on Form 8-K/A dated July 26, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

GenCorp Inc.

Offer to Exchange up to

$460,000,000

7.125% Second-Priority Senior Secured Notes due 2021

and the guarantees thereof

which have been registered under the Securities Act of 1933

For Any and All Outstanding Unregistered

7.125% Second-Priority Senior Secured Notes due 2021

and the guarantees thereof

PROSPECTUS

                , 2013

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Applicable Laws of Ohio

Section 1701.13(E) of the Ohio General Corporation Law authorizes a corporation under certain circumstances to indemnify any director, trustee, officer, employee or agent in respect of expenses and other costs reasonably incurred by him in connection with any action, suit or proceeding to which he is made a party or threatened to be made a party by reason of the fact that he was a director, trustee, officer, employee or agent of the corporation. In general, indemnification is permissible only if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and in any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. In respect of any action by or in right of the corporation, indemnification is not permitted if the person is adjudged liable for negligence or misconduct in the performance of his duty to the corporation unless authorized by a court. To the extent that a director, trustee, officer, employee or agent has been successful in the defense of any such action, suit or proceeding, he is entitled to be indemnified against his reasonable expenses incurred in connection therewith by Section 1701.13(E)(3) of the Ohio General Corporation Law.

Code of Regulations

Article Two, Section 10 of our Code of Regulations concerns indemnification of our directors and officers and provides as follows:

The Corporation shall indemnify, to the full extent then permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a member of the Board of Directors or an officer, employee, member, manager or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, limited liability company, or a partnership, joint venture, trust or other enterprise. The Corporation shall pay, to the full extent then required by law, expenses, including attorney’s fees, incurred by a member of the Board of Directors in defending any such action, suit or proceeding as they are incurred, in advance of the final disposition thereof, and may pay, in the same manner and to the full extent then permitted by law, such expenses incurred by any other person. The indemnification and payment of expenses provided hereby shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under any law, the Articles of Incorporation, any agreement, vote of shareholders or disinterested members of the Board of Directors, or otherwise, both as to action in official capacities and as to action in another capacity while he or she is a member of the Board of Directors, or an officer, employee or agent of the Corporation, and shall continue as to a person who has ceased to be a member of the Board of Directors, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

The Corporation may, to the full extent then permitted by law and authorized by the Board of Directors, purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, on behalf of or for any persons described in the preceding paragraph against any liability asserted against and incurred by any such person in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such liability. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.

The Corporation, upon approval by the Board of Directors, may enter into agreements with any persons whom the Corporation may indemnify under this Code of Regulations or under law and undertake thereby to indemnify such persons and to pay the expenses incurred by them in defending any action, suit or proceeding against them, whether or not the Corporation would have the power under law or this Code of Regulations to indemnify any such person.

Contracts

We maintain and pay the premiums on contracts insuring the directors and officers of the Registrant and its subsidiaries (subject to the policy’s terms, conditions and exclusions) for liability that the directors and officers, or the Registrant or its subsidiaries (in certain situations), may incur in performing their directorship or officership duties. The insurance contract provides coverage for loss, including defense expense, even in the absence of indemnity by the corporation to the individual director or officer.

We have entered into indemnification agreements with all of our directors and executive officers to indemnify them against certain liabilities and expenses, including legal fees, that they may incur by reason of their relationship to the company. In general, the company is required to indemnify an individual who is a director or an officer for such liabilities and expenses unless (i) if the person is a director, it is proved by clear and convincing evidence that his or her action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the company or undertaken with reckless disregard for the best interests of the company, subject to certain exceptions, or (ii) if the person is an executive officer only, he or she did not act in good faith or in a manner that he or she reasonably believed to be in or not opposed to the best interests of the company, subject to certain exceptions. In addition, each director and officer is to be indemnified against any amount that he or she becomes obligated to pay relating to or arising out of any claim made against him or her because of any act or failure to act or neglect or breach of duty that he or she commits or permits while acting as a director or officer of the company, subject to certain exceptions. In respect of any criminal proceeding, the company is required to indemnify each director and officer if such person had no reasonable cause to believe his or her conduct was unlawful. Each director and officer will also be indemnified for expenses actually and reasonably incurred by him or her to the extent that such individual is successful on the merits in any action.

Item 21.	Exhibits

Exhibit No.	Description of Document

3.1	Amended Articles of Incorporation of GenCorp filed with the Secretary of State of Ohio on March 28, 2007 (incorporated by reference to Exhibit 3.1 to GenCorp Inc.’s Annual Report on Form 10-K for the fiscal year ended November 30, 2007 filed on January 25, 2008).

3.2	The Amended Code of Regulations of GenCorp, as amended on March 28, 2007 (incorporated by reference to Exhibit 3.2 to GenCorp Inc.’s Annual Report on Form 10-K for the fiscal year ended November 30, 2007 filed on January 25, 2008

3.3	Certificate of Amendment to Amended Articles of Incorporation of GenCorp Inc. filed with the Secretary of State of Ohio on March 29, 2010 (incorporated by reference to Exhibit 3.3 to GenCorp Inc.’s Annual Report on Form 10-K for the fiscal year ended November 30, 2010 filed on February 2, 2011

3.4	Amended and Restated Articles of Incorporation of Aerojet Rocketdyne, Inc. *

3.5	Amended and Restated Code of Regulations of Aerojet Rocketdyne, Inc. *

3.6	Certificate of Incorporation of Aerojet Rocketdyne of DE, Inc. as amended *

3.7	Amended and Restated Bylaws of Aerojet Rocketdyne of DE, Inc. *

3.8	Certificate of Incorporation of Arde, Inc. as amended *

3.9	Amended and Restated Bylaws of Arde, Inc. *

3.10	Certificate of Incorporation of Arde-Barinco, Inc. *

3.11	Bylaws of Arde-Barinco, Inc. *

Exhibit No.	Description of Document

4.1	Indenture for the Senior Secured Notes, dated as of January 28, 2013, between UR Financing Escrow Corporation, and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 of the GenCorp Inc. current report on Form 8-K filed on February 1, 2013).

4.2	First Supplemental Indenture to the Senior Secured Notes, dated as of June 14, 2013, among GenCorp Inc., Aerojet Rocketdyne of DE, Inc., Arde, Inc. and Arde-Barinco, Inc., and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 of the GenCorp Inc. current report on Form 8-K filed on June 14, 2013).

4.3	Registration Rights Agreement, dated as of January 28, 2013, among GenCorp Inc and Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., Wells Fargo Securities, LLC, and SunTrust Robinson Humphrey, Inc., as representatives of the purchasers named therein (incorporated by reference to Exhibit 10.2 of the GenCorp Inc. current report on Form 8-K filed on February 1, 2013).

4.4	Joinder to the Registration Rights Agreement dated as of June 14, 2013 among GenCorp Inc., Aerojet Rocketdyne of DE, Inc., Arde, Inc. and Arde-Barinco, Inc. (incorporated by reference to Exhibit 10.5 of the GenCorp Inc. current report on Form 8-K filed on June 14, 2013).

4.5	Intercreditor Agreement, dated as of June 14, 2013, among Wells Fargo, National Association as credit agreement agent and U.S. Bank National Association as trustee under the indenture and U.S. Bank National Association as second lien collateral agent, acknowledged by GenCorp and the subsidiary guarantors (incorporated by reference to Exhibit 10.3 of the GenCorp Inc. current report on Form 8-K filed on June 14, 2013).

4.6	Second Lien Security Agreement, dated as of June 14, 2013, by and among GenCorp Inc., certain subsidiaries of GenCorp Inc. and U.S. Bank National Association, as Note Trustee and Collateral Agent (incorporated by reference to Exhibit 10.1 of the GenCorp Inc. current report on Form 8-K filed on June 14, 2013).

5.1	Opinion of Olshan Frome Wolosky LLP *

5.2	Opinion of Ulmer & Berne LLP *

12.1	Computation of Ratio of Earnings to Fixed Charges **

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm *

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm *

23.3	Consent of Olshan Frome Wolosky LLP (included in Exhibit 5.1)

23.4	Consent of Ulmer & Berne LLP (included in Exhibit 5.2)

24.1	Power of Attorney **

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as Trustee with respect to Exhibit 4.1 **

99.1	Form of Letter of Transmittal **

99.2	Form of Letter to DTC Participants **

99.3	Form of Letter to Clients **

99.4	Form of Instructions to DTC Participant from Beneficial Owner **

99.5	Form of Exchange Agent Agreement **

*	Filed herewith
**	Previously filed

Item 22.	Undertakings

Each of the undersigned registrants hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, an undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that a registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

(b) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rancho Cordova, California, on the 6th day of September, 2013.

GENCORP INC.

By:	/s/ Kathleen E. Redd
	Name:	Kathleen E. Redd
	Title:	Vice President, Chief Financial Officer and Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 6th day of September, 2013.

Signature	Title(s)
* Scott J. Seymour	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Kathleen E. Redd Kathleen E. Redd	Vice President, Chief Financial Officer and Assistant Secretary (Principal Financial Officer and Principal Accounting Officer)

* Warren G. Lichtenstein	Chairman of the Board of Directors

* Thomas A. Corcoran	Director

* James R. Henderson	Director

* David A. Lorber	Director

* James H. Perry	Director

* Martin Turchin	Director

* Merrill A. McPeak	Director

*By:	/s/ Kathleen E. Redd Kathleen E. Redd as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rancho Cordova, California, on the 6th day of September, 2013.

AEROJET ROCKETDYNE, INC.

By:	/s/ Kathleen E. Redd
	Name:	Kathleen E. Redd
	Title:	Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 6th day of September, 2013.

Signature	Title(s)

* Scott J. Seymour	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Kathleen E. Redd Kathleen E. Redd	Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)

* Warren M. Boley Jr.	Director

*By:	/s/ Kathleen E. Redd Kathleen E. Redd as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rancho Cordova, California, on the 6th day of September, 2013.

AEROJET ROCKETDYNE OF DE, INC.

By:	/s/ Kathleen E. Redd
	Name:	Kathleen E. Redd
	Title:	Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 6th day of September, 2013.

Signature	Title(s)

* Scott J. Seymour	President and Director (Principal Executive Officer)

/s/ Kathleen E. Redd Kathleen E. Redd	Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

* Christopher C. Cambria	Vice President, Secretary and Director

*By:	/s/ Kathleen E. Redd Kathleen E. Redd as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rancho Cordova, California, on the 6th day of September, 2013.

ARDE, INC.

By:	/s/ Kathleen E. Redd
	Name:	Kathleen E. Redd
	Title:	Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 6th day of September, 2013.

Signature	Title(s)

* Scott J. Seymour	President and Director (Principal Executive Officer)

/s/ Kathleen E. Redd Kathleen E. Redd	Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

* Christopher C. Cambria	Vice President, Secretary and Director

*By:	/s/ Kathleen E. Redd Kathleen E. Redd as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rancho Cordova, California, on the 6th day of September, 2013.

ARDE-BARINCO, INC.

By:	/s/ Kathleen E. Redd
	Name:	Kathleen E. Redd
	Title:	Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 6th day of September, 2013.

Signature	Title(s)

* Scott J. Seymour	President and Director (Principal Executive Officer)

/s/ Kathleen E. Redd Kathleen E. Redd	Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

* Christopher C. Cambria	Vice President, Secretary and Director

*By:	/s/ Kathleen E. Redd Kathleen E. Redd as Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description of Document

3.1	Amended Articles of Incorporation of GenCorp filed with the Secretary of State of Ohio on March 28, 2007 (incorporated by reference to Exhibit 3.1 to GenCorp Inc.’s Annual Report on Form 10-K for the fiscal year ended November 30, 2007 filed on January 25, 2008).

3.2	The Amended Code of Regulations of GenCorp, as amended on March 28, 2007 (incorporated by reference to Exhibit 3.2 to GenCorp Inc.’s Annual Report on Form 10-K for the fiscal year ended November 30, 2007 filed on January 25, 2008

3.3	Certificate of Amendment to Amended Articles of Incorporation of GenCorp Inc. filed with the Secretary of State of Ohio on March 29, 2010 (incorporated by reference to Exhibit 3.3 to GenCorp Inc.’s Annual Report on Form 10-K for the fiscal year ended November 30, 2010 filed on February 2, 2011

3.4	Amended Articles of Incorporation of Aerojet Rocketdyne, Inc. *

3.5	Amended and Restated Code of Regulations of Aerojet Rocketdyne, Inc. *

3.6	Certificate of Incorporation of Aerojet Rocketdyne of DE, Inc. as amended *

3.7	Amended and Restated Bylaws of Aerojet Rocketdyne of DE, Inc. *

3.8	Certificate of Incorporation of Arde, Inc. as amended *

3.9	Amended and Restated Bylaws of Arde, Inc. *

3.10	Certificate of Incorporation of Arde-Barinco, Inc. *

3.11	Bylaws of Arde-Barinco, Inc. *

4.1	Indenture for the Senior Secured Notes, dated as of January 28, 2013, between UR Financing Escrow Corporation, and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 of the GenCorp Inc. current report on Form 8-K filed on February 1, 2013).

4.2	First Supplemental Indenture to the Senior Secured Notes, dated as of June 14, 2013, among GenCorp Inc., Aerojet Rocketdyne of DE, Inc., Arde, Inc. and Arde-Barinco, Inc., and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 of the GenCorp Inc. current report on Form 8-K filed on June 14, 2013).

4.3	Registration Rights Agreement, dated as of January 28, 2013, among GenCorp Inc and Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., Wells Fargo Securities, LLC, and SunTrust Robinson Humphrey, Inc., as representatives of the purchasers named therein (incorporated by reference to Exhibit 10.2 of the GenCorp Inc. current report on Form 8-K filed on February 1, 2013).

4.4	Joinder to the Registration Rights Agreement dated as of June 14, 2013 among GenCorp Inc., Aerojet Rocketdyne of DE, Inc., Arde, Inc. and Arde-Barinco, Inc. (incorporated by reference to Exhibit 10.5 of the GenCorp Inc. current report on Form 8-K filed on June 14, 2013).
4.5	Intercreditor Agreement, dated as of June 14, 2013, among Wells Fargo, National Association as credit agreement agent and U.S. Bank National Association as trustee under the indenture and U.S. Bank National Association as second lien collateral agent, acknowledged by GenCorp and the subsidiary guarantors (incorporated by reference to Exhibit 10.3 of the GenCorp Inc. current report on Form 8-K filed on June 14, 2013).

4.6	Second Lien Security Agreement, dated as of June 14, 2013, by and among GenCorp Inc., certain subsidiaries of GenCorp Inc. and U.S. Bank National Association, as Note Trustee and Collateral Agent (incorporated by reference to Exhibit 10.1 of the GenCorp Inc. current report on Form 8-K filed on June 14, 2013).

5.1	Opinion of Olshan Frome Wolosky LLP *

5.2	Opinion of Ulmer & Berne LLP *

Exhibit No.	Description of Document

12.1	Computation of Ratio of Earnings to Fixed Charges **

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm *

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm *

23.3	Consent of Olshan Frome Wolosky LLP (included in Exhibit 5.1)

23.4	Consent of Ulmer & Berne LLP (included in Exhibit 5.2)

24.1	Power of Attorney **

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as Trustee with respect to Exhibit 4.1 **

99.1	Form of Letter of Transmittal **

99.2	Form of Letter to DTC Participants **

99.3	Form of Letter to Clients **

99.4	Form of Instructions to DTC Participant from Beneficial Owner **

99.5	Form of Exchange Agent Agreement **

*	Filed herewith
**	Previously filed